POST-EFFECTIVE AMENDMENT (FOR FILINGS MADE UNDER THE 1940 ACT ONLY)

Registration Nos. 811-04782

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2025

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 313	☒
(Check appropriate box or boxes)

HSBC FUNDS
(Exact name of registrant as specified in charter)
66 Hudson Boulevard E., 4th Floor

New York, New York 10001
(Address of principal executive offices)
Registrant's Telephone Number, including area code: (800) 782-8183

Stefano Michelagnoli, President

66 Hudson Boulevard E., 4th Floor

New York, New York 10001
(Name and address of agent for service)
Please send copies of all communications to:

Brenden P. Carroll, Esq.
Dechert LLP
1900 K Street, N.W.
Washington, D.C. 20006-2401

It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

Explanatory Note

HSBC Funds (the “Trust”), on behalf of HSBC Radiant U.S. Smaller Companies Portfolio (the “Portfolio”), has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the Portfolio (“Interests”) are not being registered under the Securities Act of 1933, as amended (the “1933 Act”). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any Interests of the Portfolio.

PART A

HSBC RADIANT U.S. SMALLER COMPANIES PORTFOLIO

(FORMERLY, HSBC RADIANTESG U.S. SMALLER COMPANIES PORTFOLIO)

February 28, 2025

HSBC Funds (the “Trust”) is an open-end management investment company that currently consists of multiple series, each of which generally has its own distinct investment objectives and policies. The Trust is organized as a trust under the laws of the State of Delaware. The HSBC Radiant U.S. Smaller Companies Portfolio (the “Portfolio”), which is described herein, is a series of the Trust.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Responses to Items 1, 2, 3, 4 and 13 of Form N-1A have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

RADIANT U.S. SMALLER COMPANIES PORTFOLIO

Investment Advisers

HSBC Global Asset Management (USA), Inc. is the Portfolio’s investment adviser. Radiant Global Investors LLC (“Radiant” or the “Subadviser”) is the Portfolio’s subadviser.

Portfolio Managers

Investment decisions for the Portfolio are made by the investment team at the Subadviser which is led by Kathryn McDonald, co-founder and Head of Investments and Sustainability, Harry Prabandham, Chief Investment Officer and Kevin Lin, CFA, Senior Portfolio Manager. Mr. Prabandham and Mr. Lin are responsible for the day-to-day management of the Portfolio. The Radiant Investment Forum, which is chaired by Ms. McDonald, provides oversight of research and investment activities of the investment strategy for the Portfolio. Ms. McDonald and Messrs. Prabandham and Lin have been portfolio managers of the Portfolio since June 2022.

Purchasing and Selling Your Shares

Beneficial interests in the Portfolio are not offered to the public. Only accredited investors may directly purchase an interest in the Portfolio. However, non-accredited investors may purchase shares of an investment company that invests all of its assets in the Portfolio (the “Feeder Fund”). Shares of the Feeder Fund are offered in a separate prospectus. Non-accredited investors may purchase or redeem shares of the Feeder Fund pursuant to the procedures contained in the Feeder Fund’s prospectus. Each investor may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open. There is no minimum initial or subsequent investment in the Portfolio.

Tax Information

The Portfolio intends to operate as a partnership for federal income tax purposes. Therefore, the Portfolio will generally not be subject to federal income tax. Each investor will take into account its share of the Portfolio’s ordinary income and losses and capital gains and losses in determining its income tax liability and, for each investor that is a regulated investment company, its qualifications as a regulated investment

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company under Subchapter M of the Internal Revenue Code (the “Code”). The determination of each investor’s share of the Portfolio’s ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS

Investment Objectives, Policies and Strategies

The following summary describes the investment objectives and principal investment strategies of the Portfolio. This Part A does not disclose all the types of securities or investment strategies that the Portfolio may use. The Portfolio’s Part B provides more information about the securities, investment policies and risks described in this Part A.

There can be no assurance that the Portfolio will achieve its investment objectives. The investment objective of the Portfolio may be changed without investor approval. If there is a change in the investment objective of the Portfolio, investors in the Portfolio should consider whether the Portfolio remains an appropriate investment in light of their then-current financial position and needs.

Radiant U.S. Smaller Companies Portfolio

The Portfolio’s investment objective is long-term growth of capital.

The Portfolio seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its net assets, plus borrowings for investment purposes, in U.S. equity securities of small and mid-cap companies that meet the Subadviser’s (as defined below) fundamental and environmental, social, and governance (“ESG”) criteria described below (measured at the time of purchase). Small- and mid-cap companies generally are defined as those companies with market capitalizations within the range represented in the Bloomberg US 2500 Growth Total Return Index (as of December 31, 2024 , between approximately $ 430  million and $ 37.85 billion ). The Portfolio may also invest in equity securities of larger, more established companies.

Radiant Global Investors LLC , the Portfolio’s subadviser, uses proprietary models to evaluate companies along key fundamental characteristics as well as ESG criteria. In managing the Portfolio, Radiant seeks to identify and invest in companies with compelling fundamentals and attractive ESG profiles.

The Subadviser’s fundamental view of companies is primarily assessed using two proprietary models: Comprehensive Quality and Stock Sentiment.

•	The Comprehensive Quality Model seeks to identify companies with higher profitability, greater earnings stability, and higher perceived sustainability of earnings as indicated by lower levels of asset growth, lower use of accruals, and other measures.
•	The Stock Sentiment Model seeks to identify companies with attractive earnings revisions, positive industry momentum, and positive news sentiment.

The Subadviser uses its proprietary Positive Change Model to evaluate companies using ESG criteria. The Positive Change Model seeks to identify companies that are “ESG Leaders” (companies believed to have leading ESG positioning in their relevant industries/sectors), “ESG Evolvers” (companies believed to be improving their ESG positioning in their relevant industries/sectors) and “Impact Leaders” (companies with products and services believed to be aligned to the United Nations Sustainable Development Goals (“UNSDGs”)). The Positive Change Model assigns multiple “scores” to each company in the Portfolio’s investment universe based on these ESG and Impact criteria. Company-level E, S, and G scores and combined ESG scores, along with company-level Impact scores, are the primary criteria in Radiant’s assessment of a company’s ESG profile. The Subadviser believes that these scores convey material information on a company’s operational strengths and weaknesses as well as a company’s positioning with respect to systemic forces (including climate change) that Radiant believes will

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economically affect all companies. The Subadviser uses proprietary and third-party data to assess ESG and Impact exposure to specific criteria, including, for example, greenhouse gas (“GHG”) emissions, water use, diversity, human rights, corporate ethical behavior and board structure/independence. The importance and weighting of ESG and Impact criteria will vary by industry/sector. Radiant defines “Impact” as the percentage of net revenue aligned to the UNSDGs, a globally accepted standard for evaluating investment impact.

Radiant uses a “bottom-up” investment process in which stocks deemed to exhibit excessive tail risk (e.g., micro-cap companies, companies with excessive valuations or volatility, companies that operate in controversial business lines, and companies facing severe controversies) are first excluded from the Portfolio’s investment universe and not considered for investment. Companies that operate in controversial business lines are generally those that are directly engaged in and/or derive significant revenue from, business lines that are believed to be inconsistent with environmental and socially-aware investing, including:

•	Tobacco;
•	Coal mining/production; and
•	Casinos and gambling.*

* Please see Part B for complete list of all business-line exclusions.

Companies facing severe controversies are generally those that are believed to be the worst offenders when it comes to unethical behavior, environmental damage, legal liability or violation of human rights and liberties.

After excluding stocks that are deemed to exhibit excessive tail risk, an initial portfolio is constructed from companies scoring highly along both fundamental and ESG criteria, subject to risk management criteria (e.g., industry/sector exposure and position size); then Radiant performs a qualitative review before constructing the final Portfolio. After purchase, the Subadviser will sell a stock if the company no longer exhibits both compelling fundamentals and an attractive ESG profile.

The Subadviser believes that incorporating ESG criteria into its investment process is an important complement to its two fundamental models (Comprehensive Quality and Stock Sentiment). The Subadviser’s objective in evaluating ESG considerations is to identify threats faced by companies, including transition and regulatory risk, as well as investment opportunities associated with the more efficient use of natural resources, more effective use of human resources and better governance. The Subadviser also believes that attractive ESG characteristics will economically advantage companies relative to their peers, potentially characterized by superior earnings growth, fewer incidents of legal or regulatory action, greater talent attraction and retention, and fewer incidents of value-destroying ethical or governance malfeasance.

The Portfolio will invest primarily in U.S. common stocks, but may, to a limited extent, invest in other types of securities, such as non-U.S. securities listed on U.S. securities exchanges.

The Portfolio may seek a temporary or defensive position in response to unfavorable economic or market conditions, while waiting for suitable investment opportunities, or under other circumstances (e.g., to seek returns on excess cash) as the Adviser and/or Subadviser, as applicable, deems appropriate. When the Portfolio is seeking a temporary or defensive position, it may invest part or all of its assets in: cash or cash equivalents; time deposits, certificates of deposit and bankers’ acceptances issued by a commercial bank or savings and loan association; commercial paper rated at the time of purchase by one or more nationally recognized statistical rating organizations (“NRSROs”) in one of the two highest categories or, if not rated, issued by a corporation having a n outstanding unsecured debt issue rated high-grade by an NRSRO; short-term corporate obligations rated high-grade by an NRSRO; U.S. Government obligations; Government agency securities issued or guaranteed by U.S. Government - sponsored instrumentalities and federal agencies; repurchase agreements collateralized by the securities listed above; and both affiliated (including the HSBC U.S. Government Money Market Fund) and unaffiliated money market fund

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shares. The Portfolio’s investment objective may not be achieved while it is invested in a temporary or defensive position. The Portfolio may also borrow money for temporary or emergency purposes.

Risk Factors

An investment in the Portfolio is subject to investment risks, including the possible loss of the principal amount invested. This section provides more detailed information about the Portfolio’s principal investments and risks. This Part A does not disclose all the types of securities or investment strategies that the Portfolio may use. The Portfolio’s Part B provides more detailed information about the securities, investment policies and risks described in this Part A.

Principal Investment Risks

You could lose money by investing in the Portfolio. The Portfolio is subject to the following principal investment risks. The risks are presented in an order intended to facilitate readability, and their order does not imply that the realization of one risk is likely to occur more frequently than another risk, nor does it imply that the realization of one risk is likely to have a greater adverse impact than another risk.

•	Equity Securities Risk: The prices of equity securities fluctuate from time to time based on changes in a company’s financial condition, overall market and economic conditions, and government policies, including tax incentives and subsidies. Individual companies may report poor results or be negatively affected by industry investor and/or economic trends and other developments, and the prices of equity securities issued by such companies may suffer a decline in response. These factors contribute to price volatility, which is the principal risk of investing in funds that primarily hold, directly or indirectly, equity securities. Historically, the equity markets have moved in cycles and investments in equity securities in general are subject to market risks that may cause their prices to fluctuate over time. As a result, the value of equity securities may fluctuate drastically from day to day, as the market price of such securities increases or decreases. Equity securities have greater price volatility than debt instruments. Equity securities that are traded in the over-the-counter markets (rather than on a securities exchange) are generally less liquid and generally subject to less onerous corporate disclosure and governance standards. The risks of investing in equity securities also include:
•	Style Risk: The risk that use of a growth or value investing style may fall out of favor in the marketplace for various periods of time and result in significant declines in the value of the Portfolio’s investments. Growth stock prices reflect projections of future earnings or revenues and may decline dramatically if the company fails to meet those projections. Prices of these companies’ securities may be more volatile than other securities, particularly over the short term. A value stock may not increase in price as anticipated if other investors fail to recognize the company’s value and bid up the price, the markets favor faster-growing companies or the factors that were expected to increase the price of the security do not occur.

•	Capitalization Risk: Investments in medium and smaller capitalization companies may involve greater risks due to limited product lines as well as market and financial or managerial resources. Stocks of these companies may also be more volatile, more difficult to value accurately, less liquid and subject to the potential for greater declines in stock prices in response to selling pressure.

Stocks of smaller capitalization companies generally have more risk than medium capitalization companies. Small capitalization stocks tend to perform differently from other segments of the equity market or the equity market as a whole, and can be more volatile than stocks of medium or large capitalization companies. Small- capitalization companies may be newer or less established.

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Stocks of large capitalization companies may be volatile in the event of earnings disappointments or other financial developments. Large capitalization stocks can perform differently from other segments of the equity market or the equity market as a whole. Large capitalization companies may also be less flexible in evolving markets or unable to implement change as quickly as small or medium capitalization companies.

•	Issuer Risk: The value of a security may fluctuate for a variety of reasons that relate to the issuer, including, but not limited to, earnings prospects and overall financial position, management performance and reduced demand for the issuer’s products and services.
•	Market Risk: The value of the Portfolio’s investments may decline due to changing economic, political, social, regulatory or market conditions. Issuer, political, economic, regulatory, social or market developments can affect a single issuer, issuers within an industry or economic sector or geographic region or the market as a whole. In the short term, the Portfolio’s investments can fluctuate dramatically in response to these developments. Different parts of the market and different types of securities can react differently to these developments. Moreover, the conditions in one country or geographic region could adversely affect the Portfolio’s investments in a different country or geographic region due to increasingly interconnected global economies and financial markets. Even when markets perform well, there is no assurance that the investments held by the Portfolio will increase in value along with the broader market or maintain their value. In addition, market risk includes the risk that geopolitical or other types of events will disrupt the economy on a regional, national or global level. Events such as war, acts of terrorism, regional conflicts, market manipulation, government defaults, government shutdowns, natural/environmental disasters, inflation, rapid interest rate changes, supply chain disruptions, international sanctions, tariffs and other restrictions on trade, global recessions, social or political unrest or instability , the spread of infectious illness or other public health threats could also significantly impact the Portfolio and its investments, including in ways that cannot be foreseen. The Portfolio could be negatively impacted if the values of its investments were harmed by such political, social or economic events. Any market disruptions could also prevent the Portfolio from executing advantageous investment decisions in a timely manner.

If the Portfolio has focused their investments in a region enduring geopolitical or other types of market disruption, it will face higher risks of loss. Thus, investors should closely monitor current market conditions to determine whether the Portfolio meets their individual needs and tolerance for risk.

•	Model and Data Risk: The Subadviser employs proprietary quantitative models in selecting investments for the Portfolio. Investments selected using these models may perform differently than expected as a result of the factors used in the models, the weight placed on each factor, changes in a factor’s historical trends and technical and other issues in the construction, implementation, maintenance and governance of the models (including, for example, problems with the accuracy or availability of the data sourced by the Subadviser or supplied by third parties, software issues, unauthorized changes or other types of errors). There are limitations inherent in every qualitative model and there is no guarantee that quantitative models will perform as expected or result in effective investment decisions for the Portfolio, particularly during rapidly changing market conditions. Additionally, commonality of holdings across quantitative asset managers may amplify losses.

The use of proprietary quantitative models could be adversely impacted by unforeseeable software or hardware malfunction and other technological failures, power loss, software bugs, malicious code such as “worms”, viruses or system crashes, or various other events or circumstances within or beyond the control of the Subadviser. Certain of these events or circumstances may be difficult, or even impossible, to detect or prevent. The Subadviser’s proprietary quantitative models have been formulated, in part, using historical data and historical data may not correctly forecast future price movements and trends, among other

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things. For example, models may not be reliable if unusual or disruptive events cause market movements, the nature or size of which are inconsistent with the historical performance of individual markets and their relationship to one another or to other macroeconomic events. Models also rely heavily on data that may be licensed from a variety of sources, and the functionality of the models depends, in part, on the timeliness , accuracy and continued availability of voluminous data inputs.

•	ESG Investing Risk: The incorporation of ESG criteria, including ESG and Impact scores and the identification of controversial business lines and other screens, into the investment process will cause the Portfolio to forgo investment opportunities available to other mutual funds that do not use these criteria, or to increase or decrease its exposure to certain sectors or certain types of companies. For example, the Portfolio generally will not seek to invest in companies that are directly engaged in and/ or derive significant revenue from, controversial business lines (e.g., tobacco, nuclear armaments and other controversial weapons, and thermal coal extraction), or companies with severe controversies (e.g., severe violators of human rights and liberties). As a result, the Portfolio could underperform or outperform other mutual funds that do not consider ESG criteria in their investment processes. In evaluating a company, the Subadviser is dependent upon third-party data that it believes to be reliable, but it does not guarantee the accuracy or continued availability of such third-party data. ESG data from third-party data providers may be incomplete, inaccurate or unavailable and may vary significantly from one third-party data provider to another, which could adversely affect the analysis of ESG criteria relevant to a particular company.

Investing on the basis of ESG criteria is qualitative and subjective by nature and there can be no assurance that the process utilized by the Subadviser or any third-party research or data providers or any judgment exercised by the Subadviser or any third-party research or data providers or any judgment exercised by the Subadviser will reflect the views of any particular investor or result in effective investment decisions for the Portfolio. The Subadviser’s ESG criteria and ESG-related investment processes may be changed periodically without shareholder approval or notice. Moreover, the Subadviser’s ESG criteria and ESG-related investment processes may vary from that of other mutual funds or their investment advisers because there are no generally accepted standards for ESG disclosure or evaluation.

•	Sector Risk: To the extent the Portfolio focuses its investments in securities of issuers in one or more sectors, the Portfolio will be subject, to a greater extent than if its investments were diversified across different sectors, to the risks of volatile economic cycles and/or conditions and developments that may be particular to that sector, such as: adverse economic, business, political, environmental, regulatory and other developments. The small- and mid-cap sector of the U.S. stock market includes a significant number of companies the securities of which may be characterized as technology or technology-related, health care and industrial investments. The value of the Portfolio’s investments in the small- and mid-cap sector of the stock market will be impacted by developments affecting technology and technology–related, health care and industrial stocks generally (e.g., intense competition, rapid obsolescence of products and services, tariffs, geopolitical tensions and current and potential government regulation).

Additional Risks

In addition to the principal investment risks described above, the Portfolio will generally be subject to the following additional risks:

•	Allocation Risk: The Portfolio’s portfolio managers may favor one or more types of investments, assets, sectors or geographic regions that underperform other investments, assets, sectors or geographic regions or the securities markets as a whole. As a result, an investor may lose money.
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•	Currency Risk: Fluctuations in exchange rates between the U.S. dollar and foreign currencies, or between various foreign currencies, may negatively affect the Portfolio’s performance. Adverse changes in exchange rates may erode or reverse any gains produced by foreign-currency denominated investments and may widen any losses. Currency exchange rates can be volatile and can be affected by, among other factors, the actions or inactions by U.S. or foreign governments, central banks or supranational entities, the imposition of currency controls, speculation or general economic or political developments in the U.S. or a foreign country. The Portfolio may seek to reduce currency risk by hedging part or all of its exposures to various foreign currencies; however, even if such hedging techniques are employed, there is no assurance that they will be successful.
•	Foreign Securities Risk: Investments in foreign securities are generally considered riskier than investments in U.S. securities, and are subject to additional risks, including international trade, social, political, economic and regulatory risks; fluctuating currency exchange rates; less liquid, developed or efficient trading markets; the imposition of exchange controls, confiscation of assets and property and other government restrictions and controls (e.g., sanctions or tariffs) by the United States or other countries; expropriation or confiscatory taxation; imposition of withholding or other taxes on dividend or interest payments (or, in some cases, capital gains); and different accounting, financial reporting, corporate disclosure and governance standards. Securities of emerging market issuers generally have more risk than securities issued by issuers of more developed markets. Foreign issuers are generally not subject to the same degree of regulations as U.S. issuers, and political changes could adversely affect the Portfolio’s investments in a foreign country. The Portfolio may determine not to invest in, or may limit its overall investment in, a potential issuer, country, or geographic region due to, among other things, war, political and social instability, heightened risks regarding repatriation restrictions, confiscation of assets and property, expropriation or nationalization. In addition, the lack of regulatory controls may expose the Portfolio to additional risks. Geopolitical developments in certain countries or regions in which the Portfolio may invest have caused, or may in the future cause, significant volatility in financial markets. These and other geopolitical developments could negatively impact the value of the Portfolio’s investments.

Securities markets of many foreign countries are relatively small, with a limited number of companies representing a smaller number of industries. To the extent the Portfolio’s investments in a single country or a group of countries represent a larger percentage of the Portfolio’s assets, the Portfolio’s performance may be adversely affected by the economic, political and social conditions in that country or group of countries.

•	Large Shareholder Transactions Risk: The Portfolio may be adversely impacted when certain large shareholders, including institutional investors, purchase or redeem large amounts of shares of the Portfolio, which may occur rapidly or unexpectedly. As a result, the Portfolio may experience redemptions resulting in large outflows of cash from time to time. This could have adverse effects on the Portfolio’s performance if the Portfolio were required to sell securities at times when it otherwise would not do so. This activity could also accelerate the realization of capital gains or losses and increase the Portfolio’s transaction costs or decrease the liquidity of the Portfolio’s portfolio. Similarly, large purchases of Portfolio shares may adversely affect the Portfolio’s performance to the extent that the Portfolio is delayed in investing new cash or otherwise maintains a larger cash position than it ordinarily would. Although large shareholder transactions may be more frequent under certain circumstances, the Portfolio is generally subject to the risk that a large shareholder can purchase or redeem a significant percentage of Portfolio shares at any time. Moreover, the Portfolio is subject to the risk that other shareholders may make investment decisions based on the choices of a large shareholder, which could exacerbate any potential negative effects experienced by the Portfolio.
•	Liquidity Risk: The Portfolio may not be able to sell some or all of its investments at desired prices or without significant dilution to remaining investors’ interests, or may be unable to sell
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investments at all, due to lack of demand in the market for, or a reduction in the number or capacity of market participants making a market in, such investments. Additionally, the Portfolio may, at times, hold illiquid investments, by virtue of the absence of a readily available market for certain of its investments, because of legal or contractual restrictions on sales , or because of extended local market closures due to holidays or otherwise. The Portfolio will not acquire any illiquid investments if, immediately after the acquisition, the Portfolio would have invested more than 15% of its net assets in illiquid investments that are assets. The Portfolio could lose money or dilute remaining investors’ interests if it is unable to dispose of an investment at a time that is most beneficial to the Portfolio, which could prevent the Portfolio from taking advantage of other investment opportunities. Investments that are illiquid or less liquid or that trade in lower volumes may be more difficult to value, particularly during changing economic, political or market conditions. Liquidity risk may be magnified in a rising interest rate environment, when credit quality is deteriorating or in other circumstances where investor redemptions may be higher than normal. An investment may become illiquid after purchase. These risks may be more pronounced in connection with investments in securities of issuers located in emerging and frontier market countries.

•	Other Investment Companies Risk: By investing in other investment companies (including ETFs) indirectly through the Portfolio, investors will incur a proportionate share of the expenses of the other investment companies held by the Portfolio (including operating costs and investment management fees) in addition to the fees regularly born by the Portfolio. In addition, the Portfolio will be affected by the investment policies, practices and performance of such investment companies in direct proportion to the amount of assets of the Portfolio invests therein.
•	Portfolio Turnover Risk: The Portfolio is actively managed and, in some cases, the Portfolio’s portfolio turnover may exceed 100%. A higher rate of portfolio turnover increases brokerage and other expenses, which must be borne by the Portfolio and its shareholders and may result in a lower net asset value. High portfolio turnover (over 100%) also may result in the realization of substantial net short-term capital gains, which when distributed are taxable to shareholders. The trading costs and tax effects associated with turnover may adversely affect the Portfolio’s performance.
•	Real Estate Investment Trust (“REIT”) Risk: Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. REITs whose underlying properties are concentrated in a particular industry or geographic region are also subject to risks affecting such industries and regions. The securities of REITs involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements because of interest rate changes, economic conditions and other factors. The value of interests in a REIT may be affected by, among other factors, changes in the value of the underlying properties owned by the REIT, changes in interest rates, changes in the prospect for earnings and/or cash flow growth of the REIT itself, defaults by borrowers or tenants, market saturation, decreases in market rates for rents, reduced demand for commercial and office space, increases in maintenance or tenant improvement costs and costs to convert properties for other uses, fluctuations in occupancy levels, changes in the availability or terms of mortgages and other financing that may render the sale or refinancing of properties difficult or unattractive, and other economic, political or regulatory matters affecting the real estate industry. REITs may also fail to qualify for tax free pass-through of income or may fail to maintain their exemptions from investment company registration. Securities of such issuers may lack sufficient market liquidity to enable the Portfolio to effect sales at an advantageous time or without a substantial drop in price.
•	Temporary Defensive Position Risk: The Portfolio may temporarily depart from its principal investment strategies by making short-term investments in cash, cash equivalents, high-quality, short-term debt instruments and money market instruments for temporary defensive purposes
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in response to adverse market, economic or political conditions. This may result in the Portfolio not achieving its investment objective during that period. If the market advances during periods when the Portfolio is holding a large cash position, the Portfolio may not participate to the extent it would have if the Portfolio had been more fully invested.

More Information About Portfolio Investments

This Part A describes the Portfolio’s principal strategies, and the Portfolio will normally invest in the types of securities described in this Part A. However, in addition to the investments and strategies described in this Part A, the Portfolio also may invest in other securities, use other strategies and engage in other investment practices. These investments and strategies, as well as those described in this Part A, are described in detail in the Part B. Of course, the Portfolio cannot guarantee that it will achieve its investment goal.

Other Information

To the extent authorized by law, the Portfolio reserves the right to discontinue offering shares at any time, merge, reorganize itself or any class of shares or cease operations and liquidate.

Portfolio Holdings

A description of the Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities is available in the Portfolio’s Part B.

MANAGEMENT OF THE TRUST

The Investment Adviser and Subadvisers

HSBC Global Asset Management (USA) Inc. (the “Adviser”), 66 Hudson Boulevard, E. 4th Floor , New York, New York 10001 , is the investment adviser (the “Adviser”) for the Portfolio pursuant to an investment advisory contract (the “Investment Advisory Agreement”) with the Trust. The Adviser has retained Radiant Global Investors LLC (“Radiant” or the “Subadviser”) to provide day-to-day management of the Portfolio. The Adviser is a wholly owned subsidiary of HSBC USA, Inc., a registered bank holding company. The Adviser and its affiliates provide investment advisory services for a range of clients, including individuals, trusts, estates, corporations and other institutions, insurance companies and pooled investment vehicles. HSBC currently provides investment advisory services for individuals, trusts, estates and institutions. As of September 30, 2024 , the Adviser had approximately $138. 5 billion in assets under management.

Radiant serves as subadviser to the Portfolio pursuant to a subadvisory agreement (the “Subadvisory Agreement”) with the Adviser. Radiant makes the day-to-day investment decisions and continuously reviews, supervises and administers the Portfolio’s investment program. Radiant is a women-led and majority diverse-employee-owned investment manager that specializes in building ESG-integrated investment strategies. All current employees are partners of the firm. Radiant, which was founded in 2021, is comprised of an investment team that came from Rosenberg Equities, a global investment firm and pioneer in quantitative investing, and brings over sixty years of collective experience investing in U.S., global and emerging markets small and large cap stocks. HSBC Global Asset Management Ltd., an affiliate of the Adviser, maintains an ownership interest in Radiant. The Subadviser’s principal office is located at 21 Orinda Way, Suite C-546, Orinda, CA 94563. As of December 31, 2024 , Radiant had approximately $ 53 million in assets under management.

The Trust and the Adviser have received an exemptive order from the Securities and Exchange Commission (“SEC”) that allows the Adviser to implement new investment subadvisory contracts and to make material changes to existing subadvisory contracts with certain unaffiliated subadvisers with the approval of the Board of Trustees, but without shareholder approval. Subject to the terms of the exemptive order, the Portfolio may currently hire and/or terminate subadvisers without shareholder approval. The

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Adviser has the ultimate responsibility, subject to oversight by the Board of Trustees, to oversee any subadvisers and recommend their hiring, termination and replacement. The Adviser will experience conflicts of interest in its recommendation to hire, terminate or replace a subadviser with or in which it or its affiliates has a business or commercial relationship or ownership interest (including, for example, Radiant).

On June 28, 2022, Radiant assumed day-to-day management of the Portfolio. For their services, the Adviser and Radiant receive in the aggregate, a fee, accrued daily and paid monthly, at an annual rate of 0.60% of the Portfolio's average daily net assets. The Adviser's contractual fee is 0.25% and Radiant's contractual fee is 0.35%. For these advisory and management services (including any subadvisory services), during the last fiscal year the Portfolio paid management fees (net of fee waivers) as follows:

Portfolio	Percentage of average net assets for the Fiscal Year Ended 10/31/ 2024
Radiant U.S. Smaller Companies Portfolio	0.60%

A discussion regarding the basis for the Board of Trustees’ approval of the Investment Advisory Agreement and Sub-Advisory Agreement is available in the Portfolio’s April 30, 2024 semi-annual report and will be available in the Portfolio’s report on Form N-CSR covering the six-month period ended April 30,  2025 .

Portfolio Managers

Investment decisions for the Portfolio are made by the Radiant investment team. The Radiant investment team has over sixty years of combined experience in equity investing in small and large cap companies around the globe, as well as depth of knowledge as practitioners in evaluating the intersection between environmental, social and governance considerations and investment insights.

•	Kathryn McDonald is co-founder and Head of Investments and Sustainability. Ms. McDonald leads the firm’s ESG and impact research effort with a heavy focus on investment modeling, data vetting and thematic research. Ms. McDonald, who was previously Head of Sustainable Investing at Rosenberg Equities, has over 30 years of investment and research experience, and also chairs the Radiant Investment Forum. She holds a Masters of International Management from The American Graduate School of International Management and an undergraduate degree in Economics from Willamette University. Ms. McDonald has been a manager of the Portfolio since June 2022.

•	Harry Prabandham is a Partner and Chief Investment Officer. Mr. Prabandham is responsible for the overall management of investment strategies including research, portfolio modelling, portfolio construction and portfolio review. Mr. Prabandham, who was previously Head of Multi-factor and Alpha strategies at Rosenberg Equities, has 18 years of investment experience. He also have over 10 years of experience in Quantitative Financial Modeling, M&A and Software Engineering. He has an MBA from The Wharton School at the University of Pennsylvania, a Master of Computer Science from the Indian Statistical Institute and a bachelor’s degree in Mechanical Engineering from Bangalore University. Mr. Prabandham has been a manager of the Portfolio since June 2022.

•	Kevin Li, CFA, is a Partner and Senior Portfolio Manager. Mr. Lin is responsible for carrying out the investment process including research, portfolio modelling, portfolio construction and portfolio review. Mr. Lin, who was previously Principal Researcher for Multi-Factor and Active Strategies at Rosenberg Equities and lead portfolio manager for small cap strategies, has 21 years of quantitative investment experience. He is a CFA Charterholder and earned a Masters of Science in Statistics from Stanford University, a Master of Financial Engineering from the University of California at Berkeley and an undergraduate degree in Atmospheric Sciences from the National Taiwan University. Mr. Lin has been a manager of the Portfolio since June 2022.
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Additional information about the portfolio managers’ compensation, other accounts managed by these individuals, and their ownership of securities in the Portfolio they manage is available in the Part B.

The Administrator and the Sub-Administrator

The Adviser also serves as the Portfolio’s administrator (the “Administrator”), and in that role, oversees and coordinates the activities of other service providers, and monitors certain aspects of the Portfolio’s operations. State Street Bank and Trust Company, whose address is One Congress Street, Boston, MA 02114, serves as sub-administrator, and provides fund accounting, custody and other services to the Fund (the “Sub-Administrator”).

The Part B has more detailed information about the Adviser, Administrator and Sub-Administrator, and other service providers of the Portfolio.

PRICING, PURCHASE AND REDEMPTION OF INTERESTS

Determination of Value of Portfolio Interests

The net income and realized capital gains and losses, if any, of the Portfolio are determined as of the “Valuation Time,” which is the close of regular trading on the New York Stock Exchange (“Exchange”), normally, 4:00 p.m. Eastern Time, on each day the Exchange is open (a “Portfolio Business Day”). The Exchange is generally not open on most national holidays and on Good Friday.

Net income for days other than Portfolio Business Days is determined as of 4:00 p.m. New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated among the investors in the Portfolio at the time of such determination. For this purpose, the net income of the Portfolio in proportion to the number of beneficial interests held (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by the Portfolio, less (ii) all actual and accrued expenses of the Portfolio (including the fees payable to the Adviser and Administrator of the Portfolio).

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on a Portfolio Business Day. As of the Valuation Time, the value of each investor’s beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor’s interest in the Portfolio as of Valuation Time on the following Portfolio Business Day.

The value of assets held by the Portfolio is determined at 4:00 p.m. Eastern Time on each Portfolio Business Day on the basis of their market value, or where market quotations are not readily available or are deemed unreliable due to a significant event or otherwise, based on fair value in accordance with procedures approved by the Adviser and the Portfolio’s Board of Trustees. The Portfolio may invest in securities that are primarily listed on foreign exchanges that trade on weekends or other days when the Portfolio does not price its shares. The value of portfolio securities held by the Portfolio may change on days when investors will not be able to purchase or redeem shares.

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Fair Value Pricing Policies

The Portfolio will fair value price its securities when market quotations are not readily available or are deemed unreliable in accordance with procedures approved by the Adviser and the Portfolio’s Board of Trustees. Generally, this would include securities for which trading has been halted, securities whose value has been materially affected by the occurrence of a significant event (as defined below), and other securities where a market price is not available from either a national pricing service or a broker. Fair value pricing should result in a more accurate determination of the Portfolio’s net asset value price, which should eliminate the potential for stale pricing arbitrage opportunities in the Portfolio. However, fair value pricing involves the risk that the values used by the Portfolio to price its investments may be different from those used by other investment companies and investors to price the same investments.

A “significant event” is one that occurred prior to the Portfolio’s valuation time, is not reflected in the most recent market price of a security, and that could materially affect the value of a security. Generally, such “significant events” relate to developments in foreign securities that occur after the close of trading in their respective markets.

Purchase of Portfolio Interests

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act.

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in “good order” by the Portfolio. The net asset value of the Portfolio is determined once on each Portfolio Business Day.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio’s custodian by a Federal Reserve Bank).

The Portfolio and the Placement Agent reserve the right to cease accepting investments at any time or to reject any investment order.

Delivery of Shareholder Documents

In an effort to reduce the cost associated with the printing and mailing of Part A, annual reports and semi-annual reports, as well as an effort to reduce the likelihood of our shareholders receiving duplicative mailings, the Portfolio intends to mail only one Part A and shareholder report to shareholders having the same last name and residing at a common address. If you wish to receive separate copies of Part A and shareholder reports, please mail your request to:

HSBC Securities (USA) Inc.
P.O. Box 4217
Buffalo, NY 14240-8929

The Portfolio will begin sending you individual copies of the Part A and shareholder reports thirty days after receiving your request.

If you have any questions regarding the delivery of shareholder documents, please call 1-888-662-3343.

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Market Timing

In accordance with policies and procedures adopted by the Board of Trustees, the Portfolio discourages market timing and other excessive trading practices. The Portfolio is intended primarily for use as a long-term investment vehicle. Frequent short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm Portfolio performance and result in dilution in the value of Portfolio shares held by longer-term shareholders.

The Board of Trustees has considered the extent to which the Portfolio may be vulnerable to such risks. The Portfolio reserves the right to reject any purchase or exchange order for any reason. The Portfolio is not designed to serve as a vehicle for frequent trading.

As a deterrent to excessive trading, the Portfolio may use an independent pricing service to fair value its securities. For more information on fair valuation, see “Pricing, Purchase and Redemption of Interests-Fair Value Pricing Policies.”

The Portfolio does not impose redemption fees, however redemption fees may be charged by the underlying investors in the Portfolio that are themselves investment companies, in which case the amount of any such redemption fees collected will be added to the interest of such investment company in the Portfolio. The Portfolio also may be adversely affected by short-term trading in shares of Feeder Funds (as defined under the section “Master/Feeder Structure” below). To deter market timing, a Feeder Fund may impose redemption fees on Feeder Fund shares sold or exchanged within 30 days (or other specified period) from purchase.

It is the practice of the Portfolio to monitor purchases, sales and exchanges of Portfolio shares, and to take appropriate action if it is determined that there is transactional activity in the Portfolio’s shares that is deemed inappropriate. The Portfolio and the Adviser reserve the right to reject or restrict purchase or exchange requests from any investor and also reserve the right to close any account in which a pattern of excessive trading has been identified.

The Portfolio cannot guarantee that it will detect every market timer due to the limitations inherent in its technological systems. The Portfolio reserves the right to modify its policies and procedures at any time without prior notice as the Portfolio deems necessary in its sole discretion to be in the best interests of Portfolio shareholders, or to comply with state or federal legal requirements.

Redemption of Portfolio Interests

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Trust by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio typically expects that it will hold cash or cash equivalents to meet redemption requests. The Portfolio may also use the proceeds from the sale of portfolio securities to meet redemption requests. In addition, under stressed market conditions, as well as for temporary or emergency purposes, the Portfolio may distribute redemption proceeds in kind, access a line of credit or overdraft facility or borrow through other sources to meet redemptions. The Trust, on behalf of the Portfolio, reserves the right to pay, above certain limits, all or part of any redemption proceeds in kind, that is, in securities with a market value equal to the redemption price. If the Portfolio makes a payment in kind, the securities will be valued in the same manner as the net asset value is calculated. The Portfolio may provide these securities in lieu of cash without prior notice. You would have to pay transaction costs to sell the securities distributed to you, as well as taxes on any capital gains you may realize from the sale, or from the sale of securities you receive. Investments in the Portfolio may not be transferred. Additional information is available in the Portfolio’s Part B.

The Portfolio may suspend the right of redemption and postpone for more than seven days the date of payment upon redemption: (i) during periods when the Exchange is closed (other than for weekends or

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certain holidays) or when trading on such Exchange is restricted, (ii) during periods in which, as a result of emergency, disposal or evaluation of the net asset value of the portfolio securities is not reasonably practicable or (iii) for such other periods as the SEC may permit.

Distribution and Shareholder Servicing Arrangements – Revenue Sharing

The Adviser and/or its affiliates may, out of their own resources, and without cost to the Portfolio, assist in the sale, distribution and/or servicing of shares of the Feeder Funds. Without limiting the foregoing, the Adviser and/or its affiliates may, out of their own resources, and without cost to the Portfolio, provide compensation to selected financial intermediaries for marketing and/or shareholder recordkeeping, processing, accounting and/or other administrative services in connection with the sale, distribution and/or servicing of shares and shareholders of the Feeder Funds. These payments, which may be significant, are not paid by the Portfolio or the Feeder Funds, and, therefore, do not increase the expenses paid by the Portfolio or the Feeder Funds. In addition, these payments do not change the price paid by shareholders for the purchase of Feeder Fund shares, the amount the Feeder Funds receive as proceeds from such sales or the fees and expenses paid by the Feeder Funds. Historically, these payments have generally been structured as a percentage of average net assets attributable to the financial intermediary, but may also be structured as a fixed dollar amount, or a combination of the two, or may be calculated on another appropriate basis. These payments are in addition to commissions and 12b-1 fees, shareholder servicing fees and sales charges borne by shareholders of the Feeder Funds. The making of these payments creates a conflict of interest for a financial intermediary receiving such payments to recommend the Feeder Funds over another investment.

Other Information

The Part A and Part B, related regulatory filings, and any other Portfolio communications or disclosure documents do not purport to create any contractual obligations between the Portfolio and investors. The Portfolio may amend any of these documents or enter into (or amend) a contract on behalf of the Portfolio without investor approval except where investor approval is specifically required. Furthermore, investors are not intended third-party beneficiaries of any contracts entered into by (or on behalf of) the Portfolio, including contracts with the Adviser, Subadviser or other parties who provide services to the Portfolio.

Dividends, Distributions and Taxes

The following information is meant as a general summary for U.S. taxpayers. Please see the Portfolio’s Part B for more information. Because everyone’s tax situation is unique, each shareholder should rely on its own tax advisor for advice about the particular federal, state and local tax consequences of investing in the Portfolio.

•	It is intended that the Portfolio’s assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

•	It is intended that the Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, the Portfolio will have no more than 100 shareholders. If the Portfolio so qualifies, it generally will not have to pay income tax on its income. Investors in the Portfolio will generally have to include their distributive share of the Portfolio’s taxable income and losses in their taxable income (without regarding to the amount of distributions received by investors in a particular taxable year). As a non-publicly traded partnership, the Portfolio will be deemed to have “passed through” to shareholders all of the Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Portfolio makes any distributions.
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•	Any income the Portfolio receives in the form of interest and dividends is paid out, less expenses, to its investors. Shares begin accruing interest and dividends on the day they are purchased.

•	Distributions on the Portfolio are declared daily and paid semi-annually. Net capital gains, if any, for the Portfolio are distributed at least annually. Unless a shareholder elects to receive distributions in cash, distributions will be automatically invested in additional shares of the Portfolio.

MASTER/FEEDER STRUCTURE

The Portfolio is part of master/feeder structures. A non-accredited investor may not directly purchase an interest in the Portfolio, but instead may purchase shares in an investment company that is an accredited investor and invests all of its assets in the Portfolio (a “Feeder Fund”). Each Feeder Fund acquires an indirect interest in the securities owned by the Portfolio and will pay a proportionate share of the Portfolio’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Board of Trustees of the Trust believes that the “master/feeder” fund structure may enable the Portfolio to reduce costs through economies of scale. A larger investment portfolio for the Portfolio may reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolio’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Portfolio may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Portfolio or withdraws from the Portfolio, the remaining Feeder Funds may bear higher pro rata operating expenses or may be allocated a disproportionate amount of realized gains or may be required to recognize additional realized gains. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Portfolio if the Portfolio voted to change its investment objective, policies or limitations in a manner not acceptable to the directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Portfolio may affect the investment performance of the Feeder Fund and the Portfolio.

The Trust normally will not hold meetings of investors except as required by the Investment Company Act of 1940, as amended. Each Feeder Fund will be entitled to vote in proportion to its interest in the Portfolio. When a Feeder Fund is requested to vote on matters pertaining to the Portfolio, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Portfolio in the same proportion as the voting instructions received from the shareholders of the Feeder Fund.

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PART B

HSBC Radiant U.S. Smaller Companies Portfolio

series of

HSBC FUNDS

P.O. Box 8106
Boston, MA 02266-8106
General and Account Information - (800) 782-8183 (Toll Free)

HSBC Global Asset Management (USA) Inc.
Investment Adviser and Administrator
(“HSBC” or “Adviser” and “Administrator”)

Radiant Global Investors LLC Subadviser to HSBC Radiant U.S. Smaller Companies Portfolio (“Radiant”)

THIS PART B IS NOT A PROSPECTUS AND IS ONLY AUTHORIZED FOR DISTRIBUTION WHEN PRECEDED OR ACCOMPANIED BY THE PART A FOR THE HSBC RADIANTESG U.S. SMALLER COMPANIES PORTFOLIO DATED FEBRUARY 28, 2025 . This Part B contains additional and more detailed information than that set forth in the Part A and should be read in conjunction with the Part A. The Part A and Part B may be obtained without charge by writing or calling the HSBC Funds (the “Trust”) at the address and telephone number printed above.

References in this Part B to the “Part A” are to the Part A dated February 28, 2025 , of the Trust by which interests in the Portfolio are being offered. Unless the context otherwise requires, terms defined in the Part A have the same meaning in this Part B as in the Part A.

The Portfolio’s current audited financial statements dated October 31, 2024 , are included in the Trust’s Form N-CSR for such period, as filed with the Securities and Exchange Commission (the “SEC”). The financial statements from the Trust’s Form N-CSR are incorporated herein by reference.

Copies of the annual report dated October 31, 2024 and/or the financial statements may be obtained without charge by writing or calling the Trust at the address and telephone number printed above.

February 28, 2025

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GENERAL INFORMATION

HSBC Funds

The HSBC Radiant U.S. Smaller Companies Portfolio (the “Portfolio”) is a series of HSBC Funds (the “Trust”), an open-end management investment company that currently consists of multiple series, each of which has its own distinct investment objectives and policies. The Portfolio is “diversified,” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Portfolio may only be made by investment companies, insurance separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS

The following information supplements the information about the investment objectives, strategies, policies, and risks of the Portfolio set forth in the Portfolio’s Part A and should be read in conjunction with the Part A.

The Portfolio has adopted certain fundamental and non-fundamental investment restrictions. Fundamental investment restrictions may not be changed without approval by holders of a “majority of the outstanding shares” of the Portfolio, which, as used in this Part B, means the vote of the lesser of (i) 67% or more of the outstanding “voting securities” of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding “voting securities” of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding “voting securities” of the Portfolio. The term “voting securities” as used in this paragraph has the same meaning as in the 1940 Act. See “Investment Restrictions.”

The following descriptions are provided with respect to the information below describing the investment strategies, policies and risks of the Portfolio.

Although the Portfolio will invest primarily in U.S. common stocks, the Portfolio may, to a limited extent, seek appreciation in other types of securities, such as non-U.S. securities listed on U.S. securities exchanges.

When Radiant believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Portfolio’s assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government securities. U.S. Government securities in which the Portfolio may invest include: (i) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years); all of which are backed by the full faith and credit of the U.S. Government; and (ii) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury (e.g., direct pass-through certificates of the Government National Mortgage Association); some of which are supported by the right of the issuer to borrow from the U.S. Government (e.g., obligations of Federal Home Loan Banks); and some of which are backed only by the credit of the issuer itself (e.g., obligations of the Federal Farm Credit Bank). The Portfolio’s investment objective may not be achieved when it is invested in a temporary defensive position.

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INVESTMENT TECHNIQUES AND RISKS

The Portfolio invests in a variety of securities in accordance with its investment objective and policies (as described in Part A and above in this Part B) and employs a number of investment techniques. Each type of security and technique involves certain risks. The following is an alphabetical list of the investment techniques used by the Portfolio and the main risks associated with those techniques. References to the Adviser should be understood as referring jointly to the Adviser and the Subadviser. The risks are presented in an order intended to facilitate readability, and their order does not imply that the realization of one risk is likely to occur more frequently than another risk, nor does it imply that the realization of one risk is likely to have a greater adverse impact than another risk.

Cash Sweep Program

The Portfolio may participate in a cash sweep program (the “Cash Sweep Program”). In the Cash Sweep Program, the Portfolio’s uninvested cash balances are used to purchase Class I Shares of the HSBC U.S. Government Money Market Fund (the “Government Money Market Fund”). The Cash Sweep Program can reduce exposure to the risk of counterparty default on repurchase agreements and the market risk associated with direct purchases of short-term obligations, while providing ready liquidity and increased diversity of holdings. Class I Shares of the Government Money Market Fund sold to and redeemed from a Portfolio will not be subject to a sales charge, as defined in rule 2341(b)(8) of the Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”), or service fee, as defined in rule 2341(b)(9) of the Conduct Rules of FINRA, in connection with the purchase, sale, or redemption of such shares by the Portfolio, or the advisory fee for the investing Portfolio will be waived in an amount that offsets the amount of such sales charges and/or service fees incurred by the Portfolio. More detailed information about the Government Money Market Fund may be found in its current Prospectus and Statement of Additional Information.

Cyber Security Risk

The Portfolio and its service providers, including the Adviser and Subadviser, face greater risks of cyber security breaches because of the broad use of technology such as computer and cloud-based systems and the internet, that has developed in the course of business. In general, cyberattacks result from deliberate attacks but other events may have effects similar to those caused by cyberattacks. Cyberattacks include, among others, stealing, destroying or corrupting data that is maintained online or digitally (or in cloud-based systems), denial-of-service attacks on websites, and the unauthorized release of confidential information. Cyberattacks affecting the Portfolio or its service providers, including the Adviser, Subadviser, Sub-Administrator, fund accountant, custodian, transfer agent, intermediary or other third-party service provider, as well as the service providers used by the Portfolio’s service providers, may adversely impact the Portfolio. These cyberattacks have the ability to cause disruptions and impact trading and other business operations, to result in financial losses, to prevent the Portfolio from buying and selling securities (potentially at advantageous times), to prevent shareholders from transacting business, and to lead to violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. Similar to operational risk in general, the Portfolio and its service providers, including the Adviser and Subadviser, have instituted risk management systems designed to minimize the risks associated with cyber security. However, these systems may not succeed in detecting, preventing or remediating cyberattacks. The Portfolio does not directly control the cyber security systems of its service providers, their trading counterparties, or the issuers in which the Portfolio may invest. Moreover, cyberattacks are becoming increasingly sophisticated and may involve state-sponsored actors. Losses caused by cyberattacks may not be recoverable.

ESG Investing

In selecting investments for the Portfolio, Radiant evaluates companies along key fundamental characteristics as well as ESG criteria. The incorporation of ESG criteria, including ESG and Impact scores

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and the identification of controversial business lines and other screens, into the investment process will cause the Portfolio to forgo investment opportunities available to other mutual funds that do not use these criteria, or to increase or decrease its exposure to certain sectors or types of companies. For example, the Portfolio generally will not seek to invest in companies that are directly engaged in and/or derive significant revenue from, controversial business lines, including:

•	Tobacco Production and Services
•	Coal Mining Production and Services
•	Tar Sands Extraction
•	Civilian Firearms
•	Controversial weapons
•	For-Profit Prisons
•	Factory Farming
•	Palm Oil Production
•	Gambling (Pure Play)
•	Pornography

The Fund will also generally not seek to invest in companies with severe controversies (e.g., severe violators of human rights and liberties). As a result of these policies, the Portfolio could under perform other mutual funds that do not consider ESG criteria in their investment processes.

In evaluating a company, Radiant is dependent upon third-party data that it believes to be reliable, but it does not guarantee the accuracy or continued availability of such third-party data. ESG data from third-party data providers may be incomplete, inaccurate, or unavailable and may vary significantly from one provider to another, which could adversely affect the analysis of ESG criteria relevant to a particular company. In the course of gathering data, third-party data providers may make certain value judgments. Neither Radiant nor the Adviser verify these judgments, nor quantify their impact upon its analysis. Companies may provide limited ESG data directly.

Investing on the basis of ESG criteria is qualitative and subjective by nature and there can be no assurance that the process utilized by Radiant or any third-party research or data providers or any judgment exercised by Radiant will reflect the views of any particular investor. Currently, there is a lack of common industry standards relating to the development and application of ESG criteria, which may make it difficult to compare the Portfolio with other portfolios that incorporate ESG criteria into their portfolio construction processes and the Portfolio’s investments may differ substantially from these other funds. Investors can differ in their views of what constitutes positive or negative ESG characteristics. Radiant’s ESG criteria and ESG-related investment processes may be changed periodically without shareholder approval or notice.

Equity Securities

The Portfolio may invest in equity securities including common stock, preferred stock, warrants or rights to subscribe to common stock and, in general, any security that is convertible into or exchangeable for common stock. Investments in equity securities in general are subject to market risks that may cause their prices to fluctuate, sometimes dramatically and unpredictably, over time. Rights represent a privilege granted to existing shareholders of a company to subscribe to shares of a new issue of common stock before it is offered to the public. The value of convertible equity securities is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions. Fluctuations in the value of equity securities in which the Portfolio invests will cause the NAV of the Portfolio to fluctuate.

Common stock generally takes the form of shares in a corporation. The value of a company’s stock may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value also may fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries,

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such as increases in production costs. The value of a company’s stock also may be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates. In addition, a company’s stock generally pays dividends only after the company invests in its own business and makes required payments to holders of its bonds, other debt and preferred stock. For this reason, the value of a company’s stock will usually react more strongly than its bonds, other debt and preferred stock to actual or perceived changes in the company’s financial condition or prospects.

Investments in small companies involve greater risk than is customarily associated with larger, more established companies due to the greater business risks of small size, limited markets and financial resources, narrow product lines and the frequent lack of depth or experience of management. These companies may be in the development stage or may be older companies undergoing significant changes. As a result, the prices of small-cap companies may rise and fall more sharply. The securities of small companies are often traded over-the-counter and may not be traded in volumes typical of securities traded on a national securities exchange. Consequently, the securities of small companies may have limited market stability and may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market averages in general.

Securities of companies considered to be growth investments may have rapid price swings in the event of earnings disappointments or during periods of market, political, regulatory and economic uncertainty. Securities of companies considered to be value investments can continue to be undervalued for long periods of time and not realize their expected value.

Exchange Traded Funds

Exchange traded funds (“ETFs”) are investment companies that are bought and sold on a securities exchange. An ETF generally represents a fixed portfolio of securities designed to track a particular market segment or index. The Portfolio could purchase an ETF to temporarily gain exposure to a portion of the U.S. or a foreign market while awaiting an opportunity to purchase securities directly. An investment in an ETF, like one in any investment company, carries the same risks as those of its underlying securities. An ETF may fail to accurately track the returns of the market segment or index that it is designed to track, and the price of an ETF’s shares may fluctuate or lose money. In addition, because they, unlike other investment companies, are traded on an exchange, ETFs are subject to the following risks: (i) the market price of the ETF’s shares may trade at a premium or discount to the ETF’s NAV; (ii) an active trading market for an ETF may not develop or be maintained; and (iii) there is no assurance that the requirements of the exchange necessary to maintain the listing of the ETF will continue to be met or remain unchanged. In the event substantial market or other disruptions affecting ETFs should occur in the future, the liquidity and value of a Portfolio’s shares could also be substantially and adversely affected. See also “Investment Company Securities” below, which applies to ETFs as well.

Foreign Securities

The Portfolio may invest in foreign securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Foreign securities, including those of emerging market issuers, are subject to additional risks, including international trade, social, political and regulatory risks. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations (including repatriation restrictions), tariffs and/or trade embargoes, expropriation or confiscatory taxation, other taxes imposed by the foreign country on the Portfolio’s earnings, assets or transactions, limitation on the removal of cash or other assets of the Portfolio, political or financial instability, the imposition of economic sanctions or diplomatic and other developments (including wars and armed conflicts) that could affect such investments. The Portfolio may

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determine not to invest in, or may limit its overall investment in, a particular issuer, country or geographic region due to, among other things, heightened risks regarding repatriation restrictions, confiscation of assets and property, expropriation or nationalization. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. The currency in which the Portfolio’s assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Furthermore, dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes, and special U.S. tax considerations may apply. Additional costs associated with an investment in foreign securities may include higher custodial fees than those that apply to domestic custodial arrangements. Legal remedies available to investors in certain foreign countries may be more limited than those available with respect to investments in the United States or in other foreign countries.

Euro-Related Risks. In the past, economic crises have brought several small economies in Europe to the brink of bankruptcy and many other economies into recession and weakened the banking and financial sectors of many European countries. In addition, due to large public deficits, some European countries may be dependent on assistance from other European governments and institutions or multilateral agencies and offices. Assistance may be dependent on a country’s implementation of reforms or reaching a certain level of performance. Failure to reach those objectives or an insufficient level of assistance could result in a deep economic downturn that could significantly affect the value of the Portfolio’s European investments. The Economic and Monetary Union of the European Union (“EMU”) is comprised of the European Union members that have adopted the euro currency. By adopting the euro as its currency, a member state relinquishes control of its own monetary policies. As a result, European countries are significantly affected by fiscal and monetary controls implemented by the EMU. The euro currency may not fully reflect the strengths and weaknesses of the various economies that comprise the EMU and Europe generally. It is possible that EMU member countries could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EMU, and global markets are impossible to predict, but are likely to be negative.

In a June 2016 referendum, citizens of the United Kingdom voted to leave the European Union (“EU”). In March 2017, the United Kingdom formally notified the European Council of its intention to withdraw from the EU (commonly known as “Brexit”) by invoking Article 50 of the Treaty on European Union, which triggered a two-year period of negotiations on the terms of Brexit. Brexit resulted in volatility in European and global markets and weakened the political, regulatory, consumer, corporate and financial confidence in the markets of the United Kingdom and throughout Europe. On January 31, 2020, the United Kingdom withdrew from the EU. The EU-UK Trade and Cooperation Agreement (“TCA”), an agreement on the terms governing certain aspects of the EU-UK trade relationship, took effect in 2021. However, many aspects of the UK-EU trade relationship remain subject to further negotiation. It is not possible to anticipate the form or nature of the future trading relationship between the United Kingdom and the EU or predict the long-term impact of Brexit. Brexit may lead to a call for similar referenda in other European jurisdictions, which may cause increased economic volatility in European and global markets.

Global Financial Markets

Global economies and financial markets are becoming increasingly interconnected. Social, political and economic conditions (including instability and volatility) and events (including, but not limited to, armed conflicts, natural/environmental disasters, rapid inflation, supply chain disruptions, international sanctions, global recessions, pandemics, epidemics, social or political unrest, economic sanctions, cyber-attacks, and government shutdowns and defaults) in one country, region or financial market, including a country, region or market in which the Portfolio has not invested, may adversely impact issuers in a different country, region or financial market, including a country, region or market in which the Portfolio has invested. As a result, the Portfolio could be negatively impacted if the values of its investments were harmed by these political or economic conditions or events. Such conditions and/or events may not have the same impact on all types

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of securities and may expose the Portfolio to greater market or liquidity risk or cause difficulty in valuing portfolio instruments held by the Portfolio. This could cause the Portfolio to underperform other types of investments. Moreover, such negative political and economic conditions and events could disrupt the processes necessary for the Portfolio’s operations. For additional information, please see the discussion herein on “Operational Risk.”

For example, the outbreak of an infectious respiratory illness caused by a novel strain of coronavirus (known as COVID-19) caused volatility, severe market dislocations and liquidity constraints in markets around the world. The transmission of COVID-19 and efforts to contain its spread led to severe macroeconomic disruptions, exchange closures, travel restrictions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, quarantines, event and service cancellations or interruptions, disruptions to business operations (including staff furloughs and reductions) and supply chains, and a reduction in consumer and business spending, as well as general concern and uncertainty that has negatively affected the economy. Certain of these consequences remain ongoing. Such events, or other disruptions caused by social, political or economic conditions or other events, could adversely impact issuers, markets and economies (and, accordingly, the Portfolio) over the short- and long-term, including in ways that cannot be foreseen.

The severity or duration of such conditions and/or events may be affected by policy changes made by governments or quasi-governmental organizations. Historically, instability in the financial markets has led governments across the globe to take a number of actions designed to support the financial markets. There can be no guarantee that these actions will be sufficient, will have their intended effect, or will not result in unintended adverse economic consequences, such as increased inflationary pressure. Future government regulation and/or intervention may also change the way in which the Portfolio is regulated and could limit or preclude the Portfolio’s ability to achieve its investment objective. Moreover, governments or their agencies may acquire distressed assets from financial institutions, may acquire ownership interests in those institutions, or may impose conditions on issuers receiving financial assistance (including by restricting or limiting their ability to pay dividends), all of which may affect the Portfolio’s investments in ways that are unforeseeable.

Political institutions may not be able to effectively respond to these political and economic conditions and events, and these political institutions may erode over time. For example, one or more countries that have adopted the euro may abandon that currency and/or withdraw from the European Union, which could disrupt global markets and affect the liquidity and value of the Portfolio’s investments, regardless of whether the Portfolio has significant exposure to European markets. The risk of investing in Europe may also be heightened due to the armed conflict in Ukraine. In addition, countries in the Asian region (particularly China) may be adversely affected by social, political, economic and regulatory developments, including long-running border and diplomatic disputes with neighboring countries or the international community, that could adversely impact economies within individual Asian countries or the Asian region or the global market as a whole.

In addition, in the United States, total public debt as a percentage of gross domestic product has grown rapidly since 2008. High levels of national debt may raise concerns that the U.S. government will be unable to pay investors at maturity, may cause declines in currency valuations and may prevent the U.S. government from implementing effective fiscal policy. Export-driven economies, including the economies of a number of Asian countries, may be adversely affected by the U.S. and other large economies, with which they do business.

Illiquid Investments, Rule 144A Securities and Section 4(a)(2) Securities

The Portfolio may purchase securities that are not registered or that are offered in exempt non-public offerings under the Securities Act of 1933, as amended (“1933 Act”) (“Restricted Securities”), including securities eligible for resale to qualified institutional buyers pursuant to Rule 144A under the 1933 Act (“Rule 144A Securities”) or commercial paper issued pursuant to Section 4(a)(2) under the 1933 Act (“4(a)(2) Securities”). However, pursuant to Rule 22e-4 under the 1940 Act, the Portfolio may not acquire any “illiquid

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investment” if, immediately after the acquisition, the Portfolio would have invested more than 15% of its net assets in illiquid investments that are assets. An “illiquid investment” is any investment that the Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments may include certain Restricted Securities, certain over-the-counter derivatives instruments, or securities or other financial instruments that are not readily marketable. The Trust has implemented a liquidity risk management program to identify illiquid investments pursuant to Rule 22e-4, and the Board has approved the designation of the Fund Liquidity Review Group to administer the Trust’s liquidity risk management program.

Pursuant to the Trust’s liquidity risk management program, the Fund Liquidity Review Group may determine that a particular Rule 144A Security, 4(a)(2) Security, or other investment is not illiquid and thus not subject to the limit on investment in illiquid investments based upon a review of relevant market, trading, and investment-specific considerations, including (1) the existence of an active market; (2) the number, diversity and quality of market participants and any dealer undertakings to make a market in the security; (3) the frequency of trades or quotes; (4) restrictions on trading and limitations on transfer; and (5) such other factors that the Fund Liquidity Review Group determines, in its discretion, to be relevant.

Investment Company Securities

Investments in the securities of other investment companies may involve duplication of advisory fees and certain other expenses. By investing in another investment company, an investor becomes a shareholder of that investment company. As a result, the Portfolio’s shareholders indirectly will bear the underlying fund’s proportionate share of the fees and expenses paid by shareholders of the other investment company, in addition to the fees and expenses the Portfolio’s shareholders directly bear in connection with the Portfolio’s own operations. In addition, the Portfolio will be affected by the investment policies, practices and performance of such investment companies in direct proportion to the amount of assets the Portfolio invests therein. The Portfolio’s investment in the securities of other investment companies may be particularly significant following its launch or in situations where the Portfolio is unable to access a particular country or market.

Generally, under the 1940 Act and related rules, the Portfolio may purchase an unlimited amount of shares of an affiliated fund or a money market fund. The Portfolio may also purchase shares of an unaffiliated fund as long as (i) the Portfolio doesn’t invest more than 5% of its total assets in the securities of any one investment company (ETF or other mutual funds), (ii) the Portfolio doesn’t own more than 3% of the outstanding voting stock of any one investment company, or (iii) the Portfolio doesn’t invest more than 10% of its total assets in the securities of other investment companies. The Portfolio may exceed these limits in reliance on exemptive rules adopted by, or exemptive orders issued by, the SEC.

Money Market Instruments

The Portfolio’s investments in money market instruments, if any, will consist of (i) short-term obligations of the U.S. Government, its agencies and instrumentalities; (ii) other short-term debt securities rated A or higher by Moody’s or S&P or, if unrated, of comparable quality in the opinion of the Adviser; (iii) commercial paper, including master demand notes; (iv) bank obligations, including certificates of deposit, bankers’ acceptances and time deposits; (v) repurchase agreements; and (vi) shares of money market funds, which may include the Government Money Market Fund. Securities issued or guaranteed as to principal and interest by the U.S. Government include a variety of Treasury securities, which differ in their interest rates, maturities and dates of issue. Securities issued or guaranteed by agencies or instrumentalities of the U.S. Government may or may not be supported by the full faith and credit of the United States or by the right of the issuer to borrow from the Treasury.

Considerations of liquidity and preservation of capital mean that a Portfolio may not necessarily invest in money market instruments paying the highest available yield at a particular time.

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Operational Risk

The Portfolio and its service providers, including the Adviser, Subadviser, Sub-Administrator, fund accountant, custodian and transfer agent, as well as the service providers of the Portfolio’s service providers, rely on the security and reliability of information and communications technologies, systems and networks and may be negatively impacted if these technologies, systems and networks become compromised or unreliable. These operational risks arise from a variety of factors that could negatively impact the Portfolio and its shareholders. These factors include processing and human errors, inadequate or failed internal or external processes, failures in technology, systems and networks, cyberattacks, changes in personnel, and errors caused by third-party service providers or trading counterparties. The use of certain investment strategies that involve manual processing or quantitative investment models increases these risks. Although the Portfolio and its service providers attempt to minimize such failures through controls and oversight, it is not possible to identify all of the operational risks that may affect the Portfolio or to develop processes and controls that completely eliminate or mitigate the occurrence of such failures. In addition, other disruptive events, including, but not limited to, natural disasters and public health crises (such as the COVID-19 pandemic), can adversely affect the Portfolio, in particular if the Portfolio’s officers or the employees of its service providers, including the Adviser and Subadviser, are unable or unwilling to perform their responsibilities as a result of any such event. The Subadviser has a limited operating history and relies on one or more service providers to provide key operational services. Any disruption in these services could negatively impact the Portfolio and its shareholders.

In addition, the Portfolio relies on various sources to calculate its NAV. Therefore, the Portfolio is subject to certain operational risks associated with relying on third party service providers and data sources. NAV calculation may be impacted by operational risks arising from factors such as failures in systems and technology. Such failures may result in delays in the calculation of the Portfolio’s NAV and/or inability to calculate NAV over extended time periods. The Portfolio may be unable to recover any losses associated with such failures.

Real Estate Securities

The Portfolio may invest in real estate investment trusts (“REITs”). REITs pool investors’ funds for investment primarily in income producing real estate or real estate loans or interests. A REIT is not taxed on income distributed to shareholders if it complies with several requirements relating to its organization, ownership, assets, and income and a requirement that it distributes to its shareholders substantially all of its taxable income (other than net capital gains) for each taxable year. Failure to comply with federal tax requirements may affect the value of the REIT, which could have adverse tax consequences for the Portfolio. REITs can generally be classified as Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs which invest the majority of their assets directly in real property, derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs, which invest the majority of their assets in real estate mortgages, derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both Equity REITs and Mortgage REITs. The Portfolio will not invest in real estate directly, but only in securities issued by real estate companies. Investments in REITs and real estate companies subject the Portfolio to a number of risks. These include declines in the value of real estate, risks related to general and local economic conditions, dependency on management skill, heavy cash flow dependency, possible lack of availability of mortgage funds, overbuilding, extended vacancies of properties, increased competition, increases in property taxes and operating expenses, changes in zoning laws, losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from the environmental problems, terrorist acts, demographic trends, casualty or condemnation losses, limitation on rents, changes in neighborhood values, the appeal of properties to tenants and changes in interest rates.

Short-Term Trading

The Portfolio may engage in short-term trading. Although the Portfolio will not make a practice of short-term trading, purchases and sales of securities will be made whenever it is believed to be necessary or desirable

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to achieve the investment objective of the Portfolio. A change in the securities held by the Portfolio is known as “portfolio turnover.” The trading costs and tax effects associated with portfolio turnover may adversely affect the Portfolio’s performance. Unsettled market economic conditions during certain periods require greater portfolio turnover in pursuing the Portfolio’s investment objectives than would otherwise be the case. A higher incidence of portfolio turnover will result in greater transaction costs to the Portfolio.

U.S. Government Securities

The Portfolio may invest in U.S. Government securities to the extent set forth in the Part A and this Part B. U.S. Government securities include bills, notes and bonds issued by the U.S. Treasury and securities issued or guaranteed by agencies or instrumentalities of the U.S. Government.

Some U.S. Government securities are supported by the direct full faith and credit pledge of the U.S. Government; others are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as securities issued by the FNMA, are supported by the discretionary authority of the U.S. Government to purchase the agencies’ obligations; and others are supported only by the credit of the issuing or guaranteeing instrumentality. There is no assurance that the U.S. Government will be able or willing to repay any principal or interest when due, or will provide financial support to a U.S. Government agency, authority, instrumentality or sponsored enterprise hen it is not obligated by law to do so.

Warrants

The Portfolio may purchase or sell warrants. A warrant is an instrument issued by a corporation that gives the holder the right to subscribe to a specific amount of the corporation’s capital stock at a set price for a specified period of time. Warrants do not represent ownership of the securities, but only the right to buy the securities. The prices of warrants do not necessarily move parallel to the prices of underlying securities. Warrants may be considered speculative in that they have no voting rights, pay no dividends, and have no rights with respect to the assets of a corporation issuing them. Once a warrant expires, it has no value in the market. Warrant positions will not be used to increase the leverage of the Portfolio. Consequently, warrant positions are generally accompanied by cash positions equivalent to the required exercise amount.

PORTFOLIO TURNOVER

Radiant manages the Portfolio generally without regard to restrictions on portfolio turnover. In general, the Portfolio will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held. The primary consideration in placing portfolio security transactions with broker- dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. Expenses to the Portfolio, including brokerage commissions, and the realization of capital gains that are taxable to the Portfolio’s shareholders tend to increase as the portfolio turnover increases.

For the fiscal years ended October 31, 2024 and 2023 , the portfolio turnover rate for the Portfolio was 84 % and 103%, respectively.

If the Portfolio has a high portfolio turnover rate (e.g., 100% or more), transaction costs incurred by the Portfolio, and the realized capital gains and losses may be greater than those of a portfolio with a lesser portfolio turnover rate. See “Portfolio Transactions” and “Taxation”.

PORTFOLIO TRANSACTIONS

For the purposes of this section, the term “Adviser” also includes the Subadviser for the Portfolio.

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The Adviser is primarily responsible for portfolio decisions and the placing of portfolio transactions. The Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities for the Portfolio. Allocation of transactions, including their frequency, to various dealers is determined by the Adviser in its best judgment and in a manner deemed to be in the best interest of the Portfolio’s shareholders rather than by any formula. In placing orders for the Portfolio, the primary consideration is prompt execution of orders in an effective manner at the most favorable price, although the Portfolio does not necessarily pay the lowest spread or commission available. Other factors taken into consideration are the broker-dealer’s general execution and operational facilities, the type of transaction involved and other factors such as the broker-dealer’s risk in positioning the securities. To the extent consistent with applicable legal requirements, the Adviser may place orders for the purchase and sale of investments for the Portfolio with a broker-dealer affiliate of the Adviser.

The Adviser may, in circumstances in which two or more dealers are in a position to offer comparable results, and subject to certain conditions, give preference to a dealer that has provided statistical or other research services to the Adviser. By allocating transactions in this manner, the Adviser is able to supplement its research and analysis with the views and information of securities firms. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to the Adviser in advising several of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Portfolio. The management fee paid from the Portfolio is not reduced because the Adviser and its affiliates receive such services.

Generally, fixed income securities and money market securities are traded on a principal basis and do not involve brokerage commissions. Under the 1940 Act, persons affiliated with HSBC USA, Inc. (“HSBC USA”), the Adviser or the Portfolio are generally prohibited from dealing with the Portfolio as a principal in the purchase and sale of securities. The Portfolio may purchase securities from underwriting syndicates of which the Adviser or an affiliate is a member under certain conditions in accordance with the provisions of a rule adopted under the 1940 Act. Under the 1940 Act, persons affiliated with the Adviser or the Portfolio may act as a broker for the Portfolio. In order for such persons to effect any portfolio transactions for the Portfolio, the commissions, fees or other remuneration received by such persons must be reasonable and fair compared to the commissions, fees or other remunerations paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on an exchange during a comparable period of time. This standard would allow the affiliate to receive no more than the remuneration that would be expected to be received by an unaffiliated broker in a commensurate arms-length transaction. The Trustees of the Trust regularly review any commissions paid by the Portfolio to affiliated brokers. Unless authorized by law, the Portfolio will not do business with, nor pay commissions to, affiliates of the Adviser in any portfolio transactions where they act as principal.

As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”), the Adviser may cause the Portfolio to pay a broker-dealer, which provides “brokerage and research services” (as defined in the 1934 Act) to the Adviser, an amount of commission for effecting a securities transaction for the Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction, provided the Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or its respective overall responsibilities to the Portfolio or to its other clients. Not all of such services are useful or of value in advising the Portfolio.

The European Union’s Markets in Financial Instruments Directive (“MiFID II”) requires investment managers and their clients that are regulated under MiFID II to pay for research services separately from trade execution services, either through their own resources or a research payment account funded by a specific charge to a client. MiFID II will restrict the use of soft dollars by affected investment managers. MiFIDII’s research requirements present various compliance and operational considerations for investment advisers and broker-dealers serving clients in both the United States and the EU.

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The term “brokerage and research services” includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. Although commissions paid on every transaction will, in the judgment of the Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Adviser’s other clients, in part, for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. The SEC has published interpretative guidance that tightened previously existing standards concerning the types of expenses that qualify for the Section 28(e) safe harbor and set forth certain steps that investment advisers would need to take in order to ensure such qualification.

Investment decisions for the Portfolio and for the other investment advisory clients of the Adviser are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors, in addition to basic suitability for the particular client involved. Thus, a particular security may be bought for certain clients even though it could have been sold for other clients at the same time, and a particular security may be sold for certain clients even though it could have been bought for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. In some instances, one client may sell a particular security to another client. Two or more clients may simultaneously purchase or sell the same security, in which event, each day’s transactions in that security are, insofar as practicable, averaged as to price and allocated between such clients in a manner which, in the Adviser’s opinion, is equitable to each and in accordance with the amount being purchased or sold by each. In addition, when purchases or sales of the same security for the Portfolio and for other clients of the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantage available to large denomination purchases or sales. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients in terms of the price paid or received or of the size of the position obtainable. It is recognized that in some cases, this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. In other cases, however, the Adviser believes that the Portfolio’s ability to participate in volume transactions will produce better executions for the Portfolio.

The Board has adopted a policy to ensure compliance with Rule 12b-1(h) under the 1940 Act in the selection of broker-dealers to execute portfolio transactions for the Portfolio. Generally, Rule 12b-1(h) prohibits the Portfolio from compensating a broker-dealer for promotion or sale of Portfolio shares by directing to the broker-dealer securities transactions or remuneration received or to be received from such portfolio securities transactions.

For the fiscal years ended October 31, 2024, 2023 and 2022 , the Portfolio paid aggregate brokerage commissions in the amounts of $ 21,087, $ 22,768 and $88,070, respectively.

During the fiscal year ended October 31, 2024 , the Portfolio did not acquire securities issued by its regular brokers or dealers, or their parent companies.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Board has adopted policies and procedures for the Trust relating to disclosure of the Portfolio’s portfolio securities (the “Policy”). The Policy is designed to ensure that the disclosure of holdings information where necessary to the Trust’s operation, or useful to a Portfolio’s shareholders, without compromising the integrity or performance of the Portfolio. Disclosure of information regarding the portfolio holdings of the Portfolio occurs only upon the determination, by the Trust’s Chief Compliance Officer (“CCO”), that such disclosure is in the best interests of the Portfolio’s shareholders and that it does not present a conflict of interest between the shareholders and the Adviser or Subadviser, principal underwriter, or any affiliated person of the Portfolio, the Adviser or Subadviser, or principal underwriter.

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Pursuant to applicable law, the Trust is required to disclose its complete portfolio holdings quarterly, within 60 days of the end of each fiscal quarter. The Trust discloses a complete schedule of investments in the Form N-CSR for the semi-annual and the annual periods. Each Form N-CSR is available, free of charge, on the EDGAR database on the SEC’s website at www.sec.gov and on the Trust’s website at https://www.assetmanagement.us.hsbc.com/en/ institutional-investor/funds.

The Portfolio also files their portfolio holdings information for each month in a fiscal quarter within 60 days after the end of the relevant fiscal quarter with the SEC on Form N-PORT. Portfolio holdings information for the third month of each quarter is publicly available within 60 days of the end of the quarter at the websites listed above. The Trust’s website also provides information about each Portfolio’s top 10 holdings, sector holdings and other characteristics data as of the end of the most recent month. The Trust may publish the Portfolio’s full portfolio holdings thirty (30) days after the end of each month. This information is available until updated as of the following month. The information on the Trust’s website is publicly available to all categories of persons.

The Trust, the Adviser or Subadviser may share non-public holdings information of the Trust on a more frequent basis to the service providers to the Trust (including the Trust’s Sub-Administrator; custodian, fund accountant, order management system provider, STP Investment Partners, LLC; operations service provider, STP Investment Services; proxy voting service provider, Institutional Shareholder Services; and pricing services such as FT Interactive). In addition, the Trust may share non-public holdings information with mutual fund ranking and rating services, including Standard & Poor’s Corporation, Morningstar, Lipper Analytical Services, FactSet, Fitch Ratings, Inc., Fundipedia and Bloomberg L.P. These service providers and other entities owe contractual, fiduciary, or other legal duties of confidentiality to the Trust, the Adviser or Subadviser that foster reasonable expectations that holdings information will not be misused. The Trust’s officers may authorize disclosure of the Trust’s holdings portfolio information to service providers where such service provider needs information to fulfill its duties.

The Trust may also disclose information about portfolio holdings to mutual fund evaluation services that agree not to disclose the information to third parties and that enter into a Confidentiality Agreement. Such Confidentiality Agreement provides, among other things, that non-public portfolio holdings information will be kept confidential and that such information will be used solely for the purpose of analysis and evaluation of the portfolio. Disclosures may be made to other third parties under a Confidentiality Agreement satisfactory to fund counsel and the Trust’s CCO. The Confidentiality Agreement prohibits anyone in possession of non-public holdings information from purchasing or selling securities based on such information, or from disclosing such information to other persons, except for those who are actually engaged in, and need to know, such information to perform services for the portfolio.

Currently, the Trust has arrangements to provide additional disclosure of holdings information to the following evaluation services: Lipper Analytical Services (10 days after the end of each month), Morningstar (5 business days after the end of each month), Bloomberg L.P. (60 days after the end of each quarter), FactSet (daily), Fitch Ratings, Inc. (two times per month), Fundipedia (5 business days after the end of each month) and Standard & Poor’s Corporation (between 3-5 days after the end of each week).

No compensation or other consideration is paid to or received by any party in connection with the disclosure of holdings information, including the Trust or the Adviser, Subadviser and their affiliates.

Pursuant to the Policy, the CCO may authorize exceptions and allow disclosures under other circumstances he or she deems appropriate. In addition, the Portfolio may disclose its holdings, as appropriate, in conformity with the foregoing principles. Compliance with the Policy (including the use of the portfolio holdings information) will be monitored by the CCO or his or her designee on a regular basis, and any violations constituting a “Material Compliance Matter” as defined under Rule 38a-1 of the 1940 Act will be reported by the CCO to the Board.

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INVESTMENT RESTRICTIONS

The Portfolio has adopted certain fundamental and non-fundamental investment restrictions. Fundamental investment restrictions may not be changed without approval by holders of a “majority of the outstanding voting securities” of the Portfolio. The term “majority of the outstanding voting securities” as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding “voting securities” of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding “voting securities” are present or represented by proxy, or (ii) more than 50% of the outstanding “voting securities.” The term “voting securities” as used in this paragraph has the same meaning as in the 1940 Act.

As a matter of fundamental policy, the Portfolio may:

1.       borrow money to the extent permitted under the 1940 Act and the rules and regulations thereunder;

2.       issue senior securities to the extent permitted under the 1940 Act and the rules and regulations thereunder;

3.       not act as an underwriter of securities issued by others, except to the extent it could be considered an underwriter in the acquisition and disposition of restricted securities;

4.       not make loans to other persons except: (a) through the use of repurchase agreements or the purchase of short term obligations; or (b) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;

5.       not purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts) in the ordinary course of business (except that the Portfolio may hold and sell, for the Portfolio’s portfolio, real estate acquired as a result of the Portfolio’s ownership of securities);

6.       not concentrate its investments in any particular industry (excluding U.S. Government securities), but if it is deemed appropriate for the achievement of a Portfolio’s investment objective(s), up to 25% of its total assets may be invested in any one industry; and

7.       not, with respect to 75% of its assets, invest more than 5% of its total assets in the securities (excluding U.S. Government securities) of any one issuer.

The Portfolio is also subject to the following restrictions which may be changed by the Board without shareholder approval.

As a matter of non-fundamental policy, the Portfolio may not:

1.       purchase warrants, valued at the lower of cost or market, in excess of 10% of the value of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities;

2.       write puts and calls on securities unless each of the following conditions are met: (a) the security underlying the put or call is within the investment policies of the Portfolio and the option is issued by the Options Clearing Corporation, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b)

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the aggregate value of the obligations underlying the puts determined as of the date the options are sold shall not exceed 50% of the Portfolio’s net assets; (c) the securities subject to the exercise of the call written by the Portfolio must be owned by the Portfolio at the time the call is sold and must continue to be owned by the Portfolio until the call has been exercised, has lapsed, or the Portfolio has purchased a closing call, and such purchase has been confirmed, thereby extinguishing the Portfolio’s obligation to deliver securities pursuant to the call it has sold; and (d) at the time a put is written, the Portfolio establishes a segregated account with its custodian consisting of cash or short-term U.S. Government securities equal in value to the amount the Portfolio will be obligated to pay upon exercise of the put (this account must be maintained until the put is exercised, has expired, or the Portfolio has purchased a closing put, which is a put of the same series as the one previously written); and

3.       buy and sell puts and calls on securities, stock index futures or options on stock index futures, or financial futures or options on financial futures unless such options are written by other persons and: (a) the options or futures are offered through the facilities of a national securities association or are listed on a national securities or commodities exchange, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate premiums paid on all such options, which are held at any time, do not exceed 20% of the Portfolio’s total net assets; and (c) the aggregate margin deposits required on all such futures or options thereon, held at any time, do not exceed 5% of the Portfolio’s total assets.

4.       purchase on margin, except for use of short-term credit as may be necessary for the clearance of purchases and sales of securities, but it may make margin deposits in connection with transactions in options, futures and options on futures.

5.       sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in options and futures contracts are not deemed to constitute short sales of securities.

6.       invest in securities of any registered investment company, except to the extent permitted under the 1940 Act generally, or in accordance with any exemptive order granted to the Trust by the SEC.

7.       directly purchase securities or other instruments issued by companies that manufacture cluster munitions or anti-personnel mines. The Adviser uses the definitions within the 1997 Mine Ban Treaty and the 2008 Convention on Cluster Bombs for guidance and implementation. The Fund may purchase securities of registered investment companies, ETNs or other pooled vehicles that invest in companies that manufacture cluster munitions or anti-personnel mines.

Percentage and Rating Restrictions

If a percentage restriction or a rating restriction on investment or utilization of assets set forth above or referred to in the Portfolio’s Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by the Portfolio, or a later change in the rating of a security held by the Portfolio, is not considered a violation of policy. However, the Adviser will consider such change in its determination of whether to continue to hold the security and provided further, that the Adviser will take appropriate steps, which may include the disposition of portfolio securities, as may be necessary to satisfy the applicable requirements of the 1940 Act and/or the rules thereunder with respect to the Portfolio’s investments in illiquid investments or any borrowings by the Portfolio.

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MANAGEMENT OF HSBC FUNDS

Board of Trustees

Overall responsibility for management of HSBC Funds (the “Trust”) rests with the Board. The Trustees elect the officers of the Trust and appoint service providers to manage the Trust’s day-to-day operations. The Trustees meet regularly to discuss and consider matters concerning the Trust and to oversee the Trust’s activities, including the investment performance of the Portfolio and the operation of the Trust’s compliance program, and to evaluate and address potential conflicts and risks associated with the Trust’s activities.

Board Composition and Leadership Structure. The Trust has a Board of Trustees. The Board consists of five Trustees, four of whom are not “interested persons” (as that term is defined by Section 2(a)(19) of the 1940 Act) of the Trust (the “Independent Trustees”) and one who is an “interested person” (as that term is defined by Section 2(a)(19) of the 1940 Act). The Board is responsible for the overall management of the Trust, including general supervision and review of the Trust’s investment activities. The Board elects the officers of the Trust who are responsible for administering the Trust’s day-to-day operations. The Trust enters into agreements with various entities to manage the day-to-day operations of the Trust, including with the Adviser, the Subadviser, the administrator, the fund accountant, the transfer agent, the distributor and the custodian. The Board is responsible for selecting these service providers (based on the recommendation of the Adviser), approving the terms of their contracts with the Trust and exercising general oversight of these service providers on an ongoing basis.

The Chair of the Board, Ms. Beck, is an Independent Trustee, and, among other duties and responsibilities, serves as a point person for communications between the Trustees and the Trust’s management. The Trustees interact directly with the Chair, Chairs of the Trust’s standing Committees, each other, the Trust’s officers, and senior management of the Adviser and other service providers of the Trust at scheduled meetings and between meetings, as appropriate.

The Board has established the following standing committees: the Audit Committee and the Nominating and Corporate Governance Committee (the “Committees”) to facilitate the Trustees’ effective oversight of the management of those aspects of the Trust’s operations. Each Committee has a Chair, who is an Independent Trustee. Each Committee’s responsibilities are discussed in greater detail below. By assigning areas of responsibility to committees of Trustees, and to the full Board, the Board’s leadership structure enables it to exercise informed and independent judgment over the matters within its purview.

Board’s Role in Risk Oversight of the Trust. The Board, as a whole, considers risk management issues as part of its general oversight responsibilities throughout the year at regular Board meetings, as does each Committee of the Trust. The Board and its Committees consider risk management through, among other things, regular reports that have been developed by management, in consultation with the Board, its Committees and counsel. These reports address investment, valuation, liquidity, operations and compliance matters. The Board may also receive special written reports or presentations on cybersecurity and a variety of other risk issues, either upon request or upon the Adviser’s initiative. In addition, the Board meets regularly with the Adviser’s internal risk department and Fund Pricing Group to review reports on their examinations of liquidity risks, and when applicable, their fair valuation determinations on the Fund’s investment portfolios.

With respect to investment risk, the Board receives regular written reports describing and analyzing the investment performance of the Fund, which may include the comparison of the Fund’s performance to its respective benchmarks and/or peer groups when applicable. In addition, investment personnel for the Fund meet regularly with the Board to discuss Fund performance, including investment risk, liquidity, and market updates. Also, to the extent that the Fund changes a particular investment strategy or invests in a new type of security that could have a material effect on the Fund’s risk profile, the Board generally is consulted.

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With respect to valuation, pursuant to Rule 2a-5 under the 1940 Act, the Board has designated the Adviser as the “Valuation Designee.” As Valuation Designee, the Adviser performs fair value determinations relating to the Fund’s investments and is responsible for, among other things, establishing, implementing and testing fair value methodologies. The Board receives regular and other periodic written reports on valuation matters and will review, no less frequently than annually, a written report prepared by the Adviser (as Valuation Designee) that assesses the adequacy and effectiveness of its process for determining fair value.

With respect to liquidity, the Trust has implemented a liquidity risk management program on behalf of the non-money market Funds (the “Liquidity Program”) that is designed to assess and manage each non-money market Portfolio’s liquidity risk. The Board has designated the Fund Liquidity Review Group to administer the Liquidity Program. The Fund Liquidity Review Group is comprised of representatives from the Adviser’s investment, risk, operations, and compliance teams. Under the Liquidity Program the Board will review periodic reports concerning Fund liquidity and review, no less frequently than annually, a written report prepared by the Fund Liquidity Review Group that addresses the operation of the Liquidity Program and assesses its adequacy and effectiveness.

With respect to compliance risks, the Board selects the person to serve as the Trust’s CCO pursuant to Rule 38a-1 under the 1940 Act. In addition, the Board receives regular compliance reports and meets regularly with the CCO to discuss compliance issues, including compliance risks. In accordance with SEC rules, the Independent Trustees meet regularly in executive session with the CCO, and the CCO prepares and presents an annual written compliance report to the Board. The Board also meets regularly with the Chief Compliance Officer of the Adviser. The Board adopts compliance policies and procedures for the Trust and approves such procedures of certain of the Trust’s service providers, such as the Adviser and the Subadviser. The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws. In addition, the Board oversees compliance by third-party service providers with the Trust’s compliance program and assess recommendations made by the CCO concerning changes and additions to the Trust’s compliance program.

Qualifications of the Trustees. The names of the Trustees, their addresses, ages, positions held with the Trust, principal occupation(s) during the past five years, number of portfolios in the fund complex overseen, and other directorships held by each Trustee are set forth below.

TRUSTEES

Name, Address(1) and Age	Position(s) Held With Trust	Length of Time Served	Principal Occupation(s) During Past 5 Years	Portfolios in Fund Complex Overseen by Trustee(2)	Other Directorships Held By Trustee During the Past 5 Years(3)
Independent Trustees
Marcia L. Beck Age: 69	Trustee and Chair	Indefinite; 2008 to present	Private Investor (1999 – present)	5	None
Susan C. Gause Age: 72	Trustee	Indefinite; 2013 to present	Private Investor (2003 – present)	5	Brighthouse Funds Trust II (28 portfolios) (2012 – present); Brighthouse Funds Trust I (46 portfolios) (2008 – present)
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Name, Address(1) and Age	Position(s) Held With Trust	Length of Time Served	Principal Occupation(s) During Past 5 Years	Portfolios in Fund Complex Overseen by Trustee(2)	Other Directorships Held By Trustee During the Past 5 Years(3)
Susan S. Huang Age: 70	Trustee	Indefinite; 2008 to present	Private Investor (2000 – present)	5	None
Hugh T. Hurley III Age: 60	Trustee	Indefinite; 2020 to present	Private Investor (2017 – present)	5	Harris Associates Investment Trust (8 portfolios) (2018 – present ); Harris Oakmark ETF Trust (1 portfolio) (2024-present )
Interested Trustee
Paul D. Dawe (4) Age: 55	Trustee	Indefinite; 2023 to present	Chief Executive Officer and Chief Operating Officer, HSBC Global Asset Management (USA) Inc. (2020 – present); Chief Operating Officer, HSBC Global Asset Management (USA) Inc. (2011 – 2020)	5	None

(1) Each Independent Trustee may be contacted by writing to the Trustee, c/o SS&C Global Investor and Distribution Solutions, Inc., P.O. Box 219691, Kansas City, MO 64121-9691, Attn: Stefano Michelagnoli. Mr. Dawe may be contacted by writing to the Adviser, 66 Hudson Boulevard E., 4th Floor , New York, New York 10001 .

(2) The “Fund Complex” is comprised of the 5 portfolios of HSBC Funds.

(3) This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934 (i.e., “public companies”) or other investment companies registered under the 1940 Act.

(4) Mr. Dawe is considered an interested Trustee (i.e., not independent) because of his affiliation with the Adviser and its affiliates.

OFFICERS

Name, Address and Age	Position(s) Held With Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Stefano R. Michelagnoli 66 Hudson Boulevard E., 4th Floor New York, New York 10001 Age: 54	President	One year; 2020 to present	Global Head of Client Operations, HSBC Global Asset Management (USA) Inc. (June 2020 – present); Regional Head of Product (Americas), HSBC Global Asset Management (USA) Inc. (2015 – June 2020)
James D. Levy 66 Hudson Boulevard E., 4th Floor New York, New York 10001 Age: 61	Vice President	One year; 2014 to present	Vice President, Product Management, HSBC Global Asset Management (USA) Inc. (2014 – present)
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Name, Address and Age	Position(s) Held With Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Maria Clem Sell (1) 3 Canal Plaza, Suite 100 Portland, ME 04101 Age: 47	Treasurer	One year; November 2022 to present	Senior Principal Consultant and Fund Treasurer, ACA Global (f/k/a Foreside Financial Group, LLC) (2021 - present); Director, Franklin Templeton Investments (2014 – 2021)
Charles L. Booth 3 Canal Plaza, Suite 100 Portland, ME 04101 Age: 64	Chief Compliance Officer and Secretary	One year; February 20, 2025 to present	Independent Compliance Consultant (2023 – present); Director and Compliance Officer , Citi Fund Services (1988 – 2023 )
James M. Curtis 66 Hudson Boulevard E., 4th Floor New York, New York 10001 Age: 56	Chief Legal Officer	One year; 2018 to present	Managing Associate General Counsel, HSBC Wealth and Personal Banking (2018-present)

(1) Ms. Sell is also and officer of certain other investment companies.

Trustee Experience, Qualifications, Attributes or Skills. The following provides an overview of the considerations that led the Board to conclude that each individual serving as a Trustee of the Trust should so serve. The current members of the Board joined at different points in time since 2008. Generally, no one factor was decisive in the original selection of an individual to join the Board. Among the factors the Board considered when concluding that an individual should serve on the Board were the following: (i) the individual’s business and professional experience and accomplishments, including prior experience in the financial services and investment management fields or on other boards; (ii) the individual’s ability to work effectively with other members of the Board; and (iii) how the individual’s skills, experiences and attributes would contribute to an appropriate mix of relevant skills and experience on the Board.

In addition to personal qualities, such as integrity, the role of an effective Trustee inherently requires the ability to comprehend, discuss and critically analyze materials and issues presented in exercising judgments and reaching informed conclusions relevant to his or her duties and obligations. The Board believes that the specific background of each Board member (including as set forth above) evidences such ability and is appropriate to his or her serving on the Board. The Chair of the Board, Ms. Beck, has asset management operating and leadership experience, having served as President and Trustee of the Goldman Sachs Mutual Funds, an unaffiliated mutual fund complex. Ms. Huang has asset management operating and leadership experience, having served as Senior Vice President of Schroder Investment Management, a global asset management company. Mses. Beck and Huang each has experience managing risk as well as portfolios of money market and fixed income instruments, respectively. Ms. Gause has significant experience in the financial services industry, having served as, among other things, Chief Executive Officer of Dresdner RCM Global Investors and Allianz Dresdner Asset Management, a global asset management company. In that position, Ms. Gause was responsible for the day-to-day activities of the investment adviser of various registered open-end funds. In addition, Ms. Gause has served as an independent director for another mutual fund complex since 2008. Mr. Hurley has significant experience in the investment management and capital markets industries, having served in several senior executive management roles, including as Managing Director and Global Head of Product Strategy at BlackRock, Inc., a global asset management company. Mr. Hurley is also a National Association of Corporate Directors (“NACD”) Governance Fellow and is NACD Directorship CertifiedTM. He has a B.S. in Finance and has held roles as finance chair, treasurer, and endowment chair in his previous positions, requiring him to work closely with audit and accounting professionals. In addition, Mr. Hurley serves as an independent director for another mutual fund complex and is a member of that complex's audit committee. Mr. Dawe has asset management operating and leadership experience and is currently the Chief Executive Officer and Chief Operating Officer of HSBC Global Asset Management (USA) Inc. Previously, he was the Chief Operating Officer of the Adviser and HSBC Global Asset Management (UK) Limited. As a result of Mr. Dawe’s senior position with the Adviser, Mr. Dawe has in-depth and longstanding knowledge regarding the Trust and the Funds

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and is in a position to, among other things, continue to foster the relationship between the Funds and the Adviser and to provide access to resources for the benefit of the Trust and the Funds.

Committees

The Board currently has two standing committees: Audit Committee and Nominating and Corporate Governance Committee.

Audit Committee. The Audit Committee is comprised of all of the Independent Trustees of the Trust. The Audit Committee is currently chaired by Mr. Hurley. Ms. Beck, Mr. Hurley and Ms. Gause are audit committee financial experts of the Trust. The primary purpose of the Audit Committee is to oversee the accounting and financial reporting policies, practices and internal controls of the Trust. The Audit Committee, among other things: (i) recommends to the Board the selection, retention and termination of an independent public accounting firm; (ii) annually reviews the scope of the proposed audit and, generally, the audit procedures to be utilized and the proposed audit fees; (iii) reviews the results of the annual audit with the independent auditors and any reports from the independent auditors concerning an audit, as presented to the Audit Committee; (iv) reviews the annual financial statements of the Funds with management and the independent auditors; (v) approves the fees to be paid by the Trust to the independent auditors for its services; and (vi) reviews the adequacy and effectiveness of internal controls and procedures with management and the independent auditors. The Audit Committee of the Trust met five times during the most recently completed fiscal year.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of all of the Independent Trustees of the Trust. The Committee is currently chaired by Ms. Gause. This Committee, among other things : (i) makes nominations for trustee membership on the Board or a Committee; (ii) evaluates on a periodic basis the operations and effectiveness of the Board as a whole; (iii) periodically reviews the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Board; (iv) periodically reviews industry best practices and Board governance procedures and recommends appropriate changes to the full Board; (v) periodically reviews Trustee compensation and Committee responsibilities and recommends any appropriate changes to the full Board; (vi) reviews the retention of professional liability insurance (D&O/E&O Insurance) and investment company fidelity bonds; and (vii) reviews the independence and performance of the Independent Trustee counsel. The Nominating and Corporate Governance Committee also considers nominees recommended by shareholders. Such recommendations should be forwarded to the President of the Trust. The Nominating and Corporate Governance Committee met four times during the most recently completed fiscal year.

When evaluating a person as a potential nominee to serve as an Independent Trustee, the Nominating and Corporate Governance Committee may consider, among other factors: (i) whether or not the person is “independent” and whether the person is otherwise qualified under applicable laws and regulations to serve as a Trustee; (ii) whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of an Independent Trustee; (iii) the contribution that the person can make to the Board, with consideration being given to the person’s business experience, education and such other factors as the Committee may consider relevant; (iv) the character and integrity of the person; (v) the desirable personality traits, including independence, leadership and the ability to work with the other members of the Board; and (vi) consistency with the 1940 Act.

The process of identifying nominees involves the consideration of candidates recommended by one or more of the following: current Independent Trustees, officers and other sources that the Committee deems appropriate.

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Portfolio Ownership

Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolio, together with the aggregate dollar range of equity securities in all registered investment companies overseen by each Trustee in the HSBC Family of Funds, as of December 31, 2024 (unless stated otherwise).

Trustees	Dollar Range of Equity Securities in the Portfolio	Aggregate Dollar Range(1) of Securities in All Registered Investment Companies Overseen By Trustee in HSBC Family of Funds
Independent Trustees
Marcia L. Beck	None	$50,001-$100,000
Susan C. Gause	None	$50,001-$100,000
Susan S. Huang	None	$50,001-$100,000
Hugh T. Hurley III	None	Over $100,000
Interested Trustee
Paul D. Dawe	None	Over $100,000

(1) Ownership disclosure is made using the following ranges: None; $1 - $10,000; $10,001 - $50,000; $50,001 - $100,000 and over $100,000.

As of February 1, 2025 , the Trustees and officers of the Trust as a group beneficially owned less than 1% of the outstanding shares of the Portfolio.

Trustee and Officer Compensation

For the fiscal year ended October 31, 2024 , the following compensation was paid to the Trustees:

Compensation From the Funds	Independent Trustees				Interested Trustee
	Marcia L. Beck	Susan C. Gause	Susan S. Huang	Hugh T. Hurley III	Paul D. Dawe
Radiant U.S. Smaller Companies Portfolio	$ 84,228	$ 71,337	$ 66,558	$ 72,282	$ 0
Pension Or Retirement Benefits Accrued As Part Of The Funds’ Expenses (1)	N/A	N/A	N/A	N/A	N/A
Estimated Annual Benefits Upon Retirement	N/A	N/A	N/A	N/A	N/A
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Compensation From the Funds	Independent Trustees				Interested Trustee
	Marcia L. Beck	Susan C. Gause	Susan S. Huang	Hugh T. Hurley III	Paul D. Dawe
Total Compensation From Funds and Fund Complex(2) Paid To Trustees	$ 252,685	$ 214,011	$ 199,674	$ 216,845	$ 0

(1) The Trust does not accrue pension or retirement benefits as part of Fund expenses, and Trustees are not entitled to retirement benefits upon retirement from the Board.

(2) For these purposes, the Fund Complex consisted of the 5 portfolios of HSBC Funds as of October 31, 2023.

Pursuant to a Fund principal financial officer (“PFO”)/Treasurer, CCO, Secretary and AMLO Agreement between the Trust and Foreside Fund Officer Services, LLC (“Foreside”) (“Fund Officer Agreement”), Foreside makes individuals available to serve as the Trust’s CCO, the Anti-Money Laundering Officer, Secretary and the Principal Financial Officer and Treasurer (“PFO”). Under the Fund Officer Agreement, Foreside provides a Secretary to, as applicable, sign documents requiring Secretary’s signature, attend Board and Board Committee meetings; and assist in review of any minutes of Board and Board Committee meetings. The CCO also provides infrastructure and support in implementing the written policies and procedures comprising the Portfolio’s Compliance Program. This includes providing support services to the CCO, developing standards for reports to the Board by Foreside and other service providers, and assisting in preparing or providing documentation for the Board to make findings and conduct reviews pertaining to the Portfolio’s Compliance Program and related policies and procedures of Portfolio service providers. The PFO will perform the Fund PFO services including, but not limited to, (i) assisting with the planning and coordination of the Funds’ annual financial statement audit; (ii) reviewing and commenting on the Portfolio’s financial statements and shareholder reports; and (iii) reviewing and overseeing daily Portfolio expense payment authorizations, periodic budget/accrual review and authorization; and (iv) performing high level review of periodic fund distributions, fund tax returns and other tax reporting. For the services provided under the Fund Officer Agreement, the Trust currently pays Foreside $ 364,966 per annum, plus certain out of pocket expenses. Foreside pays the salary and other compensation earned by any such individuals as employees of Foreside.

Proxy Voting

The Trust has adopted Proxy Voting Policies that delegate the responsibility of voting proxies to the Adviser. The Adviser has, in turn, delegated responsibility for voting proxies for the Portfolio to Radiant. Radiant seeks to vote proxies in the best interests of its clients. Radiant will generally vote in alignment with Institutional Shareholder Services Inc.’s (“ISS”) Sustainability Proxy Voting Guidelines. The Subadviser’s proxy voting guidelines, as well as ISS’s Sustainability Proxy Voting Guidelines, are attached as appendices to this Part B.

Information regarding how the Portfolio voted proxies relating to portfolio securities during the 12-month period ending June 30, 2024 is available on the Trust's website at https://www.assetmanagement.us.hsbc.com/en/institutional-investor/funds, or will be available as soon as reasonably practicable after the latest filing on Form N-PX on the SEC's website at http://www.sec.gov. This information is also available without charge, upon request, by calling 1-800-782-8183 .

INVESTMENT ADVISORY AND OTHER SERVICES

Investment Adviser

HSBC Global Asset Management (USA) Inc. is the investment adviser to the Portfolio pursuant to an investment advisory contract (the “Advisory Contract”) with the Trust. For its investment advisory services, the Adviser is entitled to a fee from the Portfolio, which is accrued daily and paid monthly, and which is based on the Portfolio’s daily net assets, at an annual rate of 0.25%. The Advisory Contract for the Portfolio provides that the Adviser will manage the Portfolio, either directly or through one or more subadvisers, and

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will furnish to the Portfolio investment guidance and policy direction in connection therewith. The Adviser has agreed to provide the Trust with, among other things, information relating to composition of the Portfolio and periodic reports on performance.

The Adviser has retained the Subadviser to provide day-to-day management of the Portfolio. An affiliate of the Adviser maintains an ownership interest in the Subadviser and is entitled to appoint one individual to its Board of Managers. The Portfolio pays the Subadviser a fee pursuant to a sub-advisory agreement (the “Sub-Advisory Contract”) between the Adviser and the Subadviser. For more information about the Subadviser and Sub-Advisory Contract, see “Investment Advisory and Other Services – Subadviser.”

For the fiscal years ended October 31, 2024, 2023 and 2022 , the aggregate amount of advisory fees (including sub-advisory fees, where applicable) paid by the Portfolio were $ 150,046, $ 136,796 and $487,148, respectively.

The Advisory Contract for the Portfolio will continue in effect through December 31, 2025 . Thereafter, the Advisory Contract will continue in effect with respect to each Portfolio for successive periods not to exceed one (1) year provided such continuance is approved at least annually by: (i) the holders of a majority of the outstanding voting securities of the Portfolio or by the Board; and (ii) a majority of the Trustees who are not parties to the Advisory Contract or “interested persons” (as defined in Section 2(a)(19) the 1940 Act) of any such party. Notwithstanding the foregoing, the Advisory Contract may be terminated with respect to the Portfolio without penalty by either party on 60 days’ written notice and will terminate automatically in the event of its assignment, within the meaning of the 1940 Act.

The Adviser, located at 66 Hudson Boulevard E., 4th Floor , New York, New York 10001 , is a wholly-owned subsidiary of HSBC USA Inc., a registered bank holding company. No securities or instruments issued by HSBC USA Inc. will be purchased for the Portfolio.

If the Adviser were prohibited from performing any of its services for the Trust, it is expected that the Board would recommend to the holders of interests in the Portfolio that they approve new agreements with another entity or entities qualified to perform such services and selected by the Board.

The investment advisory services of the Adviser provided to the Portfolio are not exclusive under the terms of the Advisory Contract. The Adviser is free to and does render investment advisory services to others.

The Trust and the Adviser have each received an exemptive order from the SEC that allows the Adviser to enter into new investment sub-advisory contracts and to make material changes to existing sub-advisory contracts with the approval of the Board, but without shareholder approval. This authority is subject to certain conditions, including the requirement that the Trustees (including a majority of Independent Trustees) of the Trust must approve any new or amended agreements with subadvisers. In accordance with the exemptive order received from the SEC, an information statement providing details about the appointment of the new subadviser will be mailed to shareholders within 90 days of the change in subadviser. Shareholders will also receive an information statement describing material changes to a sub-advisory contract between the Adviser and a subadviser within 90 days of the material change. The Adviser remains responsible for monitoring and evaluating the performance of the Portfolio, oversees subadvisers to ensure compliance with the Portfolio’s investment policies and guidelines, and monitors each subadviser’s adherence to its investment style and performance results in order to recommend any changes in a subadviser to the Board.

Subadviser

Radiant Global Investors LLC , located at 21 Orinda Way, Suite C-546, Orinda, CA 94563, is the investment subadviser of the Portfolio. On June 28, 2022, Radiant assumed day-to-day management of the Portfolio. For its services, Radiant receives a fee equal to an annual basis of 0.35% of the Portfolio’s average daily net assets. Radiant is controlled by its two co-founders, Heidi Ridley (Chief Executive Officer) and Kathryn

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McDonald (Head of Investments & Sustainability). Collectively, Radiant’s co-founders and its partner employees collectively own over 95% of the firm’s outstanding voting shares.

The Subadviser is responsible for the investment management of the Portfolio’s assets, including making investment decisions and placing orders for the purchase and sale of securities for the Portfolio directly with the issuers or with brokers or dealers selected by the Subadviser in its discretion.

The investment advisory services of each Subadviser are not exclusive under the terms of the Sub-Advisory Contract. The Subadviser is free to and does render investment advisory services to others.

The Subadviser also furnishes to the Board, which has overall responsibility for the business and affairs of the Trust, periodic reports on its services and the investment performance of the Portfolio.

For the fiscal years ended October 31, 2024 and 2023, the Portfolio paid Radiant, sub-advisory fees equal to $ 87,527 and $ 79,798 , respectively . For the period June 28, 2022 through October 31, 2022, the Portfolio paid Radiant, sub-advisory fees equal to $25,817. For the period November 1, 2021 through June 27, 2022, the Portfolio paid the prior subadviser, Westfield Capital Management Company, L.P., sub-advisory fees equal to $302,886 .

Portfolio Managers

Part A identifies the individuals who are primarily responsible for the day-to-day management of the Portfolio (the “portfolio manager(s)”). This section of Part B contains certain additional information about the portfolio manager(s), their compensation, other accounts managed by them, and potential conflicts of interest. This section includes information in a tabular format, as of October 31, 2024 about the other accounts, if any, in addition to the Portfolio, over which the portfolio manager(s) also have primary responsibility for day-to-day management.

The tables below show the number of other accounts managed by the portfolio manager(s) and the total assets in those accounts within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. For each category of accounts, the tables also show the number of accounts and the total assets in the accounts with respect to which the advisory fee paid by the account holder is based on account performance, if applicable.

Portfolio Ownership of Portfolio Managers. As of October 31, 2024 , the portfolio managers owned shares of the Fund as set forth in the table below. The following are the ranges:  none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000, or over $1,000,000.

Name of Portfolio Manager	Dollar Range of Equity Securities in the Portfolio
Kathryn McDonald	$50,001-$100,000
Harry Prabandham	$50,001-$100,000
Kevin Lin	$10, 0001-$50, 000

Other Accounts Managed by Portfolio Managers. Set forth below is information about the other accounts managed by the portfolio managers of the Portfolio as of October 31, 2024 :

Name of Portfolio Manager	Number of Other Accounts Managed and Total Assets (in millions) by Account Type			Number of Accounts and Total Assets (in millions) for which Advisory Fee is Performance Based
	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Kathryn McDonald	0	1	0	0	0	0
	$0	$ 4	$0	$0	$0	$0
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Name of Portfolio Manager	Number of Other Accounts Managed and Total Assets (in millions) by Account Type			Number of Accounts and Total Assets (in millions) for which Advisory Fee is Performance Based
	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Harry Prabandham	0	1	0	0	0	0
	$0	$ 4	$0	$0	$0	$0
Kevin Lin	0	1	0	0	0	0
	$0	$ 4	$0	$0	$0	$0

Portfolio Manager Compensation Structure. Members of the Radiant investment team may be eligible to receive various components of compensation:

•	Investment team members receive a base salary commensurate with industry standards.
•	Investment team members are also eligible to participate in the firm’s incentive compensation program including profits interest awards and discretionary bonuses based on the employee’s individual contributions to its client experience (performance delivery and client support and partnership), creativity and innovation in ideas that benefit its clients and the firm, embodying the firm’s values, and adhering to the firm’s governance structure.
•	Investment team members are also partners of the firm and equity shareholders. Equity ownership aligns employee interests with those of their clients and allows for collective, long-term, economic participation in the firm’s success.

Potential Conflicts of Interest. The simultaneous management of multiple accounts by the Radiant investment team can create a possible conflict of interest as the team must allocate its time across multiple accounts. This may result in the portfolio managers allocating unequal attention and time to the management of each client portfolio as each has different objectives, benchmarks, and investment restrictions. Radiant’s proprietary investment research is applied to portfolio modeling and portfolio construction for each investment strategy. The resulting model portfolio is used consistently for each client portfolio in the same strategy.

Radiant established its Investment Forum to provide recommendations and oversight of investment research, models, products, strategies, portfolio management, and trading matters. Members of the Radiant Investment Forum oversee the adherence to risk tolerances, portfolio positioning, and performance. Proxy voting and engagement practices are also in the scope of their reviews. Client portfolios with similar investment objectives are reviewed as a group by the Investment Forum, as a matter of practice. Any discrepancies identified are researched and reviewed and any resulting exceptions or remedial actions are documented.

Trading practices must be fair to all clients. Radiant seeks to obtain best execution for client transactions. Considering that Radiant may have limited access to certain broker-dealers until it achieves a certain scale with regard to the amount of assets under management, the following steps are taken when selecting broker-dealers to execute client trades. Radiant’s CCO, in conjunction with the Investment Forum:

•	works to create a list of approved broker-dealers to execute client trades.
•	periodically and systematically monitors and evaluates the execution and performance capabilities of the broker-dealers on the approved list.

When selecting broker-dealers to execute clients, the determinative factor is not the lowest possible commission cost, but whether the transaction represents the best qualitative execution. In making this determination, Radiant’s policy is to consider the full range of the broker’s services, including without limitation the value of any research provided, if applicable, execution capabilities, financial responsibility, administrative resources, responsiveness and commission rates. At this time, Radiant does not have

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directed brokerage relationships for its clients and does not select broker-dealers for trade execution based on the receipt of third-party research services. The Radiant Investment Forum also reviews transaction cost analysis data quarterly to monitor trading and commission activity.

Personal accounts may give rise to conflicts of interest. Radiant and its employees will, from time to time, for their own investment accounts, purchase, sell, hold or own securities or other assets which may be recommended for purchase, sale or ownership for one or more clients, including the Portfolio. Radiant has a Code of Ethics which regulates trading in such accounts; requirements include regular reporting and preclearance of transactions. Radiant’s CCO reviews personal trading activity regularly.

Radiant manages an institutional commingled fund with a similar investment strategy as the Portfolio.  The fund was seeded by one of Radiant’s co-founders but as of October 1 , 2022 was open to investments from other qualified investors. This may create an incentive for the firm to favor this vehicle. To help ensure all clients are treated equitably and fairly, Radiant’s CCO conducts periodic reviews of client portfolio(s) to ensure procedures have been followed and any potential conflicts of interest are mitigated.

Administrator and Sub-Administrator

Pursuant to an Amended and Restated Administration Services Agreement, the Adviser serves as the Trust’s administrator (the “Administrator”), and in that role oversees and coordinates the activities of other service providers and monitors certain aspects of the Trust’s operations. The Amended and Restated Administration Services Agreement was renewed for the one (1) year period ending December 31,  2025 and may be terminated upon not more than 60 days written notice by either party. The administration fee, computed daily and paid monthly (or at such times as the Adviser shall request), is equal on an annual basis to two basis points (0.02%) of average daily net assets.

The fee rate is determined on the basis of the aggregate average daily net assets of the HSBC Family of Funds, but the assets of the Portfolio that reflects assets of the Fund are not double-counted. The total administration fee to be paid to the Administrator is allocated to each of the funds in the HSBC Family of Funds based upon its proportionate share of the aggregate net assets of the HSBC Family of Funds, and then allocated to each class of shares on a class basis. For assets invested in the Portfolio, the Portfolio pays half of the administration fee and the Funds pay half of the administration fee, for a combination at the total fee rate set forth above.

For the fiscal years ended October 31, 2024, 2023 and 2022 , the aggregate amount of administration fees paid directly by the Portfolio was $2, 501, $2, 280 and $ 10,079, respectively.

State Street Bank and Trust Company (“State Street”), One Congress Street, Boston, MA serves as the sub-administrator of the Trust. State Street provides fund administration, regulatory administration, custody, fund accounting services and certain other services pursuant to a Master Services Agreement with the Trust. State Street is entitled to a fee, payable by the Portfolio, based primarily on the Portfolio’s net assets, subject to per Portfolio fees, miscellaneous fees and reimbursements of certain expenses.

Transfer Agent

State Street serves as the transfer agent of the Trust . State Street has delegated its responsibilities to SS&C Global Investor and Distribution Solutions (“ SS&C ”) to provide transfer agency services to the Trust. SS&C maintains an account for each shareholder of record, performs other transfer agency functions and acts as dividend disbursing agent for the Trust. The principal business address of SS&C is 2000 Crown Colony Drive, Quincy, Massachusetts 02169-0953.

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Custodian and Portfolio Accounting Agent

State Street serves as the custodian and fund accounting agent of the Portfolio’s assets. State Street provides custodial services and acts as fund accounting agent pursuant to a Master Services Agreement with the Trust. State Street’s responsibilities as custodian include safeguarding and controlling the Portfolio’s cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio’s investments, maintaining books of original entry for portfolio and fund accounting and other required books and accounts in order to calculate the daily NAV of Shares of the Portfolio. Securities held for the Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company. State Street does not determine the investment policies of the Portfolio or decide which securities will be purchased or sold for the Portfolio. For its services, State Street is entitled to a fee, payable by the Portfolio, based primarily on the Portfolio’s net assets, subject to per Portfolio fees, miscellaneous fees and reimbursements of certain expenses.

Prior to November 7, 2022, Citi Fund Services Ohio, Inc. served as fund accounting agent to the Portfolio. For the fiscal years ended October 31, 2024, 2023 and 2022 , the aggregate amount of fund accounting fees incurred directly by the Portfolio was $4, 124, $4, 822 and $54,087, respectively.

FEDERAL BANKING LAW

The Gramm-Leach-Bliley Act of 1999 repealed certain provisions of the Glass-Steagall Act that had previously restricted the ability of banks and their affiliates to engage in certain mutual fund activities. Nevertheless, HSBC USA’s and the Adviser’s activities remain subject to, and may be limited by, applicable federal banking law and regulations. HSBC USA and the Adviser believe that they possess the legal authority to perform the services for the Portfolio contemplated by Part A, this Part B, and the Advisory Contract without violation of applicable statutes and regulations. If future changes in these laws and regulations were to limit the ability of HSBC USA and the Adviser to perform these services, the Board would review the relationship with HSBC USA and the Adviser and consider taking all actions necessary in the circumstances, which could include recommending to shareholders the selection of another qualified adviser or, if that course of action appeared impractical, that Portfolio be liquidated.

Entities that are part of banking organizations, such as the Adviser and its affiliates, are subject to extensive government regulation. Government regulation may change frequently and may have significant effects, including limiting the ability of the Adviser and its affiliates from engaging in certain trading activities, which may adversely impact the Fund or Portfolio. For example, the so-called “Volcker Rule” prohibits the Adviser and its affiliates from engaging in certain trading activities. The Fund may be adversely impacted by this rule if the Adviser or its affiliates own 25% or more of the Fund’s shares outside of any seeding period permitted by the rule. These restrictions may prevent a Fund from maintaining sufficient seed capital and may cause the Fund to liquidate at the end of the period if the Fund is not able to achieve sufficient scale. Other restrictions, including restrictions on trading and transactions with affiliates, can also apply. Funds that are not managed by entities that are part of banking organizations are not subject to these limitations.

EXPENSES

Except for expenses paid by the Adviser, the Portfolio bears all the costs of its operations. Trust expenses directly related to a Portfolio are charged to the Portfolio; other expenses are allocated among the applicable series of the Trust in relation to the net assets of each Fund equally or another appropriate basis.

PURCHASE, REDEMPTION AND PRICING OF SECURITIES

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act.

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An investor in the Portfolio may add to or reduce its investment in the Portfolio on any day in which regular trading occurs on the New York Stock Exchange (“Portfolio Business Day”). Prior to 4:00 p.m., Eastern Time, (“Valuation Time”), on any Portfolio Business Day, the value of each investor’s beneficial interest in the Portfolio will be determined by multiplying the NAV of the Portfolio by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor’s investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

The NAV of the Portfolio is determined once each day at the close of trading on the New York Stock Exchange (“Exchange”), normally at 4 p.m. Eastern time on days the Exchange is open. The Exchange is generally not open, and the Portfolio does not price their interests, on most national holidays (New Year’s Day, Martin Luther King Jr. Day, President’s Day, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day) and on Good Friday.

The value of assets in the Fund's portfolio is determined on the basis of their market value, or where market quotations are not readily available or are deemed unreliable due to a significant event or otherwise, based on fair value in accordance with procedures approved by the Adviser and the Board. Specific investments of the Fund are typically valued as follows:

Equity securities

•	Exchange-traded, domestic equity securities are valued at the last sales price on a national securities exchange (except the NASDAQ Stock Market) or, in the absence of recorded sales, at the readily available closing bid price on such exchange. Such securities traded on the NASDAQ Stock Market are valued at the NASDAQ Official Closing Price on the date of valuation.

•	Domestic equity securities that are not traded on an exchange are valued at the quoted bid price in the over-the-counter market.

•	Exchange traded, foreign equity securities are valued in the appropriate currency at the last quoted sale price or, in the absence of recorded sales, at the readily available closing bid price on such exchange. If no sale is available because the country is on holiday, the previous day’s last quoted sales price would be utilized.

•	Foreign equity securities that are not exchange traded are valued in the appropriate currency at the average of the quoted bid and asked prices in the over-the-counter market.

•	Rights and Warrants are valued at the last sales price on a national securities exchange. If these instruments are not scheduled to trade for a certain period, they are generally valued intrinsically based on the terms of the issuance and the price of the underlying security. The time value of the warrants may also be considered by the Adviser.

•	Initial Public Offerings (“IPOs”) are typically priced using corresponding approved independent pricing sources for equity securities. In instances where there is a time lag between the IPO and the commencement of public trading of the security there may be no vendor price available. In these instances, the purchase price may be utilized.
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Convertible Securities

•	Convertible securities are valued at the bid price as of the time NAV is determined by an approved independent pricing source, based upon market transactions for normal, institutional-size trading units of similar securities, as well as yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance on quoted prices on an exchange or over-the-counter prices. If no current day bid price is available then they will be priced either using the last quoted sales price or most recent bid price, whichever is most recent.

Debt Securities

•	Debt securities are valued at the evaluated price, as of the time NAV is determined, by an approved independent fair value pricing service, based upon market transactions for normal, institutional-size trading units of similar securities, as well as yield, quality, coupon rate, maturity, callability or prepayment option, type and size of issue, trading characteristics and other market data, without exclusive reliance on quoted prices on an exchange or over-the-counter prices.

•	Debt securities with remaining maturities of 60 days or less may be valued at amortized cost unless it is determined that amortized cost does not represent fair value (e.g., securities that are not expected to mature at par). Issuer-specific and market-based considerations will be taken into account to determine whether amortized cost represents fair value. Debt securities with remaining maturities of 60 days or less that are not valued based on amortized cost are valued based on prices provided by independent fair value pricing services based on the services’ proprietary pricing models.

Registered investment companies (including ETFs)

•	Shares of exchange traded and closed-end registered investment companies are valued in the same manner as other equity securities.

•	Mutual funds are valued at their NAVs, as reported to the investment adviser or its agent.

Foreign currencies

•	Foreign currencies are valued at the last quoted foreign exchange bid quotation against the U.S. dollar from an approved independent pricing source.

•	The value of Fund assets and liabilities denominated in currencies other than the U.S. dollar are translated into their U.S. dollar equivalent values at such last foreign exchange bid quotation.

Interest income on long-term obligations in the Portfolio’s portfolio is determined on the basis of interest accrued plus amortization of “original issue discount” (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of premium.

The accounting records of the Portfolio are maintained in U.S. dollars. The market value of investment securities, other assets and liabilities and forward contracts denominated in foreign currencies are translated into U.S. dollars at the prevailing exchange rates at the end of the period. Purchases and sales of securities, income receipts, and expense payments are translated at the exchange rate prevailing on the respective dates of such transactions. Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts,

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disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on securities transactions and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received.

The Portfolio will fair value price its securities when market quotations are not readily available or are deemed unreliable in accordance with procedures approved by the Adviser and the Board. Generally, this would include securities for which trading has been halted, securities whose value has been materially affected by the occurrence of a significant event and other securities where a market price is not available from either a national pricing service or a broker. Fair value pricing should result in a more accurate determination of the Portfolio's NAV, which should eliminate the potential for stale pricing arbitrage opportunities in the Portfolio. However, fair value pricing involves the risk that the values used by the Portfolio to price its investments may be different from those used by other investment companies and investors to price the same investments.

Subject to the Trust’s compliance with applicable regulations, the Trust has reserved the right to pay the withdrawal price of beneficial interests in a Portfolio, either totally or partially, by a distribution in kind of portfolio securities (instead of cash). However, the Portfolio has made an election pursuant to Rule 18f-1 under the 1940 Act to redeem interests of each Portfolio solely in cash up to the lesser of $250,000 or 1.00% of the NAV of the Portfolio during any 90-day period for any one investor. The Portfolio reserves the right to pay all or part of other redemptions by a distribution of portfolio securities in kind from the applicable Portfolio’s portfolio. The securities so distributed would be valued at the same amount as that assigned to them in calculating the NAV for the beneficial interest being sold. In the event an investor receives an in-kind distribution of portfolio securities, it would be the responsibility of the investor to dispose of the securities. The investor would be subject to the risks that the value of the securities would decline prior to their sale, that it would be difficult to sell the securities, and that brokerage fees could be incurred.

The Trust, in its discretion, may permit purchases of Portfolio interests by means of in-kind contributions of portfolio securities under certain circumstances. An in-kind contribution must be made in the form of securities that are permissible investments for the Portfolio as described in the Part A. In connection with an in-kind securities purchase, the Portfolio will require, among other things, that the securities be valued in the same manner as they would be valued for purposes of computing a Portfolio’s NAV; that the Portfolio receives satisfactory assurances that they will have good and marketable title to the securities received by them; and that the securities be in proper form for transfer to the Portfolio. In addition, the Portfolio generally will not accept securities of any issuer unless they are liquid, have a readily ascertainable market value, and are not subject to restrictions on resale.

The Portfolio will not be liable for any brokerage commission or fee (except for customary transfer fees) in connection with an in-kind purchase of Portfolio shares. Your broker may impose a fee in connection with processing your in- kind purchase of Portfolio interests. An investor contemplating an in-kind purchase of Portfolio interests should consult his or her tax adviser to determine the tax consequences under Federal and state law of making such a purchase.

DIVIDENDS AND DISTRIBUTIONS

Dividends substantially equal to the Portfolio’s net investment income will be declared daily and distributed to interest holders of record semi-annually. Generally, the Portfolio’s net investment income consists of the interest and dividend income it earns, less expenses. In computing interest income, premiums are not amortized nor are discounts accrued on long-term debt securities in the Portfolio, except as required for federal income tax purposes.

The Portfolio’s net realized capital gains, if any, are distributed to shareholders annually. Additional distributions are also made to the Portfolio’s shareholders to the extent necessary to allow such shareholders to avoid application of the 4% non-deductible federal excise tax on certain undistributed income and net capital gains of regulated investment companies. Shares begin accruing dividends on the

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day they are purchased. Unless a shareholder elects to receive dividends in cash (subject to the policies of the shareholder’s securities broker), dividends are distributed in the form of additional shares of the Portfolio at the rate of one share (and fraction thereof) of the Portfolio for each one dollar (and fraction thereof) of dividend income.

Certain mortgage-backed securities may provide for periodic or unscheduled payments of principal and interest as the mortgages underlying the securities are paid or prepaid. However, such principal payments (not otherwise characterized as ordinary discount income or bond premium expense) will not normally be considered as income to the Portfolio and therefore will not be distributed as dividends to the Portfolio and to shareholders of the Portfolio. Rather, these payments on mortgage-backed securities generally will be reinvested by a Portfolio in accordance with its investment objective and policies.

DESCRIPTION OF SHARES, VOTING RIGHTS, AND LIABILITIES

The Trust’s Amended and Restated Agreement and Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (par value $0.001 per share) and to divide or combine the shares into a greater or lesser number of shares without thereby materially changing the proportionate beneficial interests in the Trust. Currently, the Trust has 5 operational series of shares, each of which constitutes a separately managed “Fund.” The Trust reserves the right to create additional series of shares. Currently, the Funds issue separate classes of shares as described under “General Information.”

Subject to the distinctions permitted among classes of the Trust or any series as established by the Trustees consistent with the requirements of the 1940 Act, each share of the Trust or any series shall represent an equal beneficial interest in the net assets of the Trust or such series, and each shareholder of the Trust or any series shall be entitled to receive such shareholder’s pro rata share of distributions of income and capital gains, if any, made with respect to the Trust or such series. Upon redemption of the shares of any series, the applicable shareholder shall be paid solely out of the funds and property of such series of the Trust. Except as otherwise provided by the Trustees, shareholders shall have no preemptive or other right to subscribe to any additional shares or other securities issued by the Trust.

The Trustees may require shareholders to redeem shares for any reason under terms set by the Trustees. When issued, shares are fully paid and non-assessable. The Trustees may, however, cause shareholders, or shareholders of a particular series or class, to pay certain transfer agency, servicing or similar agent charges by setting off such charges due from such shareholder from declared but unpaid dividends owed such shareholder and/or by reducing the number of shares in the account of such shareholder by that number of full and/or fractional shares which represents the outstanding amount of such charges due from such shareholder.

Shareholders are entitled to one vote for each share held on matters on which they are entitled to vote (and a proportionate fractional vote for each fraction of a share). The Trust is not required and has no current intention to hold annual meetings of shareholders, although the Trust will hold special meetings of Fund shareholders when in the judgment of the Trustees of the Trust it is necessary or desirable to submit matters for a shareholder vote or as otherwise required by the 1940 Act or other applicable federal law. It is not anticipated that the Trust will hold shareholders’ meetings unless required by law or its Amended and Restated Agreement and Declaration of Trust or By-Laws. On any matters submitted to a vote of the shareholders, all shares of the Trust then entitled to vote shall be voted in aggregate, except: (i) when required by the 1940 Act, shares shall be voted by individual series or class; (ii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more series, then only shareholders of such series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more classes, then only the shareholders of such class or classes shall be entitled to vote thereon. Accordingly, shareholders of each series generally vote separately, for example, to approve investment advisory contracts or changes in fundamental investment policies or restrictions, but shareholders of all series may vote together to the extent required under the 1940 Act, such as in the election or selection of Trustees, principal underwriters

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and accountants for the Trust. Under certain circumstances, the shareholders of one or more series could control the outcome of these votes.

Shares of each class of a series represent an equal pro rata interest in such series and, generally, have identical voting, dividend, liquidation, and other rights, preferences, powers, terms and conditions, except that: (i) each class shall have a different designation; (ii) each class of shares shall bear any class expenses; and (iii) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. Upon liquidation or dissolution of a Fund, shareholders of the Fund would generally be entitled to share pro rata in the net assets of the Fund’s available for distribution to shareholders.

The shareholders of the Funds have the power to vote only: (i) for the election or removal of Trustees as and to the extent provided in the Trust’s Amended and Restated Agreement and Declaration of Trust; (ii) with respect to such additional matters relating to the Trust as may be required by federal law including the 1940 Act, or any registration of the Trust with the SEC (or any successor agency) or any state; and (iii) as the Trustees may otherwise consider necessary or desirable in their sole discretion.

The Trust is an entity of the type commonly known as a “Delaware statutory trust.” Under Delaware law and the Trust’s Amended and Restated Agreement and Declaration of Trust, shareholders are entitled to the same limitation of personal liability extended to shareholders of corporations organized under Delaware law. Therefore, shareholders generally will not be subject to personal liability for Fund obligations. The risk that a shareholder will incur personal liability for Fund obligations is limited to the circumstances in which a state court may not apply Delaware law or the terms of the Trust’s Amended and Restated Agreement and Declaration of Trust.

OWNERSHIP OF PORTFOLIO

As of February 1, 2024, the following owned of record 5% or more of the interests in the Portfolio:

Entity	Percentage of Portfolio owned
HSBC U.S. Smaller Companies Fund	25.2%
HSBC U.S. Smaller Companies Fund (I Class)	74.8%

TAXATION

Set forth below is a discussion of certain U.S. federal income tax issues concerning the Portfolio and the purchase, ownership, and disposition of Portfolio shares. The information is current as of the date of this Part B. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to shareholders in light of their particular circumstances. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. Prospective investors should consult their own tax adviser with regard to the federal tax consequences of the purchase, ownership, or disposition of Fund shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction. Future changes in tax laws may adversely impact the Portfolio and its shareholders.

An investor may be subject to additional state, local and foreign taxes depending on each shareholder’s particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those described herein, including the likelihood that ordinary income dividends allocated or paid to them would be subject to withholding of U.S. tax at a rate of 30% (or a lower treaty rate, if applicable).

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Prospective investors should consult their own tax advisor with regard to the federal tax consequences of the purchase, ownership, or disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.

Tax Status of the Portfolio

The Trust is organized as a Delaware statutory trust. The Trust has obtained a ruling from the Internal Revenue Service that a Portfolio will be treated for federal income tax purposes as a partnership. It is intended that the Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, a Portfolio will have no more than 100 shareholders. The following discussion assumes that a Portfolio will qualify as a non-publicly traded partnership. As a partnership, a Portfolio will generally not be subject to federal income tax. Instead, an investor must take into account, in computing its federal income tax liability, its share (as determined in accordance with the governing instruments of the Trust, the Code, and the regulations promulgated thereunder) of the Portfolio’s income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio will annually report to each investor its distributive share of each item of income, gain, loss, deduction or credit.

The receipt of a cash distribution from a Portfolio by an investor, not in liquidation of its interest in the Portfolio, generally will not result in the recognition of gain or loss for federal income tax purposes. Cash distributions in excess of an investor’s adjusted basis for its Portfolio interest, however, will result in the recognition by such investor of gain in the amount of such excess. The adjusted basis of an investor’s interest in a Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor’s share of income from the Portfolio and decreased (but not below zero) by the amount of any cash distributions and the adjusted basis of any property distributed from the Portfolio.

An investor generally will recognize no gain or loss on a distribution of Portfolio property other than cash. For purposes of determining an investor’s gain or loss on a later sale of such property, however, the investor’s basis in the distributed property will generally be equal to a Portfolio’s adjusted tax basis in the property, or, if less, the investor’s basis in its Portfolio interest before the distribution.

No gain will be recognized by an investor with respect to distributions made to it in liquidation of its interest in a Portfolio unless either (a) the amount of cash distributed to the investor exceeds its adjusted basis for the interest immediately before the distribution (including adjustments reflecting operations in the year of dissolution), or (b) there is a disproportionate distribution in kind to the investor of unrealized receivables (such as market discount or income on certain short-term obligations). No loss may be recognized by an investor with respect to liquidating distributions unless the property distributed to the investor consists solely of cash and such receivables and then only to the extent that the sum of the cash, plus a Portfolio’s basis for the receivables, is less than the investor’s adjusted basis for its Portfolio interest. The basis of any property received by an investor in liquidation of its interest will be equal to the adjusted basis of the investor’s Portfolio interest, less the amount of any cash received in the liquidation.

An investor cannot deduct losses from a Portfolio in an amount greater than the investor’s adjusted tax basis in its Portfolio interest as of the end of the Portfolio’s tax year. Any excess losses may be able to be deducted by the investor in subsequent tax years to the extent that the investor’s adjusted tax basis for its Portfolio interest exceeds zero. An investor’s ability to claim its allocable shares of deductions from the Portfolio may be subject to further limitations under the Code.

RIC Investors in the Portfolio

Each year, in order for an investor that is a registered investment company (“RIC Investor”) to qualify as a “regulated investment company,” a RIC Investor must meet certain diversification of assets, source of income, and other requirements imposed by subchapter M of the Code (“RIC requirements”). Because each

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Portfolio is a partnership, a RIC Investor should be able to “look-through” to the assets of the Portfolio for purposes of determining whether the RIC Investor has satisfied the RIC requirements. That is, each RIC Investor should be deemed to own a proportionate share in each of a Portfolio’s assets. The Trust has advised the Portfolio that it intends to manage Portfolio operations and investments so as to meet the RIC requirements in order that a RIC Investor should be able to meet these requirements with respect to its Portfolio interest. A RIC investor should consult its tax advisors as to the RIC requirements.

Under current law, an individual, or other non-corporate taxpayer, generally is subject to a maximum rate of tax on net capital gains from the disposition of certain capital assets held more than one year of 15% or 20%, depending on whether the shareholder’s income exceeds certain threshold amounts. A RIC Investor should be able to “look through” the Portfolio to pass on the character of these items to its investors.

Portfolio Investments

Market Discount. If a Portfolio purchases a debt security at a price lower than the stated redemption price of such debt security, the excess of the stated redemption price over the purchase price is “market discount.” If the amount of market discount is more than a de minimis amount, a portion of such market discount must be included as ordinary income (not capital gain) by a Portfolio in each taxable year in which the Portfolio owns an interest in such debt security and receives a principal payment on it. In particular, a Portfolio will be required to allocate that principal payment first to the portion of the market discount on the debt security that has accrued but has not previously been includable in income. In general, the amount of market discount that must be included for each period is equal to the lesser of (i) the amount of market discount accruing during such period (plus any accrued market discount for prior periods not previously taken into account) or (ii) the amount of the principal payment with respect to such period. Generally, market discount accrues on a daily basis for each day the debt security is held by a Portfolio at a constant rate over the time remaining to the debt security’s maturity or, at the election of the Portfolio, at a constant yield to maturity which takes into account the semi-annual compounding of interest. Gain realized on the disposition of a market discount obligation must be recognized as ordinary interest income (not capital gain) to the extent of the “accrued market discount” not previously taken into account.

Constructive Sales. Under certain circumstances, a Portfolio may recognize gain from a constructive sale of an “appreciated financial position” it holds if it enters into a short sale, forward contract or other transaction that substantially reduces the risk of loss with respect to the appreciated position. In that event, a Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon a Portfolio’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on a Portfolio’s holding period and the application of various loss deferral provisions of the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of a Portfolio’s taxable year and the Portfolio holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed.

Section 988 Gains or Losses. Gains or losses attributable to fluctuations in exchange rates, which occur between the time a Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities, generally are treated as ordinary income or ordinary loss. Similarly, on disposition of some investments, including debt securities and certain forward contracts denominated in a foreign currency, gains or losses attributable to fluctuations in the value of the foreign currency between the acquisition and disposition of the position also are treated as ordinary gain or loss.

Foreign Source Income. Earnings derived by a Portfolio from sources outside the U.S. may be subject to non-U.S. withholding and/or other taxes. Such taxes may be reduced or eliminated under the terms of a U.S. income tax treaty, and a Portfolio would undertake any procedural steps required to claim the benefits of such a treaty. Because each Portfolio will be taxed as a partnership, an investor will be considered to have paid its proportionate share of any non-U.S. taxes actually paid by the Portfolio. Complex rules apply

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for purposes of determining an investor’s ability to apply this share of non-U.S. taxes paid as a credit or deduction against its federal income tax liability. In addition, if certain additional requirements are met, a RIC Investor may be able to elect to pass through its proportionate share of non-U.S. taxes to its own investors. Investors are advised to consult their own tax advisors with respect to the proper treatment of foreign source income received and non-U.S. taxes paid by a Portfolio.

OTHER INFORMATION

Capitalization

The Trust is an open-end, management investment company formed as a statutory trust under the laws of the State of Delaware on March 2, 2016. The Portfolio was previously a series of HSBC Portfolios, a different legal entity organized as a New York trust (the “Predecessor Trust”). In 2016, at a special meeting of shareholders, the shareholders of each series of the Predecessor Trust (the “Predecessor Fund”) approved the reorganization of the Predecessor Fund with and into a corresponding “shell” series of the Trust. The shell series of the Trust succeeded to the accounting and performance histories of the Predecessor Fund. Any historical information provided for the Portfolio that relates to periods prior to June 24, 2016 is that of the corresponding Predecessor Fund.

The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest with a par value of $0.001 each. The Board may establish additional series (with different investment objectives and fundamental policies) and classes of shares within each series at any time in the future. Establishment and offering of additional classes or series will not alter the rights of the Fund’s shareholders.

Independent Registered Public Accounting Firm

The Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of the Trust. PwC audits the Trust’s annual financial statements and prepares the Trust’s income tax returns. PwC’s address is 300 Madison Ave, New York, New York 10017.

Counsel

Dechert LLP, 1900 K Street, N.W., Washington, D.C. 20006, advises on certain legal matters in connection with the shares offered by the Trust, and also acts as counsel to the Trust. Stradley Ronon Stevens & Young, LLP, 2000 K Street, N.W. Suite 700, Washington, D.C. 20006, acts as counsel to the Independent Trustees of the Trust.

Code of Ethics

The Trust and each of the Adviser, the Subadviser and Foreside have adopted a code of ethics, as required by applicable law, including Rule 17j-1 under the 1940 Act, which is designed to prevent affiliated persons of the Trust, the Adviser, the Subadviser and Foreside from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by a Portfolio (which may also be held by persons subject to a code). Each Code sets forth restrictions with respect to certain transactions and contains preclearance and reporting obligations.

Registration Statement

This Part B and the Part A do not contain all the information included in the Trust’s registration statement filed with the SEC under the 1940 Act with respect to the Portfolio, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The registration statement, including the exhibits filed therewith, may be obtained on the SEC’s website at http://www.sec.gov or copies of this information

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may be obtained after paying a duplicating fee, by electronic request, at the following email address: publicinfo@sec.gov.

Statements contained herein and in Part A as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document which was filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

FINANCIAL STATEMENTS

The Portfolio’s current financial statements dated October 31, 2024 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as indicated in its report with respect thereto, and are included in the Trust’s Form N-CSR for such period, as filed with the SEC. The financial statements from the Trust’s Form N-CSR are incorporated herein by reference . Copies of the financial statements will be provided without charge to each person receiving this Part B.

SHAREHOLDER INQUIRIES

All shareholder inquiries should be directed to the HSBC Funds, P.O. Box 219691, Kansas City, MO 64121-9691.

General and Account Information: (800) 782-8183 (Toll Free)

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APPENDIX A: SUBADVISER PROXY VOTING GUIDELINES

General

Radiant’s authority to vote proxies or act on other shareholder actions on behalf of its clients is established under the delegation of discretionary authority under the investment advisory agreement with its clients. Unless a client (including a “named fiduciary” under ERISA) specifically reserves the right, in writing, to vote its own proxies or to take shareholder action in other corporate actions, Radiant will vote all proxies or act on all other actions received in sufficient time prior to their deadlines as part of its full discretionary authority over the assets.

Proxies on securities will be voted for the exclusive benefit of and in the best economic interest of Radiant clients, as determined by Radiant in good faith. Such voting responsibilities will be exercised in a manner that is consistent with the general anti-fraud provisions of the Investment Advisers Act of 1940, as amended.

To the extent that Radiant invests in securities other than non-voting securities and has authority to vote proxies for such securities, Radiant will ensure that it maintains the appropriate records of how it voted these securities and provide those records within the appropriate time frame for the public filing of Form N-PX no later than August 31 of each year containing information in respect of the previous twelve-month period ending June 30. Radiant may engage the services of an independent third party to fulfill its voting and recordkeeping obligations.

Voting Guidelines

Proxy voting is a key dimension in Radiant’s efforts to carefully consider Environmental, Social, and Governance (ESG) factors in all aspects of its investment process. Radiant’s ethos is to approach public equities investing with an ‘impact mindset’ which requires voting proxies in a careful and considered way, putting client interest first, for all accounts for which Radiant has the power to vote. Specifically, Radiant defines ‘best interest’ as meaning best long-run economic interest, taking into consideration nuances of a company’s given industry, its regulatory environment, its relationship to its stakeholders, and its ESG profile. Radiant believes this approach is consistent with its fiduciary duty to its clients.

Radiant has selected Institutional Shareholder Services (ISS) as its outsourced service provider for proxy research and execution. ISS provides proxy- and regulation-related research, voting recommendations, voting agent services (i.e. proxy voting), and recordkeeping. Additionally, they provide functionality that allows for easy production of proxy reporting metrics. Typically, Radiant will follow ISS’ recommendations for voting given its alignment with ISS’ Sustainability Proxy Voting Guidelines, but leaves the door open to voting against the ISS recommendation as merited on a case-by-case basis. Radiant will elect to vote differently than ISS’ recommendation if it views a particular recommendation as not being in its clients’ best interest.

The details of ISS’ Sustainability Proxy Voting Guidelines can be found here: https://www.issgovernance.com/policy-gateway/voting-policies/

Radiant’s policies are consistent with its belief that companies with stronger ESG profiles will benefit economically relative to their peers. Further, Radiant believes that, by pushing all companies to adopt ESG best practices, the aggregate economy will benefit. In this way, ESG-focused proxy voting is viewed as both an ‘alpha’ and a ‘beta’ pursuit. Radiant’s voting policy encourages companies to control their own narrative (disclosure) and their own evolutionary path (action) when it comes to ESG matters, as opposed to being backed into a corner by regulation, taxation, or the simple physical limits of the planet. Radiant’s voting practice includes the following general commitments:

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Environmental issues

Radiant commits to voting for increased disclosure of relevant environmental data, voting for proposals related to reducing negative environmental impacts and/or improving positive impacts. Of specific interest are proposals associated with tangible action to reduce GHG emissions, the production and use of single-use plastics, and micro-plastics.

Social Issues

Radiant commits to voting for increased disclosure of data related to all aspects of a company’s ‘social’ profile. The Firm notes a troubling absence of company-reported information on ‘S’ concepts that must be remedied in order to understand the risks shareholders face along this dimension. Of specific interest are proposals aimed at increasing disclosure of race and ethnicity (as permitted by law), increasing representation for women and historically under-represented groups in management, increasing supply chain transparency, increasing disclosure of animal testing and support for the adoption of strong ethical policies including the ‘three Rs’, and proposals aimed at disclosure and reduction workplace violence and discrimination.

Governance Issues

Radiant endeavors to vote all proxies. However, in very limited circumstances, there may be foreign market practices that discourage voting. An example would be countries that require ‘share blocking’, a practice that prevents the sale of shares prior to and after the voting date. This practice varies significantly on a country-by-country basis, but to the extent Radiant believes it may be limited in its ability to actively manage portfolios on its clients’ behalf, it will refrain from voting. Another example would be the ‘beneficial owner’ or ‘POA’ requirement, in which the beneficial owner of the security must vote in person, or a representative with power of attorney must be designated. The former is impractical and the latter is cumbersome, expensive, and often ineffective. More benign voting impediments would be delayed receipt of proxy materials or voting limits for foreign shareholders.

Radiant commits to voting in support of independence and diversity at the Board level. The Firm will support initiatives to bolster shareholder rights (including voting against dual classes of stock). Radiant believes that shareholders should have a voice in executive compensation and severance packages and will vote accordingly, as well as voting for increased disclosure of political donations, charitable activity, and lobbying efforts.

Informed voting

Radiant believes that, as shareholders, rights and responsibilities to influence a company’s path of travel through Voting should be exercised. It is therefore important to understand the current regulatory and business framework in which that company operates, the nature of the industry of which the company is a member, and best practices with respect to corporate governance, environmental, and social policy.

Radiant uses a number of sources to research how management and shareholder proposals are aligned with (or against) what it believes to be in the best long-term interest of investors. A primary source of information is ISS, Radiant’s outsourced proxy voting provider. Radiant also uses a variety of publicly available sources focused on regulatory and legal analysis, not-for-profit organizations focused on key social or environmental themes, as well as considering the public stances of large asset owners who typically have well-researched opinions.

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Proxy Voting Oversight

Radiant’s Investment Forum will provide oversight of Radiant’s Proxy Voting practices. The Investment Forum is comprised of portfolio management, compliance and other senior professionals. It is charged with reviewing the most recent proxy voting metrics, potential conflicts of interest, and Proxy Voting Policy overrides. The CCO or a person acting in a like capacity, shall be ultimately responsible for ensuring that all proxies are voted in a timely manner and voted consistently across all portfolios or in accordance with any specific written instructions provided by Radiant or its clients.

Radiant’s Proxy Voting Policy is reviewed annually for both compliance (tests for adherence to the Policy) and continued relevance and effectiveness. Policy changes are therefore annual, always with the goal of evolving our proxy voting policy to reflect the best interests of our clients.

On an annual basis (or more frequently, if merited), Radiant will formally evaluate the performance of the outsourced service provider, with a focus on three key criteria: 1) the quality of the providers voting research and recommendations, 2) the accuracy of voting per Radiant’s Proxy Voting Policy, and 3) service provider business strength as measured by client service, absence of conflicts of interest, going concern risk, corporate activity that may compromise the services it receives, and service provider ethics.

Conflicts of Interest

Where a proxy proposal raises a material conflict of interest between Radiant interests and that of one or more its clients, Radiant shall resolve such conflict in the manner described below:

a.	To the extent that Radiant has no discretion to deviate from the pre-determined voting policy with respect to the proposal in question, Radiant will vote in accordance with the policy.

b.	To the extent that Radiant has discretion to deviate from the pre-determined voting policy with respect to the proposal in question, Radiant shall disclose the conflict to the relevant clients and obtain their consent to the proposed vote prior to voting the securities. The disclosure to the clients will include sufficient detail regarding the matter to be voted on and the nature of the conflict so that the clients would be able to make an informed decision regarding the vote. When a client does not respond to such a conflict disclosure request or denies the request, Radiant will abstain from voting the securities held by that client’s account.

Limitations

In certain circumstances, in accordance with a client’s investment advisory agreement (or other written directive) or where Radiant has determined that it is in the client’s best interest, Radiant will not vote proxies received. The following are some circumstances where Radiant will limit its role in voting proxies received on client securities:

a.	Client Maintains Proxy Voting Authority: Where a client specifies in writing that it will maintain the authority to vote proxies itself or that it has delegated the right to vote proxies to a third party, Radiant will not vote the securities and will direct the relevant custodian to send the proxy material directly to the client. Any proxy material received by Radiant will promptly be forwarded to the client.

b.	Limited Value or Terminated Account: If Radiant concludes that the client’s economic interest or the value of the portfolio holding is indeterminable or insignificant, Radiant will abstain from voting a client’s proxies. Radiant will also abstain from voting a client’s proxies where a proxy is received for a client’s account that has been terminated. Regardless of any applicable record date of an issuer, Radiant will not vote proxies received for securities that are no longer held in a client’s account.
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c.	Unjustifiable Costs: In certain circumstances, after doing a cost-benefit analysis, Radiant may abstain from voting where the cost of voting a client’s proxy would exceed any anticipated benefits of the proxy proposal.

d.	Shareblocking countries which prohibit the sale of securities for a period of time before and after the vote date.

Disclosure to Clients

Rule 206(4)-6 under the Advisers Act requires registered investment advisers to provide clients with a concise summary of Radiant’s proxy voting policies and procedures and, upon request, to provide clients with a copy of such policies and procedures.

Radiant will describe in its Part 2 of Form ADV its proxy voting policies and procedures and advise clients how they may obtain information on how Radiant voted their securities. Clients may obtain information on Radiant’s policies and procedures by written request addressed to Radiant.

Radiant will provide summaries on voting activities to clients who have made the requests, usually at quarterly intervals. These reports shall contain both quantitative and qualitative information.

Record Keeping

In accordance with Rule 204-2 under the Advisers Act, Radiant will maintain for the time periods set forth in the Rule:

a.	This policy and any amendments thereto;

b.	All proxy statements received regarding client securities (provided however, that Radiant may rely on the proxy statement filed on EDGAR as its records so long as it maintains a separate record identifying the statements that were received and relied upon);

c.	A record of votes cast on behalf of clients (Radiant may rely on records of proxy votes maintained by a proxy voting service if the service has undertaken to provide a copy of such records promptly upon request);

d.	Records of client requests for proxy voting information and Radiant’s written responses to written or oral requests;

e.	Any documents prepared by Radiant that were material to making a decision as to how to vote or that memorialized the basis for the decision; and

f.	Records relating to requests made to clients regarding conflicts of interest in voting the proxy.

Form N-PX. Rule 30b1-4 under the 1940 Act requires mutual funds, as registered investment companies, to file, by August 31 of each year, their complete proxy voting records on Form N-PX for the 12-month period ended June 30. The CCO or person acting in a like capacity will review all reports on Form N-PX of the mutual fund clients of Radiant and assist the funds in the timely filing of all such reports on Form N-PX.

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APPENDIX B: ISS SUSTAINABILITY PROXY VOTING GUIDELINES

ISS

UNITED STATES

SUSTAINABILITY PROXY VOTING GUIDELINES

2025 Policy Recommendations

Effective for Meetings on or after February 1, 2025

Published January 9, 2025

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Introduction

ISS recognizes the growing view among investment professionals that sustainability or environmental, social, and corporate governance (ESG) factors could present material risks to portfolio investments. Whereas investment managers have traditionally analyzed topics such as board accountability and executive compensation to mitigate risk, greater numbers are incorporating ESG performance into their investment making decisions in order to have a more comprehensive understanding of the overall risk profile of the companies in which they invest and ensure sustainable long-term profitability for their beneficiaries.

Investors concerned with portfolio value preservation and enhancement through the incorporation of sustainability factors can also carry out this active ownership approach through their proxy voting activity. In voting their shares, sustainability-minded investors are concerned not only with economic returns to shareholders and good corporate governance, but also with ensuring corporate activities and practices are aligned with the broader objectives of society. These investors seek standardized reporting on ESG issues, request information regarding an issuer’s adoption of, or adherence to, relevant norms, standards, codes of conduct or universally recognized international initiatives including affirmative support for related shareholder resolutions advocating enhanced disclosure and transparency.

ISS’ Sustainability Proxy Voting Guidelines

ISS has, therefore, developed proxy voting guidelines that are consistent with the objectives of sustainability-minded investors and fiduciaries. On matters of ESG import, ISS’ Sustainability Policy seeks to promote support for recognized global governing bodies promoting sustainable business practices advocating for stewardship of environment, fair labor practices, non-discrimination, and the protection of human rights. Generally, ISS’ Sustainability Policy will take as its frame of reference internationally recognized sustainability-related initiatives such as the United Nations Environment Programme Finance Initiative (UNEP FI), United Nations Principles for Responsible Investment (UNPRI), United Nations Global Compact, Global Reporting Initiative (GRI), Carbon Principles, International Labour Organization Conventions (ILO), Ceres Roadmap 2030, Global Sullivan Principles, MacBride Principles, and environmental and social European Union Directives. Each of these efforts promote a fair, unified and productive reporting and compliance environment which advances positive corporate ESG actions that promote practices that present new opportunities or that mitigate related financial and reputational risks.

On matters of corporate governance, executive compensation, and corporate structure, the Sustainability Policy guidelines are based on a commitment to create and preserve economic value and to advance principles of good corporate governance.

These guidelines provide an overview of how ISS approaches proxy voting issues for subscribers of the Sustainability Policy. We note there may be cases in which the final vote recommendation at a particular company varies from the voting guidelines due to the fact that we closely examine the merits of each proposal and consider relevant information and company-specific circumstances in arriving at our decisions. To that end, ISS engages with both interested shareholders as well as issuers to gain further insight into contentious issues facing the company. Where ISS acts as voting agent for clients, it follows each client’s voting policy, which may differ in some cases from the policies outlined in this document. ISS updates its guidelines on an annual basis to take into account emerging issues and trends on environmental, social and corporate governance topics, as well as the evolution of market standards, regulatory changes and client feedback.

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1.	Routine/Miscellaneous

Adjourn Meeting

Sustainability Policy Recommendation: Generally vote against proposals to provide management with the authority to adjourn an annual or special meeting absent compelling reasons to support the proposal.

▪	Vote for proposals that relate specifically to soliciting votes for a merger or transaction if supporting that merger or transaction.
▪	Vote against proposals if the wording is too vague or if the proposal includes “other business.”

Amend Quorum Requirements

Sustainability Policy Recommendation: Vote case-by-case on proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding, taking into consideration:

▪	The new quorum threshold requested;
▪	The rationale presented for the reduction;
▪	The market capitalization of the company (size, inclusion in indices);
▪	The company’s ownership structure;
▪	Previous voter turnout or attempts to achieve quorum;
▪	Any provisions or commitments to restore quorum to a majority of shares outstanding, should voter turnout improve sufficiently; and
▪	Other factors as appropriate.

In general, a quorum threshold kept as close to a majority of shares outstanding as is achievable is preferred.

Vote case-by-case on directors who unilaterally lower the quorum requirements below a majority of the shares outstanding, taking into consideration the factors listed above.

Amend Minor Bylaws

Sustainability Policy Recommendation: Vote for bylaw or charter changes that are of a housekeeping nature (updates or corrections).

Change Company Name

Sustainability Policy Recommendation: Vote for proposals to change the corporate name unless there is compelling evidence that the change would adversely impact shareholder value.

Change Date, Time, or Location of Annual Meeting

Sustainability Policy Recommendation: Vote for management proposals to change the date, time, or location of the annual meeting unless the proposed change is unreasonable.

Vote against shareholder proposals to change the date, time, or location of the annual meeting unless the current scheduling or location is unreasonable.

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Other Business

Sustainability Policy Recommendation: Vote against proposals to approve other business when it appears as voting item.

Audit-Related

Auditor Indemnification and Limitation of Liability

Sustainability Policy Recommendation: Vote case-by-case on the issue of auditor indemnification and limitation of liability. Factors to be assessed include, but are not limited to:

▪	The terms of the auditor agreement--the degree to which these agreements impact shareholders’ rights;
▪	The motivation and rationale for establishing the agreements;
▪	The quality of the company’s disclosure; and
▪	The company’s historical practices in the audit area.

Vote against or withhold from members of an audit committee in situations where there is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Auditor Ratification

Sustainability Policy Recommendation: Vote for proposals to ratify auditors unless any of the following apply:

▪	An auditor has a financial interest in or association with the company, and is therefore not independent;
▪	There is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position;
▪	Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or
▪	Fees for non-audit services (“Other” fees) are excessive.

Non-audit fees are excessive if:

▪	Non-audit (“other”) fees > audit fees + audit-related fees + tax compliance/preparation fees

Tax compliance and preparation include the preparation of original and amended tax returns and refund claims, and tax payment planning. All other services in the tax category, such as tax advice, planning, or consulting, should be added to “Other” fees. If the breakout of tax fees cannot be determined, add all tax fees to “Other” fees.

In circumstances where “Other” fees include fees related to significant one-time capital structure events (such as initial public offerings, bankruptcy emergence, and spin-offs) and the company makes public disclosure of the amount and nature of those fees that are an exception to the standard “non-audit fee” category, then such fees may be excluded from the non-audit fees considered in determining the ratio of non-audit to audit/audit-related fees/tax compliance and preparation for purposes of determining whether non-audit fees are excessive.

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Shareholder Proposals Limiting Non-Audit Services

Sustainability Policy Recommendation: Vote case-by-case on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services.

Shareholder Proposals on Audit Firm Rotation

Sustainability Policy Recommendation: Vote case-by-case on shareholder proposals asking for audit firm rotation, taking into account:

▪	The tenure of the audit firm;
▪	The length of rotation specified in the proposal;
▪	Any significant audit-related issues at the company;
▪	The number of audit committee meetings held each year;
▪	The number of financial experts serving on the committee; and
▪	Whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.
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2.	Board of Directors

Voting on Director Nominees in Uncontested Elections

Four fundamental principles apply when determining votes on director nominees:

▪	Accountability: Boards should be sufficiently accountable to shareholders, including through transparency of the company’s governance practices and regular board elections, by the provision of sufficient information for shareholders to be able to assess directors and board composition, and through the ability of shareholders to remove directors.
▪	Responsiveness: Directors should respond to investor input, such as that expressed through significant opposition to management proposals, significant support for shareholder proposals (whether binding or non-binding), and tender offers where a majority of shares are tendered.
▪	Composition: Companies should seek directors who can add value to the board through specific skills or expertise and who can devote sufficient time and commitment to serve effectively. Boards should be of a size appropriate to accommodate diversity, expertise, and independence, while ensuring active and collaborative participation by all members. Boards should be sufficiently diverse to ensure consideration of a wide range of perspectives.
▪	Independence: Boards should be sufficiently independent from management (and significant shareholders) so as to ensure that they are able and motivated to effectively supervise management’s performance for the benefit of all shareholders, including in setting and monitoring the execution of corporate strategy, with appropriate use of shareholder capital, and in setting and monitoring executive compensation programs that support that strategy. The chair of the board should ideally be an independent director, and all boards should have an independent leadership position or a similar role in order to help provide appropriate counterbalance to executive management, as well as having sufficiently independent committees that focus on key governance concerns such as audit, compensation, and nomination of directors.

Sustainability Policy Recommendation: Generally vote for director nominees, except under the following circumstances (with new nominees1 considered on a case-by-case basis):

Accountability

Problematic Takeover Defenses, Capital Structure, and Governance Structures

Classified Board Structure: The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election. All appropriate nominees (except new) may be held accountable.

Removal of Shareholder Discretion on Classified Boards: The company has opted into, or failed to opt out of, state laws requiring a classified board structure.

Director Performance Evaluation: The board lacks mechanisms to promote accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one-, three-, and five-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000

1 A “new nominee” is a director who is being presented for election by shareholders for the first time. Recommendations on new nominees who have served for less than one year are made on a case-by-case basis depending on the timing of their appointment and the problematic governance issue in question.

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companies only). Take into consideration the company’s operational metrics and other factors as warranted. Problematic provisions include but are not limited to:

▪	A classified board structure;
▪	A supermajority vote requirement;
▪	Either a plurality vote standard in uncontested director elections or a majority vote standard with no plurality carve-out for contested elections;
▪	The inability of shareholders to call special meetings;
▪	The inability of shareholders to act by written consent;
▪	A multi-class capital structure; and/or
▪	A non–shareholder-approved poison pill.

Poison Pills: Generally vote against or withhold from all nominees (except new nominees1, who should be considered case-by-case) if:

▪	The company has a poison pill with a deadhand or slowhand feature[2];
▪	The board makes a material adverse modification to an existing pill, including, but not limited to, extension, renewal, or lowering the trigger, without shareholder approval; or
▪	The company has a long-term poison pill (with a term of over one year) that was not approved by the public shareholders[3].

Vote case-by-case on nominees if the board adopts an initial short-term pill3 (with a term of one year or less) without shareholder approval, taking into consideration:

▪	The trigger threshold and other terms of the pill;
▪	The disclosed rationale for the adoption;
▪	The context in which the pill was adopted, (e.g.) industry factors such as the company’s size and stage of development, sudden changes in its market capitalization, and extraordinary industry-wide or macroeconomic events);
▪	A commitment to put any renewal to a shareholder vote;
▪	The company’s overall track record on corporate governance and responsiveness to shareholders; and
▪	Other factors as relevant.

Unilateral Bylaw/Charter Amendments: Generally vote against or withhold from directors individually, committee members, or the entire board (except new nominees2, who should be considered case-by-case) if the board amends the company’s bylaws or charter without shareholder approval in a manner that materially diminishes shareholders’ rights or that could adversely impact shareholders, considering the following factors:

▪	The board’s rationale for adopting the bylaw/charter amendment without shareholder ratification;
▪	Disclosure by the company of any significant engagement with shareholders regarding the amendment;
▪	The level of impairment of shareholders’ rights caused by the board’s unilateral amendment to the bylaws/charter;
▪	The board’s track record with regard to unilateral board action on bylaw/charter amendments or other entrenchment provisions;
▪	The company’s ownership structure;
▪	The company’s existing governance provisions;

2 If a short-term pill with a deadhand or slowhand feature is enacted but expires before the next shareholder vote, Sustainability Advisory Services will generally still recommend withhold/against nominees at the next shareholder meeting following its adoption.

3 Approval prior to, or in connection, with a company’s becoming publicly-traded, or in connection with a de-SPAC transaction, is insufficient.

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▪	The timing of the board's amendment to the bylaws/charter in connection with a significant business development; and,
▪	Other factors, as deemed appropriate, that may be relevant to determine the impact of the amendment on shareholders.

Unless the adverse amendment is reversed or submitted to a binding shareholder vote, in subsequent years vote case-by-case on director nominees.

Generally vote against (except new nominees, who should be considered case-by-case) if the directors:

▪	Classified the board;
▪	Adopted supermajority vote requirements to amend the bylaws or charter;
▪	Eliminated shareholders’ ability to amend bylaws;
▪	Adopted a fee-shifting provision; or
▪	Adopted another provision deemed egregious.

Problematic Governance Structure: For companies that hold or held their first annual meeting7 of public shareholders after Feb. 1, 2015, generally vote against or withhold from directors individually, committee members, or the entire board (except new nominees1, who should be considered case-by-case) if, prior to or in connection with the company’s public offering, the company or its board adopted the following bylaw or charter provisions that are considered to be materially adverse to shareholder rights

▪	Supermajority vote requirements to amend the bylaws or charter;
▪	A classified board structure; or
▪	Other egregious provisions.

A provision which specifies that the problematic structure(s) will be sunset within seven years of the date of going public will be considered a mitigating factor.

Unless the adverse provision is reversed or removed, vote case-by-case on director nominees in subsequent years.

Unequal Voting Rights: Generally vote withhold or against directors individually, committee members, or the entire board (except new nominees1, who should be considered case-by-case), if the company employs a common stock structure with unequal voting rights5.

Exceptions to this policy will generally be limited to:

▪	Newly-public companies[6] with a sunset provision of no more than seven years from the date of going public;
▪	Limited Partnerships and the Operating Partnership (OP) unit structure of REITs;
▪	Situations where the unequal voting rights are considered de minimis; or
▪	The company provides sufficient protections for minority shareholders, such as allowing minority shareholders a regular binding vote on whether the capital structure should be maintained.

4 Includes companies that emerge from bankruptcy, SPAC transactions, spin-offs, direct listings, and those who complete a traditional initial public offering.

5 This generally includes classes of common stock that have additional votes per share than other shares; classes of shares that are not entitled to vote on all the same ballot items or nominees; or stock with time-phased voting rights (“loyalty shares”).

6 Newly-public companies generally include companies that emerge from bankruptcy, SPAC transactions, spin-offs, direct listings, and those who complete a traditional initial public offering.

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Management Proposals to Ratify Existing Charter or Bylaw Provisions: Vote against/withhold from individual directors, members of the governance committee, or the full board, where boards ask shareholders to ratify existing charter or bylaw provisions considering the following factors:

▪	The presence of a shareholder proposal addressing the same issue on the same ballot;
▪	The board’s rationale for seeking ratification;
▪	Disclosure of actions to be taken by the board should the ratification proposal fail;
▪	Disclosure of shareholder engagement regarding the board’s ratification request;
▪	The level of impairment to shareholders’ rights caused by the existing provision;
▪	The history of management and shareholder proposals on the provision at the company’s past meetings;
▪	Whether the current provision was adopted in response to the shareholder proposal;
▪	The company’s ownership structure; and
▪	Previous use of ratification proposals to exclude shareholder proposals.

Restricting Binding Shareholder Proposals: Generally vote against or withhold from members of the governance committee if:

▪	The company’s governing documents impose undue restrictions on shareholders’ ability to amend the bylaws. Such restrictions include but are not limited to: outright prohibition on the submission of binding shareholder proposals, or share ownership requirements, subject matter restrictions, or time holding requirement in excess of SEC Rule 14a-8. Vote against or withhold on an ongoing basis.

Submission of management proposals to approve or ratify requirements in excess of SEC Rule 14a-8 for the submission of binding bylaw amendments will generally be viewed as an insufficient restoration of shareholders’ rights. Generally, continue to vote against or withhold on an ongoing basis until shareholders are provided with an unfettered ability to amend the bylaws or a proposal providing for such unfettered right is submitted for shareholder approval.

Problematic Audit-Related Practices

Generally, vote against or withhold from the members of the audit committee if:

▪	The non-audit fees paid to the auditor are excessive (see discussion under “Auditor Ratification”);
▪	The company receives an adverse opinion on the company’s financial statements from its auditor; or
▪	There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote case-by-case on members of the audit committee and potentially the full board if:

▪	Poor accounting practices are identified that rise to a level of serious concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures. Examine the severity, breadth, chronological sequence, and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether withhold/against votes are warranted.

Problematic Compensation Practices

In the absence of an Advisory Vote on Executive Compensation (Say on Pay) ballot item or in egregious situations, vote against or withhold from the members of the compensation committee and potentially the full board if:

▪	There is a significant misalignment between CEO pay and company performance (pay for performance);
▪	The company maintains significant problematic pay practices;
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▪	The board exhibits a significant level of poor communication and responsiveness to shareholders;
▪	The company fails to include a Say on Pay ballot item when required under SEC provisions, or under the company’s declared frequency of say on pay; or
▪	The company fails to include a Frequency of Say on Pay ballot item when required under SEC provisions.

Generally vote against members of the board committee responsible for approving/setting non-employee director compensation if there is a pattern (i.e. two or more years) of awarding excessive non-employee director compensation without disclosing a compelling rationale or other mitigating factors.

Problematic Pledging of Company Stock: Vote against the members of the committee that oversees risks related to pledging, or the full board, where a significant level of pledged company stock by executives or directors raises concerns. The following factors will be considered:

▪	The presence of an anti-pledging policy, disclosed in the proxy statement, that prohibits future pledging activity;
▪	The magnitude of aggregate pledged shares in terms of total common shares outstanding, market value, and trading volume;
▪	Disclosure of progress or lack thereof in reducing the magnitude of aggregate pledged shares over time;
▪	Disclosure in the proxy statement that shares subject to stock ownership and holding requirements do not include pledged company stock; and
▪	Any other relevant factors.

Environmental, Social and Governance (ESG) Failures

Under extraordinary circumstances, vote against or withhold from directors individually, committee members, or the entire board, due to:

▪	Material failures of governance, stewardship, risk oversight[7], or fiduciary responsibilities at the company, including failure to adequately guard against or manage ESG risks;
▪	A lack of sustainability reporting in the company’s public documents and/or website in conjunction with a failure to adequately manage or mitigate ESG risks;
▪	Failure to replace management as appropriate; or
▪	Egregious actions related to a director’s service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company.

Climate Risk Mitigation and Net Zero

For companies that are significant greenhouse gas (GHG) emitters, through their operations or value chain8, generally vote against or withhold from the incumbent chair of the responsible committee (or other directors on a case-by-case basis) in cases where Sustainability Advisory Services determines that the company is not taking the minimum steps need to be aligned with a Net Zero by 2050 trajectory.

Minimum steps needed to be considered to be aligned with a Net Zero by 2050 trajectory are (all minimum criteria will be required to be in alignment with the policy):

7 Examples of failure of risk oversight include, but are not limited to: bribery; large or serial fines or sanctions from regulatory bodies; demonstrably poor risk oversight of environmental and social issues, including climate change; significant environmental incidents including spills and pollution; large scale or repeat workplace fatalities or injuries; significant adverse legal judgments or settlements; or hedging of company stock.

8 Companies defined as “significant GHG emitters” will be those on the current Climate Action 100+ Focus Group list.

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▪	The company has detailed disclosure of climate-related risks, such as according to the framework established by the Task Force on Climate-related Financial Disclosures (TCFD), including:
▪	Board governance measures;
▪	Corporate strategy;
▪	Risk management analyses; and
▪	Metrics and targets.
▪	The company has declared a Net Zero target by 2050 or sooner and the target includes scope 1, 2, and relevant scope 3 emissions.
▪	The company has set a medium-term target for reducing its GHG emissions and the targets include scope 1, 2, and relevant scope 3 emissions.
▪	The company has a decarbonization strategy in place, with a defined set of quantitative and qualitative actions to reach Net Zero targets.

Expectations about what constitutes “minimum steps needed to be aligned with a Net Zero by 2050 trajectory” will increase over time.

Responsiveness

Vote case-by-case on individual directors, committee members, or the entire board of directors as appropriate if:

▪	The board failed to act on a shareholder proposal that received the support of a majority of the shares cast in the previous year or failed to act on a management proposal seeking to ratify an existing charter/bylaw provision that received opposition of a majority of the shares cast in the previous year. Factors that will be considered are:
▪	Disclosed outreach efforts by the board to shareholders in the wake of the vote;
▪	Rationale provided in the proxy statement for the level of implementation;
▪	The subject matter of the proposal;
▪	The level of support for and opposition to the resolution in past meetings;
▪	Actions taken by the board in response to the majority vote and its engagement with shareholders;
▪	The continuation of the underlying issue as a voting item on the ballot (as either shareholder or management proposals); and
▪	Other factors as appropriate.
▪	The board failed to act on takeover offers where the majority of shares are tendered;
▪	At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold/against vote.

Vote case-by-case on compensation committee members (or, in exceptional cases, the full board) and the Say on Pay proposal if:

▪	The company’s previous say-on-pay received the support of less than 70 percent of votes cast. Factors that will be considered are:
▪	The company’s response, including:
▪	Disclosure of engagement efforts with major institutional investors regarding the issues that contributed to the low level of support (including the timing and frequency of engagements and whether independent directors participated);
▪	Disclosure of the specific concerns voiced by dissenting shareholders that led to the say-on-pay opposition;
▪	Disclosure of specific and meaningful actions taken to address shareholders’ concerns;
▪	Other recent compensation actions taken by the company;
▪	Whether the issues raised are recurring or isolated;
▪	The company’s ownership structure; and
▪	Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.
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▪	The board implements an advisory vote on executive compensation on a less frequent basis than the frequency that received the plurality of votes cast.

Composition

Attendance at Board and Committee Meetings: Generally vote against or withhold from directors (except nominees who served only part of the fiscal year9) who attend less than 75 percent of the aggregate of their board and committee meetings for the period for which they served, unless an acceptable reason for absences is disclosed in the proxy or another SEC filing. Acceptable reasons for director absences are generally limited to the following:

▪	Medical issues/illness;
▪	Family emergencies; and
▪	Missing only one meeting (when the total of all meetings is three or fewer).
▪	In cases of chronic poor attendance without reasonable justification, in addition to voting against the director(s) with poor attendance, generally vote against or withhold from appropriate members of the nominating/governance committees or the full board.

If the proxy disclosure is unclear and insufficient to determine whether a director attended at least 75 percent of the aggregate of his/her board and committee meetings during his/her period of service, vote against or withhold from the director(s) in question.

Overboarded Directors: Generally, vote against or withhold from individual directors who:

▪	Sit on more than five public company boards; or
▪	Are CEOs of public companies who sit on the boards of more than two public companies besides their own—withhold only at their outside boards[10].

Gender Diversity

Sustainability Policy Recommendation: Generally vote against or withhold from the chair of the nominating committee, or other nominees on a case-by-case basis, if the board lacks at least one director of an underrepresented gender identity11.

Racial and/or Ethnic Diversity

Sustainability Policy Recommendation: Generally vote against or withhold from the chair of the nominating committee (or other directors on a case-by-case basis) where the board has no apparent racially or ethnically diverse members12.

9 Nominees who served for only part of the fiscal year are generally exempted from the attendance policy.

10 Although all of a CEO’s subsidiary boards will be counted as separate boards, Sustainability Advisory Services will not recommend a withhold vote for the CEO of a parent company board or any of the controlled (>50 percent ownership) subsidiaries of that parent, but may do so at subsidiaries that are less than 50 percent controlled and boards outside the parent/subsidiary relationships.

11 Underrepresented gender identity includes directors who identify as women or as non-binary.

12 Aggregate diversity statistics provided by the board will only be considered if specific to racial and/or ethnic diversity.

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Independence

Vote against or withhold from non-independent directors (Executive Directors and Non-Independent Non-Executive Directors per Sustainability Advisory Services’ Classification of Directors) when:

▪	Independent directors comprise 50 percent or less of the board;
▪	The non-independent director serves on the audit, compensation, or nominating committee;
▪	The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee; or
▪	The company lacks a formal nominating committee, even if the board attests that the independent directors fulfill the functions of such a committee.

Sustainability Policy Classification of Directors – U.S.

1.	Executive Director
1.1.	Current officer[1] of the company or one of its affiliates[2].
2.	Non-Independent Non-Executive Director

Board Identification

2.1.	Director identified as not independent by the board.

Controlling/Significant Shareholder

2.2.	Beneficial owner of more than 50 percent of the company’s voting power (this may be aggregated if voting power is distributed among more than one member of a group).

Current Employment at Company or Partnership

2.3.	Non-officer employee of the firm (including employee representatives).
2.4.	Officer[1], former officer, or general or limited partner of a joint venture or partnership with the company.

Former Employment

2.5.	Former CEO of the company.[3],[4]
2.6.	Former non-CEO officer[1] of the company or an affiliate[2] within the past five years.
2.7.	Former officer[1] of an acquired company within the past five years[4].
2.8.	Officer [1] of a former parent or predecessor firm at the time the company was sold or split off within the past five years.
2.9.	Former interim officer if the service was longer than 18 months. If the service was between 12 and 18 months an assessment of the interim officer’s employment agreement will be made.[5]

Family Members

2.10.	Immediate family member[6] of a current or former officer[1] of the company or its affiliates[2] within the last five years.
2.11.	Immediate family member[6] of a current employee of company or its affiliates[2] where additional factors raise concern (which may include, but are not limited to, the following: a director related to numerous employees; the company or its affiliates employ relatives of numerous board members; or a non-Section 16 officer in a key strategic role).

Professional, Transactional, and Charitable Relationships

2.12.	Director who (or whose immediate family member[6]) currently provides professional services[7] in excess of $10,000 per year to: the company, an affiliate[2], or an individual officer of the company or an affiliate; either directly or is (or whose family member is) a partner, employee, or controlling shareholder of an organization which provides the services.
2.13.	Director who (or whose immediate family member[6]) currently has any material transactional relationship[8] with the company or its affiliates[2]; or who is (or whose immediately family member[6] is) a partner in, or a controlling shareholder or an executive officer of, an organization which has the
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material transactional relationship[8] (excluding investments in the company through a private placement).

2.14.	Director who (or whose immediate family member[6]) is a trustee, director, or employee of a charitable or non-profit organization that receives material grants or endowments[8] from the company or its affiliates[2].

Other Relationships

2.15.	Party to a voting agreement[9] to vote in line with management on proposals being brought to shareholder vote.
2.16.	Has (or an immediate family member[6] has) an interlocking relationship as defined by the SEC involving members of the board of directors or its Compensation Committee[10].
2.17.	Founder[11] of the company but not currently an employee.
2.18.	Director with pay comparable to Named Executive Officers.
2.19.	Any material[12] relationship with the company.
3.	Independent Director
3.1.	No material[12] connection to the company other than a board seat.

Footnotes:

[1]The definition of officer will generally follow that of a “Section 16 officer” (officers subject to Section 16 of the Securities and Exchange Act of 1934) and includes the chief executive, operating, financial, legal, technology, and accounting officers of a company (including the president, treasurer, secretary, controller, or any vice president in charge of a principal business unit, division, or policy function). Current interim officers are included in this category. For private companies, the equivalent positions are applicable. A non-employee director serving as an officer due to statutory requirements (e.g. corporate secretary) will be classified as an Affiliated Outsider under “Any material relationship with the company.” However, if the company provides explicit disclosure that the director is not receiving additional compensation in excess of $10,000 per year for serving in that capacity, then the director will be classified as an Independent Outsider.

[2] “Affiliate” includes a subsidiary, sibling company, or parent company. Sustainability Advisory Services uses 50 percent control ownership by the parent company as the standard for applying its affiliate designation. The manager/advisor of an externally managed issuer (EMI) is considered an affiliate.

[3] Includes any former CEO of the company prior to the company’s initial public offering (IPO).

[4] When there is a former CEO of a special purpose acquisition company (SPAC) serving on the board of an acquired company, Sustainability Advisory Services will generally classify such directors as independent unless determined otherwise taking into account the following factors: the applicable listing standards determination of such director’s independence; any operating ties to the firm; and the existence of any other conflicting relationships or related party transactions.

[5] Sustainability Advisory Services will look at the terms of the interim officer’s employment contract to determine if it contains severance pay, long-term health and pension benefits, or other such standard provisions typically contained in contracts of permanent, non-temporary CEOs. Sustainability Advisory Services will also consider if a formal search process was under way for a full-time officer at the time.

[6] “Immediate family member” follows the SEC’s definition of such and covers spouses, parents, children, step-parents, step-children, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, or significant shareholder of the company.

[7] Professional services can be characterized as advisory in nature, generally involve access to sensitive company information or to strategic decision-making, and typically have a commission- or fee-based payment structure. Professional services generally include, but are not limited to the following: investment banking/financial advisory

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services; commercial banking (beyond deposit services); investment services; insurance services; accounting/audit services; consulting services; marketing services; legal services; property management services; realtor services; lobbying services; executive search services; and IT consulting services. The following would generally be considered transactional relationships and not professional services: deposit services; IT tech support services; educational services; and construction services. The case of participation in a banking syndicate by a non-lead bank should be considered a transactional (and hence subject to the associated materiality test) rather than a professional relationship. “Of Counsel” relationships are only considered immaterial if the individual does not receive any form of compensation (in excess of $10,000 per year) from, or is a retired partner of, the firm providing the professional service. The case of a company providing a professional service to one of its directors or to an entity with which one of its directors is affiliated, will be considered a transactional rather than a professional relationship. Insurance services and marketing services are assumed to be professional services unless the company explains why such services are not advisory.

[8] A material transactional relationship, including grants to non-profit organizations, exists if the company makes annual payments to, or receives annual payments from, another entity exceeding the greater of $200,000 or 5 percent of the recipient’s gross revenues, in the case of a company which follows NASDAQ listing standards; or the greater of $1,000,000 or 2 percent of the recipient’s gross revenues, in the case of a company which follows NYSE listing standards. In the case of a company which follows neither of the preceding standards, Sustainability Advisory Services will apply the NASDAQ-based materiality test. (The recipient is the party receiving the financial proceeds from the transaction).

[9] Dissident directors who are parties to a voting agreement pursuant to a settlement or similar arrangement may be classified as independent outsiders if an analysis of the following factors indicates that the voting agreement does not compromise their alignment with all shareholders’ interests: the terms of the agreement; the duration of the standstill provision in the agreement; the limitations and requirements of actions that are agreed upon; if the dissident director nominee(s) is subject to the standstill; and if there any conflicting relationships or related party transactions.

[10] Interlocks include: executive officers serving as directors on each other’s compensation or similar committees (or, in the absence of such a committee, on the board); or executive officers sitting on each other’s boards and at least one serves on the other’s compensation or similar committees (or, in the absence of such a committee, on the board).

[11] The operating involvement of the founder with the company will be considered; if the founder was never employed by the company, Sustainability Advisory Services may deem him or her an independent outsider.

[12] For purposes of Sustainability Advisory Services’ director independence classification, “material” will be defined as a standard of relationship (financial, personal or otherwise) that a reasonable person might conclude could potentially influence one’s objectivity in the boardroom in a manner that would have a meaningful impact on an individual’s ability to satisfy requisite fiduciary standards on behalf of shareholders.

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Other Board-Related Proposals

Board Refreshment

Board refreshment is best implemented through an ongoing program of individual director evaluations, conducted annually, to ensure the evolving needs of the board are met and to bring in fresh perspectives, skills, and diversity as needed.

Term/Tenure Limits

Sustainability Policy Recommendation: Vote case-by-case on management proposals regarding director term/tenure limits, considering:

▪	The rationale provided for adoption of the term/tenure limit;
▪	The robustness of the company’s board evaluation process;
▪	Whether the limit is of sufficient length to allow for a broad range of director tenures;
▪	Whether the limit would disadvantage independent directors compared to non-independent directors; and
▪	Whether the board will impose the limit evenly, and not have the ability to waive it in a discriminatory manner.

Vote case-by-case on shareholder proposals asking for the company to adopt director term/tenure limits, considering:

▪	The scope of the shareholder proposal; and
▪	Evidence of problematic issues at the company combined with, or exacerbated by, a lack of board refreshment.

Age Limits

Sustainability Policy Recommendation: Generally vote against management and shareholder proposals to limit the tenure of independent directors through mandatory retirement ages. Vote for proposals to remove mandatory age limits.

Board Size

Sustainability Policy Recommendation: Vote for proposals seeking to fix the board size or designate a range for the board size.

Vote against proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

Classification/Declassification of the Board

Sustainability Policy Recommendation: Vote against proposals to classify (stagger) the board.

Vote for proposals to repeal classified boards and to elect all directors annually.

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CEO Succession Planning

Sustainability Policy Recommendation: Generally vote for proposals seeking disclosure on a CEO succession planning policy, considering, at a minimum, the following factors:

▪	The reasonableness/scope of the request; and
▪	The company’s existing disclosure on its current CEO succession planning process.

Cumulative Voting

Sustainability Policy Recommendation: Generally vote against management proposals to eliminate cumulate voting, and for shareholder proposals to restore or provide for cumulative voting, unless:

▪	The company has proxy access, thereby allowing shareholders to nominate directors to the company’s ballot; and
▪	The company has adopted a majority vote standard, with a carve-out for plurality voting in situations where there are more nominees than seats, and a director resignation policy to address failed elections.

Vote for proposals for cumulative voting at controlled companies (insider voting power > 50%).

Director and Officer Indemnification, Liability Protection, and Exculpation

Sustainability Policy Recommendation: Vote case-by-case on proposals on director and officer indemnification liability protection, and exculpation13.

Consider the stated rationale for the proposed change. Also consider, among other factors, the extent to which the proposal would:

▪	Eliminate entirely directors’ and officers’ liability for monetary damages for violating the duty of care.
▪	Eliminate directors’ and officers’ liability for monetary damages for violating the duty of loyalty.
▪	Expand coverage beyond just legal expenses to liability for acts that are more serious violations of fiduciary obligation than mere carelessness.
▪	Expand the scope of indemnification to provide for mandatory indemnification of company officials in connection with acts that previously the company was permitted to provide indemnification for, at the discretion of the company’s board (i.e., “permissive indemnification”), but that previously the company was not required to indemnify.

Vote for only those proposals providing such expanded coverage in cases when a director’s or officer’s legal defense was unsuccessful if both of the following apply:

▪	If the individual was found to have acted in good faith and in a manner that the individual reasonably believed was in the best interests of the company; and
▪	If only the director’s legal expenses would be covered.

13 Indemnification: the condition of being secured against loss or damage.

Limited liability: a person’s financial liability is limited to a fixed sum, or personal financial assets are not at risk if the individual loses a lawsuit that results in financial award/damages to the plaintiff.

Exculpation: to eliminate or limit the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer.

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Establish/Amend Nominee Qualifications

Sustainability Policy Recommendation: Vote case-by-case on proposals that establish or amend director qualifications. Votes should be based on the reasonableness of the criteria and the degree to which they may preclude dissident nominees from joining the board.

Vote case-by-case on shareholder resolutions seeking a director nominee who possesses a particular subject matter expertise, considering:

▪	The company’s board committee structure, existing subject matter expertise, and board nomination provisions relative to that of its peers;
▪	The company’s existing board and management oversight mechanisms regarding the issue for which board oversight is sought;
▪	The company’s disclosure and performance relating to the issue for which board oversight is sought and any significant related controversies; and
▪	The scope and structure of the proposal.

Establish Other Board Committee Proposals

Sustainability Policy Recommendation: Generally vote against shareholder proposals to establish a new board committee, as such proposals seek a specific oversight mechanism/structure that potentially limits a company’s flexibility to determine an appropriate oversight mechanism for itself. However, the following factors will be considered:

▪	Existing oversight mechanisms (including current committee structure) regarding the issue for which board oversight is sought;
▪	Level of disclosure regarding the issue for which board oversight is sought;
▪	Company performance related to the issue for which board oversight is sought;
▪	Board committee structure compared to that of other companies in its industry sector; and
▪	The scope and structure of the proposal.

Filling Vacancies/Removal of Directors

Sustainability Policy Recommendation: Vote against proposals that provide that directors may be removed only for cause.

▪	Vote for proposals to restore shareholders’ ability to remove directors with or without cause.
▪	Vote against proposals that provide that only continuing directors may elect replacements to fill board vacancies.
▪	Vote for proposals that permit shareholders to elect directors to fill board vacancies.

Independent Board Chair

One of the principal functions of the board is to monitor and evaluate the performance of the CEO and other executive officers. The board chair’s duty to oversee management may be compromised when he/she is connected to or a part of the management team. Generally, Sustainability Advisory Services recommends supporting shareholder proposals that would require that the position of board chair be held by an individual with no materials ties to the company other than their board seat.

Sustainability Policy Recommendation: Generally, support shareholder proposals that would require the board chair to be independent of management.

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Majority of Independent Directors/Establishment of Independent Committees

Sustainability Policy Recommendation: Vote for shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by the Sustainability policy’s definition of independent outsider. (See Sustainability Policy Classification of Directors – U.S.)

Vote for shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors unless they currently meet that standard.

Majority Vote Standard for the Election of Directors

Sustainability Policy Recommendation: Generally vote for management proposals to adopt a majority of votes cast standard for directors in uncontested elections. Vote against if no carve-out for a plurality vote standard in contested elections is included.

Generally vote for precatory and binding shareholder resolutions requesting that the board change the company’s bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carve-out for a plurality vote standard when there are more nominees than board seats.

Companies are strongly encouraged to also adopt a post-election policy (also known as a director resignation policy) that will provide guidelines so that the company will promptly address the situation of a holdover director.

Proxy Access

Sustainability Policy Recommendation: Generally vote for management and shareholder proposals for proxy access with the following provisions:

▪	Ownership threshold: maximum requirement not more than three percent (3%) of the voting power;
▪	Ownership duration: maximum requirement not longer than three (3) years of continuous ownership for each member of the nominating group;
▪	Aggregation: minimal or no limits on the number of shareholders permitted to form a nominating group;
▪	Cap: cap on nominees of generally twenty-five percent (25%) of the board.

Review for reasonableness any other restrictions on the right of proxy access.

Generally vote against proposals that are more restrictive than these guidelines.

Require More Nominees than Open Seats

Sustainability Policy Recommendation: Vote against shareholder proposals that would require a company to nominate more candidates than the number of open board seats.

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Shareholder Engagement Policy (Shareholder Advisory Committee)

Sustainability Policy Recommendation: Generally vote for shareholder proposals requesting that the board establish an internal mechanism/process, which may include a committee, in order to improve communications between directors and shareholders, unless the company has the following features, as appropriate:

▪	Established a communication structure that goes beyond the exchange requirements to facilitate the exchange of information between shareholders and members of the board;
▪	Effectively disclosed information with respect to this structure to its shareholders;
▪	Company has not ignored majority-supported shareholder proposals or a majority withhold vote on a director nominee; and
▪	The company has an independent chair or a lead director, according to Sustainability Advisory Services’ policy definition. This individual must be made available for periodic consultation and direct communication with major shareholders.

Proxy Contests/Proxy Access -Voting for Director Nominees in Contested Elections

Sustainability Policy Recommendation: Vote case-by-case on the election of directors in contested elections, considering the following factors:

▪	Long-term financial performance of the company relative to its industry;
▪	Management’s track record;
▪	Background to the contested election;
▪	Nominee qualifications and any compensatory arrangements;
▪	Strategic plan of dissident slate and quality of the critique against management;
▪	Likelihood that the proposed goals and objectives can be achieved (both slates); and
▪	Stock ownership positions.

In the case of candidates nominated pursuant to proxy access, vote case-by-case considering any applicable factors listed above or additional factors which may be relevant, including those that are specific to the company, to the nominee(s) and/or to the nature of the election (such as whether or not there are more candidates than board seats).

Vote-No Campaigns

Sustainability Policy Recommendation: In cases where companies are targeted in connection with public “vote-no” campaigns, evaluate director nominees under the existing governance policies for voting on director nominees in uncontested elections. Take into consideration the arguments submitted by shareholders and other publicly available information.

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3.	Shareholder Rights & Defenses

Advance Notice Requirements for Shareholder Proposals/Nominations

Sustainability Policy Recommendation: Vote case-by-case on advance notice proposals, giving support to those proposals which allow shareholders to submit proposals/nominations as close to the meeting date as reasonably possible and within the broadest window possible, recognizing the need to allow sufficient notice for company, regulatory, and shareholder review.

To be reasonable, the company’s deadline for shareholder notice of a proposal/nominations must be no earlier than 120 days prior to the anniversary of the previous year’s meeting and have a submittal window of no shorter than 30 days from the beginning of the notice period (also known as a 90-120 day window). The submittal window is the period under which shareholders must file their proposal/nominations prior to the deadline.

In general, support additional efforts by companies to ensure full disclosure in regard to a proponent’s economic and voting position in the company so long as the informational requirements are reasonable and aimed at providing shareholders with the necessary information to review such proposals.

Amend Bylaws without Shareholder Consent

Sustainability Policy Recommendation: Vote against proposals giving the board exclusive authority to amend the bylaws.

Vote for proposals giving the board the ability to amend the bylaws in addition to shareholders.

Control Share Acquisition Provisions

Control share acquisition statutes function by denying shares their voting rights when they contribute to ownership in excess of certain thresholds. Voting rights for those shares exceeding ownership limits may only be restored by approval of either a majority or supermajority of disinterested shares. Thus, control share acquisition statutes effectively require a hostile bidder to put its offer to a shareholder vote or risk voting disenfranchisement if the bidder continues buying up a large block of shares.

Sustainability Policy Recommendation: Vote for proposals to opt out of control share acquisition statutes unless doing so would enable the completion of a takeover that would be detrimental to shareholders.

Vote against proposals to amend the charter to include control share acquisition provisions.

Vote for proposals to restore voting rights to the control shares.

Control Share Cash-Out Provisions

Control share cash-out statutes give dissident shareholders the right to “cash-out” of their position in a company at the expense of the shareholder who has taken a control position. In other words, when an investor crosses a preset threshold level, remaining shareholders are given the right to sell their shares to the acquirer, who must buy them at the highest acquiring price.

Sustainability Policy Recommendation: Vote for proposals to opt out of control share cash-out statutes.

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Disgorgement Provisions

Disgorgement provisions require an acquirer or potential acquirer of more than a certain percentage of a company’s stock to disgorge, or pay back, to the company any profits realized from the sale of that company’s stock purchased 24 months before achieving control status. All sales of company stock by the acquirer occurring within a certain period of time (between 18 months and 24 months) prior to the investor’s gaining control status are subject to these recapture-of-profits provisions.

Sustainability Policy Recommendation: Vote for proposals to opt out of state disgorgement provisions.

Fair Price Provisions

Sustainability Policy Recommendation: Vote case-by-case on proposals to adopt fair price provisions (provisions that stipulate that an acquirer must pay the same price to acquire all shares as it paid to acquire the control shares), evaluating factors such as the vote required to approve the proposed acquisition, the vote required to repeal the fair price provision, and the mechanism for determining the fair price.

Generally vote against fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

Freeze-Out Provisions

Sustainability Policy Recommendation: Vote for proposals to opt out of state freeze-out provisions. Freeze-out provisions force an investor who surpasses a certain ownership threshold in a company to wait a specified period of time before gaining control of the company.

Greenmail

Greenmail payments are targeted share repurchases by management of company stock from individuals or groups seeking control of the company. Since only the hostile party receives payment, usually at a substantial premium over the market value of its shares, the practice discriminates against all other shareholders.

Sustainability Policy Recommendation: Vote for proposals to adopt anti-greenmail charter or bylaw amendments or otherwise restrict a company’s ability to make greenmail payments.

Vote case-by-case on anti-greenmail proposals when they are bundled with other charter or bylaw amendments.

Shareholder Litigation Rights

Federal Forum Selection Provisions

Federal forum selection provisions require that U.S. federal courts be the sole forum for shareholders to litigate claims arising under federal securities law.

Sustainability Policy Recommendation: Generally vote for federal forum selection provisions in the charter or bylaws that specify “the district courts of the United States” as the exclusive forum for federal securities law matters, in the absence of serious concerns about corporate governance or board responsiveness to shareholders.

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Vote against provisions that restrict the forum to a particular federal district court; unilateral adoption (without a shareholder vote) of such a provision will generally be considered a one-time failure under the Unilateral Bylaw/Charter Amendments policy.

Exclusive Forum Provisions for State Law Matters

Exclusive forum provisions in the charter or bylaws restrict shareholders’ ability to bring derivative lawsuits against the company, for claims arising out of state corporate law, to the courts of a particular state (generally the state of incorporation).

Sustainability Policy Recommendation: Generally vote for charter or bylaw provisions that specify courts located within the state of Delaware as the exclusive forum for corporate law matters for Delaware corporations, in the absence of serious concerns about corporate governance or board responsiveness to shareholders.

For states other than Delaware, vote case-by-case on exclusive forum provisions, taking into consideration:

▪	The company’s stated rationale for adopting such a provision;
▪	Disclosure of past harm from duplicative shareholder lawsuits in more than one forum;
▪	The breadth of application of the charter or bylaw provision, including the types of lawsuits to which it would apply and the definition of key terms; and
▪	Governance features such as shareholders’ ability to repeal the provision at a later date (including the vote standard applied when shareholders attempt to amend the charter or bylaws) and their ability to hold directors accountable through annual director elections and a majority vote standard in uncontested elections.

Generally vote against provisions that specify a state other than the state of incorporation as the exclusive forum for corporate law matters, or that specify a particular local court within the state; unilateral adoption of such a provision will generally be considered a one-time failure under the Unilateral Bylaw/Charter Amendments policy.

Fee Shifting

Fee-shifting provisions in the charter or bylaws require that a shareholder who sues a company unsuccessfully pay all litigation expenses of the defendant corporation and its directors and officers.

Sustainability Policy Recommendation: Generally vote against provisions that mandate fee-shifting whenever plaintiffs are not completely successful on the merits (i.e., including cases where the plaintiffs are partially successful).

Unilateral adoption of a fee-shifting provision will generally be considered an ongoing failure under the Unilateral Bylaw/Charter Amendments and Problematic Capital Structures policy.

Net Operating Loss (NOL) Protective Amendments

Sustainability Policy Recommendation: Vote against proposals to adopt a protective amendment for the stated purpose of protecting a company’s net operating losses (NOL) if the effective term of the protective amendment would exceed the shorter of three years and the exhaustion of the NOL.

Vote case-by-case, considering the following factors, for management proposals to adopt an NOL protective amendment that would remain in effect for the shorter of three years (or less) and the exhaustion of the NOL:

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▪	The ownership threshold (NOL protective amendments generally prohibit stock ownership transfers that would result in a new 5-percent holder or increase the stock ownership percentage of an existing 5-percent holder);
▪	The value of the NOLs;
▪	Shareholder protection mechanisms (sunset provision or commitment to cause expiration of the protective amendment upon exhaustion or expiration of the NOL);
▪	The company’s existing governance structure including: board independence, existing takeover defenses, track record of responsiveness to shareholders, and any other problematic governance concerns; and
▪	Any other factors that may be applicable.

Poison Pills (Shareholder Rights Plans)

Shareholder Proposals to Put Pill to a Vote and/or Adopt a Pill Policy

Sustainability Policy Recommendation: Vote for shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it unless the company has: (1) A shareholder approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:

▪	Shareholders have approved the adoption of the plan; or
▪	The board, in its exercise of its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay in adoption that would result from seeking stockholder approval (i.e., the “fiduciary out” provision). A poison pill adopted under this fiduciary out will be put to a shareholder ratification vote within 12 months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

If the shareholder proposal calls for a time period of less than 12 months for shareholder ratification after adoption, vote for the proposal, but add the caveat that a vote within 12 months would be considered sufficient implementation.

Management Proposals to Ratify a Poison Pill

Sustainability Policy Recommendation: Vote case-by-case on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

▪	No lower than a 20% trigger, flip-in or flip-over;
▪	A term of no more than three years;
▪	No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;
▪	Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, 10 percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company’s existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.

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Management Proposals to Ratify a Pill to Preserve Net Operating Losses (NOLs)

Sustainability Policy Recommendation: Vote against proposals to adopt a poison pill for the stated purpose of protecting a company’s net operating losses (NOL) if the term of the pill would exceed the shorter of three years and the exhaustion of the NOL.

Vote case-by-case on management proposals for poison pill ratification, considering the following factors, if the term of the pill would be the shorter of three years (or less) and the exhaustion of the NOL:

▪	The ownership threshold to transfer (NOL pills generally have a trigger slightly below 5 percent);
▪	The value of the NOLs;
▪	Shareholder protection mechanisms (sunset provision, or commitment to cause expiration of the pill upon exhaustion or expiration of NOLs);
▪	The company’s existing governance structure including: board independence, existing takeover defenses, track record of responsiveness to shareholders, and any other problematic governance concerns; and
▪	Any other factors that may be applicable.

Proxy Voting Disclosure, Confidentiality, and Tabulation

Sustainability Policy Recommendation: Vote case-by-case on proposals regarding proxy voting mechanics, taking into consideration whether implementation of the proposal is likely to enhance or protect shareholder rights. Specific issues covered under the policy include, but are not limited to, confidential voting of individual proxies and ballots, confidentiality of running vote tallies, and the treatment of abstentions and/or broker non-votes in the company’s vote-counting methodology.

While a variety of factors may be considered in each analysis, the guiding principles are: transparency, consistency, and fairness in the proxy voting process. The factors considered, as applicable to the proposal, may include:

▪	The scope and structure of the proposal;
▪	The company’s stated confidential voting policy (or other relevant policies) and whether it ensures a “level playing field” by providing shareholder proponents with equal access to vote information prior to the annual meeting;
▪	The company’s vote standard for management and shareholder proposals and whether it ensures consistency and fairness in the proxy voting process and maintains the integrity of vote results;
▪	Whether the company’s disclosure regarding its vote counting method and other relevant voting policies with respect to management and shareholder proposals are consistent and clear;
▪	Any recent controversies or concerns related to the company’s proxy voting mechanics;
▪	Any unintended consequences resulting from implementation of the proposal; and
▪	Any other factors that may be relevant.

Ratification Proposals: Management Proposals to Ratify Existing Charter or Bylaw Provisions

Sustainability Policy Recommendation: Generally vote against management proposals to ratify provisions of the company’s existing charter or bylaws, unless these governance provisions align with best practice.

In addition, voting against/withhold from individual directors, members of the governance committee, or the full board may be warranted, considering:

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▪	The presence of a shareholder proposal addressing the same issue on the same ballot;
▪	The board’s rationale for seeking ratification;
▪	Disclosure of actions to be taken by the board should the ratification proposal fail;
▪	Disclosure of shareholder engagement regarding the board’s ratification request;
▪	The level of impairment to shareholders’ rights caused by the existing provision;
▪	The history of management and shareholder proposals on the provision at the company’s past meetings;
▪	Whether the current provision was adopted in response to the shareholder proposal;
▪	The company’s ownership structure; and
▪	Previous use of ratification proposals to exclude shareholder proposals.

Reimbursing Proxy Solicitation Expenses

Sustainability Policy Recommendation: Vote case-by-case on proposals to reimburse proxy solicitation expenses.

When voting in conjunction with support of a dissident slate, vote for the reimbursement of all appropriate proxy solicitation expenses associated with the election.

Generally vote for shareholder proposals calling for the reimbursement of reasonable costs incurred in connection with nominating one or more candidates in a contested election where the following apply:

▪	The election of fewer than 50% of the directors to be elected is contested in the election;
▪	One or more of the dissident’s candidates is elected;
▪	Shareholders are not permitted to cumulate their votes for directors; and
▪	The election occurred, and the expenses were incurred, after the adoption of this bylaw.

Reincorporation Proposals

Sustainability Policy Recommendation: Management or shareholder proposals to change a company’s state of incorporation should be evaluated case-by-case, giving consideration to both financial and corporate governance concerns including the following:

▪	Reasons for reincorporation;
▪	Comparison of company’s governance practices and provisions prior to and following the reincorporation; and
▪	Comparison of corporation laws of original state and destination state.
▪	Vote for reincorporation when the economic factors outweigh any neutral or negative governance changes.

Shareholder Ability to Act by Written Consent

Sustainability Policy Recommendation: Generally vote against management and shareholder proposals to restrict or prohibit shareholders’ ability to act by written consent.

Generally vote for management and shareholder proposals that provide shareholders with the ability to act by written consent, taking into account the following factors:

▪	Shareholders’ current right to act by written consent;
▪	The consent threshold;
▪	The inclusion of exclusionary or prohibitive language;
▪	Investor ownership structure; and
▪	Shareholder support of, and management’s response to, previous shareholder proposals.
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Vote case-by-case on shareholder proposals if, in addition to the considerations above, the company has the following governance and antitakeover provisions:

▪	An unfettered[14] right for shareholders to call special meetings at a 10 percent threshold;
▪	A majority vote standard in uncontested director elections;
▪	No non-shareholder-approved pill; and
▪	An annually elected board.

Shareholder Ability to Call Special Meetings

Sustainability Policy Recommendation: Vote against management or shareholder proposals to restrict or prohibit shareholders’ ability to call special meetings.

Generally vote for management or shareholder proposals that provide shareholders with the ability to call special meetings taking into account the following factors:

▪	Shareholders’ current right to call special meetings;
▪	Minimum ownership threshold necessary to call special meetings (10% preferred);
▪	The inclusion of exclusionary or prohibitive language;
▪	Investor ownership structure; and
▪	Shareholder support of, and management’s response to, previous shareholder proposals.

Stakeholder Provisions

Sustainability Policy Recommendation: Vote against proposals that ask the board to consider non-shareholder constituencies or other non-financial effects when evaluating a merger or business combination.

State Antitakeover Statutes

Sustainability Policy Recommendation: Vote case-by-case on proposals to opt in or out of state takeover statutes (including fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, and anti-greenmail provisions).

Supermajority Vote Requirements

Sustainability Policy Recommendation: Vote against proposals to require a supermajority shareholder vote.

Vote for management or shareholder proposals to reduce supermajority vote requirements. However, for companies with shareholder(s) who have significant ownership levels, vote case-by-case, taking into account:

▪	Ownership structure;
▪	Quorum requirements; and
▪	Vote requirements.

14 “Unfettered” means no restrictions on agenda items, no restrictions on the number of shareholders who can group together to reach the 10 percent threshold, and only reasonable limits on when a meeting can be called: no greater than 30 days after the last annual meeting and no greater than 90 prior to the next annual meeting.

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Virtual Shareholder Meetings

Sustainability Policy Recommendation: Generally vote for management proposals allowing for the convening of shareholder meetings by electronic means, so long as they do not preclude in-person meetings. Companies are encouraged to disclose the circumstances under which virtual-only15 meetings would be held, and to allow for comparable rights and opportunities for shareholders to participate electronically as they would have during an in-person meeting.

Vote case-by-case on shareholder proposals concerning virtual-only meetings, considering:

▪	Scope and rationale of the proposal; and
▪	Concerns identified with the company’s prior meeting practices.

15 Virtual-only shareholder meeting” refers to a meeting of shareholders that is held exclusively using technology without a corresponding in-person meeting.

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4.	Capital/Restructuring

Capital

Adjustments to Par Value of Common Stock

Sustainability Policy Recommendation: Vote for management proposals to reduce the par value of common stock unless the action is being taken to facilitate an anti-takeover device or some other negative corporate governance action.

Vote for management proposals to eliminate par value.

Common Stock Authorization

General Authorization Requests

Sustainability Policy Recommendation: Vote case-by-case on proposals to increase the number of authorized shares of common stock that are to be used for general corporate purposes:

▪	If share usage (outstanding plus reserved) is less than 50% of the current authorized shares, vote for an increase of up to 50% of current authorized shares.
▪	If share usage is 50% to 100% of the current authorized, vote for an increase of up to 100% of current authorized shares.
▪	If share usage is greater than current authorized shares, vote for an increase of up to the current share usage.
▪	In the case of a stock split, the allowable increase is calculated (per above) based on the post-split adjusted authorization.

Generally vote against proposed increases, even if within the above ratios, if the proposal or the company’s prior or ongoing use of authorized shares is problematic, including, but not limited to:

▪	The proposal seeks to increase the number of authorized shares of the class of common stock that has superior voting rights to other share classes;
▪	On the same ballot is a proposal for a reverse split for which support is warranted despite the fact that it would result in an excessive increase in the share authorization;
▪	The company has a non-shareholder approved poison pill (including an NOL pill); or
▪	The company has previous sizeable placements (within the past 3 years) of stock with insiders at prices substantially below market value, or with problematic voting rights, without shareholder approval.

However, generally vote for proposed increases beyond the above ratios or problematic situations when there is disclosure of specific and severe risks to shareholders of not approving the request, such as:

▪	In, or subsequent to, the company’s most recent 10-K filing, the company discloses that there is substantial doubt about its ability to continue as a going concern;
▪	The company states that there is a risk of imminent bankruptcy or imminent liquidation if shareholders do not approve the increase in authorized capital; or
▪	A government body has in the past year required the company to increase its capital ratios.

For companies incorporated in states that allow increases in authorized capital without shareholder approval, generally vote withhold or against all nominees if a unilateral capital authorization increase does not conform to the above policies.

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Specific Authorization Requests

Sustainability Policy Recommendation: Generally vote for proposals to increase the number of authorized common shares where the primary purpose of the increase is to issue shares in connection with transaction(s) (such as acquisitions, SPAC transactions, private placements, or similar transactions) on the same ballot, or disclosed in the proxy statement, that warrant support. For such transactions, the allowable increase will be the greater of:

▪	twice the amount needed to support the transactions on the ballot, and
▪	the allowable increase as calculated for general issuances above.

Dual Class Structure

Sustainability Policy Recommendation: Generally vote against proposals to create a new class of common stock unless:

▪	The company discloses a compelling rationale for the dual-class capital structure, such as:
▪	The company’s auditor has concluded that there is substantial doubt about the company’s ability to continue as a going concern; or
▪	The new class of shares will be transitory;
▪	The new class is intended for financing purposes with minimal or no dilution to current shareholders in both the short term and long term; and
▪	The new class is not designed to preserve or increase the voting power of an insider or significant shareholder.

Issue Stock for Use with Rights Plan

Sustainability Policy Recommendation: Vote against proposals that increase authorized common stock for the explicit purpose of implementing a non-shareholder- approved shareholder rights plan (poison pill).

Preemptive Rights

Sustainability Policy Recommendation: Vote case-by-case on shareholder proposals that seek preemptive rights, taking into consideration:

▪	The size of the company;
▪	The shareholder base; and
▪	The liquidity of the stock.

Preferred Stock Authorization

General Authorization Requests

Sustainability Policy Recommendation: Vote case-by-case on proposals to increase the number of authorized shares of preferred stock that are to be used for general corporate purposes:

▪	If share usage (outstanding plus reserved) is less than 50% of the current authorized shares, vote for an increase of up to 50% of current authorized shares.
▪	If share usage is 50% to 100% of the current authorized, vote for an increase of up to 100% of current authorized shares.
▪	If share usage is greater than current authorized shares, vote for an increase of up to the current share usage.
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▪	In the case of a stock split, the allowable increase is calculated (per above) based on the post-split adjusted authorization.
▪	If no preferred shares are currently issued and outstanding, vote against the request, unless the company discloses a specific use for the shares.

Generally vote against proposed increases, even if within the above ratios, if the proposal or the company’s prior or ongoing use of authorized shares is problematic, including, but not limited to:

▪	If the shares requested are blank check preferred shares that can be used for antitakeover purposes;[16]
▪	The company seeks to increase a class of non-convertible preferred shares entitled to more than one vote per share on matters that do not solely affect the rights of preferred stockholders “supervoting shares”);
▪	The company seeks to increase a class of convertible preferred shares entitled to a number of votes greater than the number of common shares into which they’re convertible (“supervoting shares”) on matters that do not solely affect the rights of preferred stockholders;
▪	The stated intent of the increase in the general authorization is to allow the company to increase an existing designated class of supervoting preferred shares;
▪	On the same ballot is a proposal for a reverse split for which support is warranted despite the fact that it would result in an excessive increase in the share authorization;
▪	The company has a non-shareholder approved poison pill (including an NOL pill); or
▪	The company has previous sizeable placements (within the past 3 years) of stock with insiders at prices substantially below market value, or with problematic voting rights, without shareholder approval.

However, generally vote for proposed increases beyond the above ratios or problematic situations when there is disclosure of specific and severe risks to shareholders of not approving the request, such as:

▪	In, or subsequent to, the company’s most recent 10-K filing, the company discloses that there is substantial doubt about its ability to continue as a going concern;
▪	The company states that there is a risk of imminent bankruptcy or imminent liquidation if shareholders do not approve the increase in authorized capital; or
▪	A government body has in the past year required the company to increase its capital ratios.

For companies incorporated in states that allow increases in authorized capital without shareholder approval, generally vote withhold or against all nominees if a unilateral capital authorization increase does not conform to the above policies.

Specific Authorization Requests

Sustainability Policy Recommendation: Generally vote for proposals to increase the number of authorized preferred shares where the primary purpose of the increase is to issue shares in connection with transaction(s) (such as acquisitions, SPAC transactions, private placements, or similar transactions) on the same ballot, or disclosed in the proxy statement, that warrant support. For such transactions, the allowable increase will be the greater of:

▪	twice the amount needed to support the transactions on the ballot, and
▪	the allowable increase as calculated for general issuances above.

16 To be acceptable, appropriate disclosure would be needed that the shares are “declawed”: i.e., representation by the board that it will not, without prior stockholder approval, issue or use the preferred stock for any defensive or anti-takeover purpose or for the purpose of implementing any stockholder rights plan.

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Recapitalization Plans

Sustainability Policy Recommendation: Vote case-by-case on recapitalizations (reclassifications of securities), taking into account the following:

▪	More simplified capital structure;
▪	Enhanced liquidity;
▪	Fairness of conversion terms;
▪	Impact on voting power and dividends;
▪	Reasons for the reclassification;
▪	Conflicts of interest; and
▪	Other alternatives considered.

Reverse Stock Splits

Sustainability Policy Recommendation: Vote for management proposals to implement a reverse stock split if:

▪	The number of authorized shares will be proportionately reduced; or
▪	The effective increase in authorized shares is equal to or less than the allowable increase calculated in accordance with Sustainability Advisory Services’ Common Stock Authorization policy.

Vote case-by-case on proposals that do not meet either of the above conditions, taking into consideration the following factors:

▪	Stock exchange notification to the company of a potential delisting;
▪	Disclosure of substantial doubt about the company’s ability to continue as a going concern without additional financing;
▪	The company’s rationale; or
▪	Other factors as applicable.

Share Repurchase Programs

Sustainability Policy Recommendation: For U.S.-incorporated companies, and foreign-incorporated U.S. Domestic Issuers that are traded solely on U.S. exchanges, vote for management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms, or to grant the board authority to conduct open-market repurchases, in the absence of company-specific concerns regarding:

▪	Greenmail,
▪	The use of buybacks to inappropriately manipulate incentive compensation metrics,
▪	Threats to the company’s long-term viability, or
▪	Other company-specific factors as warranted.

Vote case-by-case on proposals to repurchase shares directly from specified shareholders, balancing the stated rationale against the possibility for the repurchase authority to be misused, such as to repurchase shares from insiders at a premium to market price.

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Stock Distributions: Splits and Dividends

Sustainability Policy Recommendation: Generally vote for management proposals to increase the common share authorization for stock split or stock dividend, provided that the effective increase in authorized shares is equal to or is less than the allowable increase calculated in accordance with Sustainability Advisory Services’ Common Stock Authorization policy.

Tracking Stock

Sustainability Policy Recommendation: Vote case-by-case on the creation of tracking stock, weighing the strategic value of the transaction against such factors as:

▪	Adverse governance changes;
▪	Excessive increases in authorized capital stock;
▪	Unfair method of distribution;
▪	Diminution of voting rights;
▪	Adverse conversion features;
▪	Negative impact on stock option plans; and
▪	Alternatives such as spin-off.

Share Issuance Mandates at U.S. Domestic Issuers Incorporated Outside the U.S.

Sustainability Policy Recommendation: For U.S. domestic issuers incorporated outside the U.S. and listed solely on a U.S. exchange, generally vote for resolutions to authorize the issuance of common shares up to 20 percent of currently issued common share capital, where not tied to a specific transaction or financing proposal.

For pre-revenue or other early-stage companies that are heavily reliant on periodic equity financing, generally vote for resolutions to authorize the issuance of common shares up to 50 percent of currently issued common share capital. The burden of proof will be on the company to establish that it has a need for the higher limit.

Renewal of such mandates should be sought at each year’s annual meeting.

Vote case-by-case on share issuances for a specific transaction or financing proposal.

Restructuring

Appraisal Rights

Sustainability Policy Recommendation: Vote for proposals to restore or provide shareholders with rights of appraisal.

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Asset Purchases

Sustainability Policy Recommendation: Vote case-by-case on asset purchase proposals, considering the following factors:

▪	Purchase price;
▪	Fairness opinion;
▪	Financial and strategic benefits;
▪	How the deal was negotiated;
▪	Conflicts of interest;
▪	Other alternatives for the business;
▪	Non-completion risk.

Asset Sales

Sustainability Policy Recommendation: Vote case-by-case on asset sales, considering the following factors:

▪	Impact on the balance sheet/working capital;
▪	Potential elimination of diseconomies;
▪	Anticipated financial and operating benefits;
▪	Anticipated use of funds;
▪	Value received for the asset;
▪	Fairness opinion;
▪	How the deal was negotiated;
▪	Conflicts of interest.

Bundled Proposals

Sustainability Policy Recommendation: Vote case-by-case on bundled or “conditional” proxy proposals. In the case of items that are conditioned upon each other, examine the benefits and costs of the packaged items. In instances when the joint effect of the conditioned items is not in shareholders’ best interests, vote against the proposals. If the combined effect is positive, support such proposals.

Conversion of Securities

Sustainability Policy Recommendation: Vote case-by-case on proposals regarding conversion of securities. When evaluating these proposals, the investor should review the dilution to existing shareholders, the conversion price relative to market value, financial issues, control issues, termination penalties, and conflicts of interest.

Vote for the conversion if it is expected that the company will be subject to onerous penalties or will be forced to file for bankruptcy if the transaction is not approved.

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Corporate Reorganization/Debt Restructuring/Prepackaged Bankruptcy Plans/Reverse Leveraged Buyouts/Wrap Plans

Sustainability Policy Recommendation: Vote case-by-case on proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan, after evaluating:

▪	Dilution to existing shareholders’ positions;
▪	Terms of the offer - discount/premium in purchase price to investor, including any fairness opinion; termination penalties; exit strategy;
▪	Financial issues - company’s financial situation; degree of need for capital; use of proceeds; effect of the financing on the company’s cost of capital;
▪	Management’s efforts to pursue other alternatives;
▪	Control issues - change in management; change in control, guaranteed board and committee seats; standstill provisions; voting agreements; veto power over certain corporate actions; and
▪	Conflict of interest - arm’s length transaction, managerial incentives.

Vote for the debt restructuring if it is expected that the company will file for bankruptcy if the transaction is not approved.

Formation of Holding Company

Sustainability Policy Recommendation: Vote case-by-case on proposals regarding the formation of a holding company, taking into consideration the following:

▪	The reasons for the change;
▪	Any financial or tax benefits;
▪	Regulatory benefits;
▪	Increases in capital structure; and
▪	Changes to the articles of incorporation or bylaws of the company.

Absent compelling financial reasons to recommend for the transaction, vote against the formation of a holding company if the transaction would include either of the following:

▪	Increases in common or preferred stock in excess of the allowable maximum (see discussion under “Capital”); or
▪	Adverse changes in shareholder rights.
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Going Private and Going Dark Transactions (LBOs and Minority Squeeze-outs)

Sustainability Policy Recommendation: Vote case-by-case on going private transactions, taking into account the following:

▪	Offer price/premium;
▪	Fairness opinion;
▪	How the deal was negotiated;
▪	Conflicts of interest;
▪	Other alternatives/offers considered; and
▪	Non-completion risk.

Vote case-by-case on going dark transactions, determining whether the transaction enhances shareholder value by taking into consideration:

▪	Whether the company has attained benefits from being publicly-traded (examination of trading volume, liquidity, and market research of the stock);
▪	Balanced interests of continuing vs. cashed-out shareholders, taking into account the following:
▪	Are all shareholders able to participate in the transaction?
▪	Will there be a liquid market for remaining shareholders following the transaction?
▪	Does the company have strong corporate governance?
▪	Will insiders reap the gains of control following the proposed transaction?
▪	Does the state of incorporation have laws requiring continued reporting that may benefit shareholders?

Joint Ventures

Sustainability Policy Recommendation: Vote case-by-case on proposals to form joint ventures, taking into account the following:

▪	Percentage of assets/business contributed;
▪	Percentage ownership;
▪	Financial and strategic benefits;
▪	Governance structure;
▪	Conflicts of interest;
▪	Other alternatives; and
▪	Non-completion risk.

Liquidations

Sustainability Policy Recommendation: Vote case-by-case on liquidations, taking into account the following:

▪	Management’s efforts to pursue other alternatives;
▪	Appraisal value of assets; and
▪	The compensation plan for executives managing the liquidation.

Vote for the liquidation if the company will file for bankruptcy if the proposal is not approved.

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Mergers and Acquisitions

Sustainability Policy Recommendation: Vote case-by-case on mergers and acquisitions. Review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

▪	Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.
▪	Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.
▪	Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.
▪	Negotiations and process - Were the terms of the transaction negotiated at arm’s-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation “wins” can also signify the deal makers’ competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.
▪	Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger.
▪	Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

Private Placements/Warrants/Convertible Debentures

Sustainability Policy Recommendation: Vote case-by-case on proposals regarding private placements, warrants, and convertible debentures taking into consideration:

▪	Dilution to existing shareholders’ position: The amount and timing of shareholder ownership dilution should be weighed against the needs and proposed shareholder benefits of the capital infusion. Although newly issued common stock, absent preemptive rights, is typically dilutive to existing shareholders, share price appreciation is often the necessary event to trigger the exercise of “out of the money” warrants and convertible debt. In these instances from a value standpoint, the negative impact of dilution is mitigated by the increase in the company’s stock price that must occur to trigger the dilutive event.
▪	Terms of the offer (discount/premium in purchase price to investor, including any fairness opinion, conversion features, termination penalties, exit strategy):
▪	The terms of the offer should be weighed against the alternatives of the company and in light of company’s financial condition. Ideally, the conversion price for convertible debt and the exercise price for warrants should be at a premium to the then prevailing stock price at the time of private placement.
▪	When evaluating the magnitude of a private placement discount or premium, consider factors that influence the discount or premium, such as, liquidity, due diligence costs, control and monitoring costs, capital scarcity, information asymmetry and anticipation of future performance.
▪	Financial issues:
▪	The company’s financial condition;
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▪	Degree of need for capital;
▪	Use of proceeds;
▪	Effect of the financing on the company’s cost of capital;
▪	Current and proposed cash burn rate;
▪	Going concern viability and the state of the capital and credit markets.
▪	Management’s efforts to pursue alternatives and whether the company engaged in a process to evaluate alternatives: A fair, unconstrained process helps to ensure the best price for shareholders. Financing alternatives can include joint ventures, partnership, merger or sale of part or all of the company.
▪	Control issues:
▪	Change in management;
▪	Change in control;
▪	Guaranteed board and committee seats;
▪	Standstill provisions;
▪	Voting agreements;
▪	Veto power over certain corporate actions; and
▪	Minority versus majority ownership and corresponding minority discount or majority control premium
▪	Conflicts of interest:
▪	Conflicts of interest should be viewed from the perspective of the company and the investor.
▪	Were the terms of the transaction negotiated at arm’s length? Are managerial incentives aligned with shareholder interests?
▪	Market reaction:
▪	The market’s response to the proposed deal. A negative market reaction is a cause for concern. Market reaction may be addressed by analyzing the one day impact on the unaffected stock price.

Vote for the private placement, or for the issuance of warrants and/or convertible debentures in a private placement, if it is expected that the company will file for bankruptcy if the transaction is not approved.

Reorganization/Restructuring Plan (Bankruptcy)

Sustainability Policy Recommendation: Vote case-by-case on proposals to common shareholders on bankruptcy plans of reorganization, considering the following factors including, but not limited to:

▪	Estimated value and financial prospects of the reorganized company;
▪	Percentage ownership of current shareholders in the reorganized company;
▪	Whether shareholders are adequately represented in the reorganization process (particularly through the existence of an official equity committee);
▪	The cause(s) of the bankruptcy filing, and the extent to which the plan of reorganization addresses the cause(s);
▪	Existence of a superior alternative to the plan of reorganization; and
▪	Governance of the reorganized company.
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Special Purpose Acquisition Corporations (SPACs)

Sustainability Policy Recommendation: Vote case-by-case on SPAC mergers and acquisitions taking into account the following:

▪	Valuation—Is the value being paid by the SPAC reasonable? SPACs generally lack an independent fairness opinion and the financials on the target may be limited. Compare the conversion price with the intrinsic value of the target company provided in the fairness opinion. Also, evaluate the proportionate value of the combined entity attributable to the SPAC IPO shareholders versus the pre-merger value of SPAC. Additionally, a private company discount may be applied to the target, if it is a private entity.
▪	Market reaction—How has the market responded to the proposed deal? A negative market reaction may be a cause for concern. Market reaction may be addressed by analyzing the one-day impact on the unaffected stock price.
▪	Deal timing—A main driver for most transactions is that the SPAC charter typically requires the deal to be complete within 18 to 24 months, or the SPAC is to be liquidated. Evaluate the valuation, market reaction, and potential conflicts of interest for deals that are announced close to the liquidation date.
▪	Negotiations and process—What was the process undertaken to identify potential target companies within specified industry or location specified in charter? Consider the background of the sponsors.
▪	Conflicts of interest—How are sponsors benefiting from the transaction compared to IPO shareholders? Potential conflicts could arise if a fairness opinion is issued by the insiders to qualify the deal rather than a third party or if management is encouraged to pay a higher price for the target because of an 80% rule (the charter requires that the fair market value of the target is at least equal to 80% of net assets of the SPAC). Also, there may be sense of urgency by the management team of the SPAC to close the deal since its charter typically requires a transaction to be completed within the 18-24 month timeframe.
▪	Voting agreements—Are the sponsors entering into enter into any voting agreements/ tender offers with shareholders who are likely to vote against the proposed merger or exercise conversion rights?
▪	Governance—What is the impact of having the SPAC CEO or founder on key committees following the proposed merger?

Special Purpose Acquisition Corporations (SPACs) - Proposals for Extensions

Sustainability Policy Recommendation: Generally support requests to extend the termination date by up to one year from the SPAC’s original termination date (inclusive of any built-in extension option, and accounting for prior extension requests).

Other factors that may be considered include: any added incentives, business combination status, other amendment terms, and, if applicable, use of money in the trust fund to pay excise taxes on redeemed shares.

Spin-offs

Sustainability Policy Recommendation: Vote case-by-case on spin-offs, considering:

▪	Tax and regulatory advantages;
▪	Planned use of the sale proceeds;
▪	Valuation of spinoff;
▪	Fairness opinion;
▪	Benefits to the parent company;
▪	Conflicts of interest;
▪	Managerial incentives;
▪	Corporate governance changes;
▪	Changes in the capital structure.
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Value Maximization Shareholder Proposals

Sustainability Policy Recommendation: Vote case-by-case on shareholder proposals seeking to maximize shareholder value by:

▪	Hiring a financial advisor to explore strategic alternatives;
▪	Selling the company; or
▪	Liquidating the company and distributing the proceeds to shareholders.

These proposals should be evaluated based on the following factors:

▪	Prolonged poor performance with no turnaround in sight;
▪	Signs of entrenched board and management (such as the adoption of takeover defenses);
▪	Strategic plan in place for improving value;
▪	Likelihood of receiving reasonable value in a sale or dissolution; and
▪	The company actively exploring its strategic options, including retaining a financial advisor.
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5.	Compensation

Executive Pay Evaluation

Underlying all evaluations are five global principles that most investors expect corporations to adhere to in designing and administering executive and director compensation programs:

1.	Maintain appropriate pay-for-performance alignment, with emphasis on long-term shareholder value: This principle encompasses overall executive pay practices, which must be designed to attract, retain, and appropriately motivate the key employees who drive shareholder value creation over the long term. It will take into consideration, among other factors, the link between pay and performance; the mix between fixed and variable pay; performance goals; and equity-based plan costs;
2.	Avoid arrangements that risk “pay for failure”: This principle addresses the appropriateness of long or indefinite contracts, excessive severance packages, and guaranteed compensation;
3.	Maintain an independent and effective compensation committee: This principle promotes oversight of executive pay programs by directors with appropriate skills, knowledge, experience, and a sound process for compensation decision-making (e.g., including access to independent expertise and advice when needed);
4.	Provide shareholders with clear, comprehensive compensation disclosures: This principle underscores the importance of informative and timely disclosures that enable shareholders to evaluate executive pay practices fully and fairly;
5.	Avoid inappropriate pay to non-executive directors: This principle recognizes the interests of shareholders in ensuring that compensation to outside directors does not compromise their independence and ability to make appropriate judgments in overseeing managers’ pay and performance. At the market level, it may incorporate a variety of generally accepted best practices.

Advisory Votes on Executive Compensation—Management Proposals (Management Say-on-Pay)

Sustainability Policy Recommendation: Vote case-by-case on ballot items related to executive pay and practices, as well as certain aspects of outside director compensation.

Vote against Advisory Votes on Executive Compensation (Say-on-Pay or “SOP”) if:

▪	There is an unmitigated misalignment between CEO pay and company performance (pay for performance);
▪	The company maintains significant problematic pay practices;
▪	The board exhibits a significant level of poor communication and responsiveness to shareholders.

Vote against or withhold from the members of the compensation committee and potentially the full board if:

▪	There is no SOP on the ballot, and an against vote on an SOP is warranted due to pay for performance misalignment, problematic pay practices, or the lack of adequate responsiveness on compensation issues raised previously, or a combination thereof;
▪	The board fails to respond adequately to a previous SOP proposal that received less than 70 percent support of votes cast;
▪	The company has recently practiced or approved problematic pay practices, such as option repricing or option backdating; or
▪	The situation is egregious.
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PRIMARY EVALUATION FACTORS FOR EXECUTIVE PAY

Pay-for-Performance Evaluation

Sustainability Advisory Services annually conducts a pay-for-performance analysis to identify strong or satisfactory alignment between pay and performance over a sustained period. With respect to companies in the Russell 3000 or Russell 3000E Indices17, this analysis considers the following:

1.	Peer Group[18] Alignment:
▪	The degree of alignment between the company’s annualized TSR rank and the CEO’s annualized total pay rank within a peer group, each measured over a three-year period.
▪	The rankings of CEO total pay and company financial performance within a peer group, each measured over a three-year period.
▪	The multiple of the CEO’s total pay relative to the peer group median in the most recent fiscal year.
2.	Absolute Alignment[19] – the absolute alignment between the trend in CEO pay and company TSR over the prior five fiscal years – i.e., the difference between the trend in annual pay changes and the trend in annualized TSR during the period.

If the above analysis demonstrates significant unsatisfactory long-term pay-for-performance alignment or, in the case of companies outside the Russell indices, misaligned pay and performance are otherwise suggested, our analysis may include any of the following qualitative factors, as relevant to evaluating how various pay elements may work to encourage or to undermine long-term value creation and alignment with shareholder interests:

▪	The ratio of performance- to time-based incentive awards;
▪	The overall ratio of performance-based compensation;
▪	The rigor of performance goals;
▪	The complexity and risks around pay program design;
▪	The transparency and clarity of disclosure;
▪	The company’s peer group benchmarking practices;
▪	Financial/operational results, both absolute and relative to peers;
▪	Special circumstances related to, for example, a new CEO in the prior FY or anomalous equity grant practices (e.g., bi-annual awards);
▪	Realizable pay[20] compared to grant pay; and
▪	Any other factors deemed relevant.

17 The Russell 3000E Index includes approximately 4,000 of the largest U.S. equity securities.

18 The revised peer group is generally comprised of 14-24 companies that are selected using market cap, revenue (or assets for certain financial firms), GICS industry group, and company’s selected peers’ GICS industry group, with size constraints, via a process designed to select peers that are comparable to the subject company in terms of revenue/assets and industry, and also within a market cap bucket that is reflective of the company’s. For Oil, Gas & Consumable Fuels companies, market cap is the only size determinant.

19 Only Russell 3000 Index companies are subject to the Absolute Alignment analysis.

20 Sustainability Advisory Services research reports include realizable pay for S&P1500 companies.

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Problematic Pay Practices

Problematic pay elements are generally evaluated case-by-case considering the context of a company’s overall pay program and demonstrated pay-for-performance philosophy. The focus is on executive compensation practices that contravene the global pay principles, including:

▪	Problematic practices related to non-performance-based compensation elements;
▪	Incentives that may motivate excessive risk-taking or present a windfall risk; and
▪	Pay decisions that circumvent pay-for-performance, such as options backdating or waiving performance requirements.

The list of examples below highlights certain problematic practices that carry significant weight in this overall consideration and may result in adverse vote recommendations:

▪	Repricing or replacing of underwater stock options/SARs without prior shareholder approval (including cash buyouts and voluntary surrender of underwater options);
▪	Extraordinary perquisites or tax gross-ups;
▪	New or materially amended agreements that provide for:
▪	Excessive termination or CIC severance payments (generally exceeding 3 times base salary and average/target/most recent bonus);
▪	CIC severance payments without involuntary job loss or substantial diminution of duties (“single” or “modified single” triggers) or in connection with a problematic Good Reason definition;
▪	CIC excise tax gross-up entitlements (including “modified” gross-ups);
▪	Multi-year guaranteed awards that are not at risk due to rigorous performance conditions;
▪	Liberal CIC definition combined with any single-trigger CIC benefits;
▪	Severance payments made when the termination is not clearly disclosed as involuntary (for example, a termination without cause or resignation for good reason);
▪	Insufficient executive compensation disclosure by externally-managed issuers (EMIs) such that a reasonable assessment of pay programs and practices applicable to the EMI’s executives is not possible;
▪	Any other provision or practice deemed to be egregious and present a significant risk to investors.

The above examples are not an exhaustive list. Please refer to ISS’ U.S. Compensation Policies FAQ document for additional detail on specific pay practices that have been identified as problematic and may lead to negative vote recommendations.

Options Backdating

The following factors should be examined case-by-case to allow for distinctions to be made between “sloppy” plan administration versus deliberate action or fraud:

▪	Reason and motive for the options backdating issue, such as inadvertent vs. deliberate grant date changes;
▪	Duration of options backdating;
▪	Size of restatement due to options backdating;
▪	Corrective actions taken by the board or compensation committee, such as canceling or re-pricing backdated options, the recouping of option gains on backdated grants; and
▪	Adoption of a grant policy that prohibits backdating, and creates a fixed grant schedule or window period for equity grants in the future.

Compensation Committee Communications and Responsiveness

Consider the following factors case-by-case when evaluating ballot items related to executive pay on the board’s responsiveness to investor input and engagement on compensation issues:

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▪	Failure to respond to majority-supported shareholder proposals on executive pay topics; or
▪	Failure to adequately respond to the company’s previous say-on-pay proposal that received the support of less than 70 percent of votes cast, taking into account:
▪	The company’s response, including:
▪	Disclosure of engagement efforts with major institutional investors regarding the issues that contributed to the low level of support (including the timing and frequency of engagements and whether independent directors participated);
▪	Disclosure of the specific concerns voiced by dissenting shareholders that led to the say-on-pay opposition;
▪	Disclosure of specific and meaningful actions taken to address shareholders’ concerns;
▪	Other recent compensation actions taken by the company;
▪	Whether the issues raised are recurring or isolated;
▪	The company’s ownership structure; and
▪	Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.

Frequency of Advisory Vote on Executive Compensation (“Say When on Pay”)

Sustainability Policy Recommendation: Vote for annual advisory votes on compensation, which provide the most consistent and clear communication channel for shareholder concerns about companies’ executive pay programs.

Voting on Golden Parachutes in an Acquisition, Merger, Consolidation, or Proposed Sale

Sustainability Policy Recommendation: Vote case-by-case on say on Golden Parachute proposals, including consideration of existing change-in-control arrangements maintained with named executive officers rather than focusing primarily on new or extended arrangements.

Features that may result in an “against” recommendation include one or more of the following, depending on the number, magnitude, and/or timing of issue(s):

▪	Single- or modified-single-trigger cash severance;
▪	Single-trigger acceleration of unvested equity awards;
▪	Full acceleration of equity awards granted shortly before the change in control;
▪	Acceleration of performance awards above the target level of performance without compelling rationale;
▪	Excessive cash severance (>3x base salary and bonus);
▪	Excise tax gross-ups triggered and payable;
▪	Excessive golden parachute payments (on an absolute basis or as a percentage of transaction equity value); or
▪	Recent amendments that incorporate any problematic features (such as those above) or recent actions (such as extraordinary equity grants) that may make packages so attractive as to influence merger agreements that may not be in the best interests of shareholders; or
▪	The company’s assertion that a proposed transaction is conditioned on shareholder approval of the golden parachute advisory vote.

Recent amendment(s) that incorporate problematic features will tend to carry more weight on the overall analysis. However, the presence of multiple legacy problematic features will also be closely scrutinized.

In cases where the golden parachute vote is incorporated into a company’s advisory vote on compensation (management say-on-pay), the say-on-pay proposal will be evaluated in accordance with these guidelines, which may give higher weight to that component of the overall evaluation.

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Equity-Based and Other Incentive Plans

Please refer to Sustainability Advisory Services’ U.S. Equity Compensation Plans FAQ document for additional details on the Equity Plan Scorecard policy.

Sustainability Policy Recommendation: Vote case-by-case on certain equity-based compensation plans21 depending on a combination of certain plan features and equity grant practices, where positive factors may counterbalance negative factors, and vice versa, as evaluated using an “Equity Plan Scorecard” (EPSC) approach with three pillars:

▪	Plan Cost: The total estimated cost of the company’s equity plans relative to industry/market cap peers, measured by the company’s estimated Shareholder Value Transfer (SVT) in relation to peers and considering both:
▪	SVT based on new shares requested plus shares remaining for future grants, plus outstanding unvested/unexercised grants; and
▪	SVT based only on new shares requested plus shares remaining for future grants.
▪	Plan Features:
▪	Quality of disclosure around vesting upon a change in control (CIC);
▪	Discretionary vesting authority;
▪	Liberal share recycling on various award types;
▪	Lack of minimum vesting period for grants made under the plan;
▪	Dividends payable prior to award vesting.
▪	Grant Practices:
▪	The company’s three year burn rate relative to its industry/market cap peers;
▪	Vesting requirements in CEO’S recent equity grants (3-year look-back);
▪	The estimated duration of the plan (based on the sum of shares remaining available and the new shares requested, divided by the average annual shares granted in the prior three years);
▪	The proportion of the CEO’s most recent equity grants/awards subject to performance conditions;
▪	Whether the company maintains a sufficient claw-back policy;
▪	Whether the company maintains sufficient post exercise/vesting share-holding requirements.

Generally vote against the plan proposal if the combination of above factors indicates that the plan is not, overall, in shareholders’ interests, or if any of the following egregious factors (“overriding factors”) apply:

▪	Awards may vest in connection with a liberal change-of-control definition;
▪	The plan would permit repricing or cash buyout of underwater options without shareholder approval (either by expressly permitting it – for NYSE and Nasdaq listed companies -- or by not prohibiting it when the company has a history of repricing – for non-listed companies);
▪	The plan is a vehicle for problematic pay practices or a significant pay-for-performance disconnect under certain circumstances;
▪	The plan is excessively dilutive to shareholders’ holdings;
▪	The plan contains an evergreen (automatic share replenishment) feature; or
▪	Any other plan features are determined to have a significant negative impact on shareholder interests.

21 Proposals evaluated under the EPSC policy generally include those to approve or amend (1) stock option plans for employees and/or employees and directors, (2) restricted stock plans for employees and/or employees and directors, and (3) omnibus stock incentive plans for employees and/or employees and directors; amended plans will be further evaluated case-by-case.

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FURTHER INFORMATION ON CERTAIN EPSC FACTORS

Shareholder Value Transfer (SVT)

The cost of the equity plans is expressed as Shareholder Value Transfer (SVT), which is measured using a binomial option pricing model that assesses the amount of shareholders’ equity flowing out of the company to employees and directors. SVT is expressed as both a dollar amount and as a percentage of market value, and includes the new shares proposed, shares available under existing plans, and shares granted but unexercised (using two measures, in the case of plans subject to the Equity Plan Scorecard evaluation, as noted above). All award types are valued. For omnibus plans, unless limitations are placed on the most expensive types of awards (for example, full value awards), the assumption is made that all awards to be granted will be the most expensive types.

For proposals subject to Equity Plan Scorecard evaluation, Shareholder Value Transfer is reasonable if it falls below a company-specific benchmark. The benchmark is determined as follows: The top quartile performers in each industry group (using the Global Industry Classification Standard: GICS) are identified. Benchmark SVT levels for each industry are established based on these top performers’ historic SVT. Regression analyses are run on each industry group to identify the variables most strongly correlated to SVT. The benchmark industry SVT level is then adjusted upwards or downwards for the specific company by plugging the company-specific performance measures, size and cash compensation into the industry cap equations to arrive at the company’s benchmark.22

Three-Year Value-Adjusted Burn Rate

A “Value-Adjusted Burn Rate” is used for stock plan evaluations. Value-Adjusted Burn Rate benchmarks are calculated as the greater of: (1) an industry-specific threshold based on three-year burn rates within the company’s GICS group segmented by S&P 500, Russell 3000 index (less the S&P 500) and non-Russell 3000 index; and (2) a de minimis threshold established separately for each of the S&P 500, the Russell 3000 index less the S&P 500, and the non-Russell 3000 index. Year-over-year burn-rate benchmark changes will be limited to a predetermined range above or below the prior year’s burn-rate benchmark.

The Value-Adjusted Burn Rate will be calculated as follows:

Value-Adjusted Burn Rate = ((# of options * option’s dollar value using a Black-Scholes model) + (# of full-value awards * stock price)) / (Weighted average common shares * stock price).

Egregious Factors

Liberal Change in Control Definition

Generally vote against equity plans if the plan has a liberal definition of change in control and the equity awards could vest upon such liberal definition of change-in-control, even though an actual change in control may not occur. Examples of such a definition include, but are not limited to, announcement or commencement of a tender offer, provisions for acceleration upon a “potential” takeover, shareholder approval of a merger or other transactions, or similar language.

22 For plans evaluated under the Equity Plan Scorecard policy, the company’s SVT benchmark is considered along with other factors.

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Repricing Provisions

Vote against plans that expressly permit the repricing or exchange of underwater stock options/stock appreciate rights (SARs) without prior shareholder approval. “Repricing” includes the ability to do any of the following:

▪	Amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs;
▪	Cancel outstanding options or SARs in exchange for options or SARs with an exercise price that is less than the exercise price of the original options or SARs;
▪	Cancel underwater options in exchange for stock awards; or
▪	Provide cash buyouts of underwater options.

While the above cover most types of repricing, Sustainability Advisory Services may view other provisions as akin to repricing depending on the facts and circumstances.

Also, vote against or withhold from members of the Compensation Committee who approved repricing (as defined above or otherwise determined by Sustainability Advisory Services) without prior shareholder approval, even if such repricings are allowed in their equity plan.

Vote against plans that do not expressly prohibit repricing or cash buyout of underwater options without shareholder approval if the company has a history of repricing/buyouts without shareholder approval, and the applicable listing standards would not preclude them from doing so.

Problematic Pay Practices or Significant Pay-for-Performance Disconnect

If the equity plan on the ballot is a vehicle for problematic pay practices, vote against the plan.

If a significant portion of the CEO’s misaligned pay is attributed to non-performance-based equity awards, and there is an equity plan on the ballot with the CEO as one of the participants, Sustainability Advisory Services may recommend a vote against the equity plan. Considerations in voting against the equity plan may include, but are not limited to:

▪	Magnitude of pay misalignment;
▪	Contribution of non–performance-based equity grants to overall pay; and
▪	The proportion of equity awards granted in the last three fiscal years concentrated at the named executive officer level.

Specific Treatment of Certain Award Types in Equity Plan Evaluations

Dividend Equivalent Rights

Options that have Dividend Equivalent Rights (DERs) associated with them will have a higher calculated award value than those without DERs under the binomial model, based on the value of these dividend streams. The higher value will be applied to new shares, shares available under existing plans, and shares awarded but not exercised per the plan specifications. DERS transfer more shareholder equity to employees and non-employee directors and this cost should be captured.

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Operating Partnership (OP) Units in Equity Plan Analysis of Real Estate Investment Trusts (REITs)

For Real Estate Investment Trusts (REITS), include the common shares issuable upon conversion of outstanding Operating Partnership (OP) units in the share count for the purposes of determining: (1) market capitalization in the Shareholder Value Transfer (SVT) analysis and (2) shares outstanding in the burn rate analysis.

Other Compensation Plans

401(k) Employee Benefit Plans

Sustainability Policy Recommendation: Vote for proposals to implement a 401(k) savings plan for employees.

Employee Stock Ownership Plans (ESOPs)

Sustainability Policy Recommendation: Vote for proposals to implement an ESOP or increase authorized shares for existing ESOPs, unless the number of shares allocated to the ESOP is excessive (more than five percent of outstanding shares).

Employee Stock Purchase Plans—Qualified Plans

Sustainability Policy Recommendation: Vote case-by-case on qualified employee stock purchase plans. Vote for employee stock purchase plans where all of the following apply:

▪	Purchase price is at least 85 percent of fair market value;
▪	Offering period is 27 months or less; and
▪	The number of shares allocated to the plan is 10 percent or less of the outstanding shares.

Vote against qualified employee stock purchase plans where any of the following apply:

▪	Purchase price is less than 85 percent of fair market value; or
▪	Offering period is greater than 27 months; or
▪	The number of shares allocated to the plan is more than ten percent of the outstanding shares.

Employee Stock Purchase Plans—Non-Qualified Plans

Sustainability Policy Recommendation: Vote case-by-case on nonqualified employee stock purchase plans. Vote for nonqualified employee stock purchase plans with all the following features:

▪	Broad-based participation (i.e., all employees of the company with the exclusion of individuals with 5 percent or more of beneficial ownership of the company);
▪	Limits on employee contribution, which may be a fixed dollar amount or expressed as a percent of base salary;
▪	Company matching contribution up to 25 percent of employee’s contribution, which is effectively a discount of 20 percent from market value;
▪	No discount on the stock price on the date of purchase when there is a company matching contribution.

Vote against nonqualified employee stock purchase plans when any of the plan features do not meet the above criteria. If the company matching contribution or effective discount exceeds the above, Sustainability Advisory Services may evaluate the SVT cost as part of the assessment.

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Amending Cash and Equity Plans (including Approval for Tax Deductibility (162(m))

Sustainability Policy Recommendation: Vote case-by-case on amendments to cash and equity incentive plans.

Generally vote for proposals to amend executive cash, stock, or cash and stock incentive plans if the proposal:

▪	Addresses administrative features only; or
▪	Seeks approval for Section 162(m) purposes only, and the plan administering committee consists entirely of independent outsiders, per Sustainability Advisory Services’ Classification of Directors. Note that if the company is presenting the plan to shareholders for the first time after the company’s initial public offering (IPO), or if the proposal is bundled with other material plan amendments, then the recommendation will be case-by-case (see below).

Vote against such proposals to amend executive cash, stock, or cash and stock incentive plans if the proposal:

▪	Seeks approval for Section 162(m) purposes only, and the plan administering committee does not consist entirely of independent outsiders, per Sustainability Advisory Services’ Classification of Directors.

Vote case-by-case on all other proposals to amend cash incentive plans. This includes plans presented to shareholders for the first time after the company’s IPO and/or proposals that bundle material amendment(s) other than those for Section 162(m) purposes

Vote case-by-case on all other proposals to amend equity incentive plans, considering the following:

▪	If the proposal requests additional shares and/or the amendments may potentially increase the transfer of shareholder value to employees, the recommendation will be based on the Equity Plan Scorecard evaluation as well as an analysis of the overall impact of the amendments.
▪	If the plan is being presented to shareholders for the first time after the company’s IPO, whether or not additional shares are being requested, the recommendation will be based on the Equity Plan Scorecard evaluation as well as an analysis of the overall impact of any amendments.
▪	If there is no request for additional shares and the amendments are not deemed to potentially increase the transfer of shareholder value to employees, then the recommendation will be based entirely on an analysis of the overall impact of the amendments, and the EPSC evaluation will be shown for informational purposes.

Option Exchange Programs/Repricing Options

Sustainability Policy Recommendation: Vote case-by-case on management proposals seeking approval to exchange/reprice options taking into consideration:

▪	Historic trading patterns--the stock price should not be so volatile that the options are likely to be back “in-the-money” over the near term;
▪	Rationale for the re-pricing--was the stock price decline beyond management’s control?
▪	Is this a value-for-value exchange?
▪	Are surrendered stock options added back to the plan reserve?
▪	Timing--repricing should occur at least one year out from any precipitous drop in company’s stock price;
▪	Option vesting--does the new option vest immediately or is there a black-out period?
▪	Term of the option--the term should remain the same as that of the replaced option;
▪	Exercise price--should be set at fair market or a premium to market;
▪	Participants--executive officers and directors must be excluded.
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If the surrendered options are added back to the equity plans for re-issuance, then also take into consideration the company’s total cost of equity plans and its three-year average burn rate.

In addition to the above considerations, evaluate the intent, rationale, and timing of the repricing proposal. The proposal should clearly articulate why the board is choosing to conduct an exchange program at this point in time. Repricing underwater options after a recent precipitous drop in the company’s stock price demonstrates poor timing. and warrants additional scrutiny. Also, consider the terms of the surrendered options, such as the grant date, exercise price and vesting schedule. Grant dates of surrendered options should be far enough back (two to three years) so as not to suggest that repricings are being done to take advantage of short-term downward price movements. Similarly, the exercise price of surrendered options should be above the 52-week high for the stock price.

Vote for shareholder proposals to put option repricings to a shareholder vote.

Stock Plans in Lieu of Cash

Sustainability Policy Recommendation: Vote case-by-case on plans that provide participants with the option of taking all or a portion of their cash compensation in the form of stock.

Vote for non-employee director-only equity plans that provide a dollar-for-dollar cash-for-stock exchange.

Vote case-by-case on plans which do not provide a dollar-for-dollar cash for stock exchange. In cases where the exchange is not dollar-for-dollar, the request for new or additional shares for such equity program will be considered using the binomial option pricing model. In an effort to capture the total cost of total compensation, no adjustments will be made to carve out the in-lieu-of cash compensation.

Transfer Stock Option (TSO) Programs

Sustainability Policy Recommendation: One-time Transfers: Vote against or withhold from compensation committee members if they fail to submit one-time transfers to shareholders for approval.

Vote case-by-case on one-time transfers. Vote for if:

▪	Executive officers and non-employee directors are excluded from participating;
▪	Stock options are purchased by third-party financial institutions at a discount to their fair value using option pricing models such as Black-Scholes or a Binomial Option Valuation or other appropriate financial models;
▪	There is a two-year minimum holding period for sale proceeds (cash or stock) for all participants.

Additionally, management should provide a clear explanation of why options are being transferred to a third-party institution and whether the events leading up to a decline in stock price were beyond management’s control. A review of the company’s historic stock price volatility should indicate if the options are likely to be back “in-the-money” over the near term.

Ongoing TSO program: Vote against equity plan proposals if the details of ongoing TSO programs are not provided to shareholders. Since TSOs will be one of the award types under a stock plan, the ongoing TSO program, structure and mechanics must be disclosed to shareholders. The specific criteria to be considered in evaluating these proposals include, but not limited, to the following:

▪	Eligibility;
▪	Vesting;
▪	Bid-price;
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▪	Term of options;
▪	Cost of the program and impact of the TSOs on company’s total option expense
▪	Option repricing policy.

Amendments to existing plans that allow for introduction of transferability of stock options should make clear that only options granted post-amendment shall be transferable.

Director Compensation

Shareholder Ratification of Director Pay Programs

Sustainability Policy Recommendation: Vote case-by-case on management proposals seeking ratification of non-employee director compensation, based on the following factors:

▪	If the equity plan under which non-employee director grants are made is on the ballot, whether or not it warrants support; and
▪	An assessment of the following qualitative factors:
▪	The relative magnitude of director compensation as compared to companies of a similar profile;
▪	The presence of problematic pay practices relating to director compensation;
▪	Director stock ownership guidelines and holding requirements;
▪	Equity award vesting schedules;
▪	The mix of cash and equity-based compensation;
▪	Meaningful limits on director compensation;
▪	The availability of retirement benefits or perquisites; and
▪	The quality of disclosure surrounding director compensation.

Equity Plans for Non-Employee Directors

Sustainability Policy Recommendation: Vote case-by-case on compensation plans for non-employee directors, based on:

▪	The total estimated cost of the company’s equity plans relative to industry/market cap peers, measured by the company’s estimated Shareholder Value Transfer (SVT) based on new shares requested plus shares remaining for future grants, plus outstanding unvested/unexercised grants;
▪	The company’s three-year burn rate relative to its industry/market cap peers; and
▪	The presence of any egregious plan features (such as an option repricing provision or liberal CIC vesting risk).

On occasion, director stock plans will exceed the plan cost or burn rate benchmarks when combined with employee or executive stock plans. In such cases, vote case-by-case on the plan taking into consideration the following qualitative factors:

▪	The relative magnitude of director compensation as compared to companies of a similar profile;
▪	The presence of problematic pay practices relating to director compensation;
▪	Director stock ownership guidelines and holding requirements;
▪	Equity award vesting schedules;
▪	The mix of cash and equity-based compensation;
▪	Meaningful limits on director compensation;
▪	The availability of retirement benefits or perquisites; and
▪	The quality of disclosure surrounding director compensation.
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Non-Employee Director Retirement Plans

Sustainability Policy Recommendation: Vote against retirement plans for non-employee directors.

Vote for shareholder proposals to eliminate retirement plans for non-employee directors.

Shareholder Proposals on Compensation

Adopt Anti-Hedging/Pledging/Speculative Investments Policy

Sustainability Policy Recommendation: Generally vote for proposals seeking a policy that prohibits named executive officers from engaging in derivative or speculative transactions involving company stock, including hedging, holding stock in a margin account, or pledging stock as collateral for a loan. However, the company’s existing policies regarding responsible use of company stock will be considered.

Bonus Banking/Bonus Banking “Plus”

Sustainability Policy Recommendation: Vote case-by-case on proposals seeking deferral of a portion of annual bonus pay, with ultimate payout linked to sustained results for the performance metrics on which the bonus was earned (whether for the named executive officers or a wider group of employees), taking into account the following factors:

▪	The company’s past practices regarding equity and cash compensation;
▪	Whether the company has a holding period or stock ownership requirements in place, such as a meaningful retention ratio (at least 50 percent for full tenure); and
▪	Whether the company has a rigorous claw-back policy in place.

Compensation Consultants—Disclosure of Board or Company’s Utilization

Sustainability Policy Recommendation: Generally vote for shareholder proposals seeking disclosure regarding the company, board, or compensation committee’s use of compensation consultants, such as company name, business relationship(s), and fees paid.

Disclosure/Setting Levels or Types of Compensation for Executives and Directors

Sustainability Policy Recommendation: Generally vote for shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders’ needs, would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company.

Vote against shareholder proposals seeking to set absolute levels on compensation or otherwise dictate the amount or form of compensation.

Vote against shareholder proposals seeking to eliminate stock options or any other equity grants to employees or directors.

Vote against shareholder proposals requiring director fees be paid in stock only.

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Generally vote against shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board.

Vote case-by-case on all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long-term corporate outlook.

Golden Coffins/Executive Death Benefits

Sustainability Policy Recommendation: Generally vote for proposals calling companies to adopt a policy of obtaining shareholder approval for any future agreements and corporate policies that could oblige the company to make payments or awards following the death of a senior executive in the form of unearned salary or bonuses, accelerated vesting or the continuation in force of unvested equity grants, perquisites and other payments or awards made in lieu of compensation. This would not apply to any benefit programs or equity plan proposals that the broad-based employee population is eligible.

Hold Equity Past Retirement or for a Significant Period of Time

Sustainability Policy Recommendation: Vote case-by-case on shareholder proposals asking companies to adopt policies requiring senior executive officers to retain a portion of net shares acquired through compensation plans. The following factors will be taken into account:

▪	The percentage/ratio of net shares required to be retained;
▪	The time period required to retain the shares;
▪	Whether the company has equity retention, holding period, and/or stock ownership requirements in place and the robustness of such requirements;
▪	Whether the company has any other policies aimed at mitigating risk taking by executives;
▪	Executives’ actual stock ownership and the degree to which it meets or exceeds the proponent’s suggested holding period/retention ratio or the company’s existing requirements; and

Pay Disparity

Sustainability Policy Recommendation: Generally vote case-by-case on proposals calling for an analysis of the pay disparity between corporate executives and other non-executive employees.

Pay for Performance/Performance-Based Awards

Sustainability Policy Recommendation: Vote case-by-case on shareholder proposals requesting that a significant amount of future long-term incentive compensation awarded to senior executives shall be performance-based and requesting that the board adopt and disclose challenging performance metrics to shareholders, based on the following analytical steps:

▪	First, vote for shareholder proposals advocating the use of performance-based equity awards, such as performance contingent options or restricted stock, indexed options or premium-priced options, unless the proposal is overly restrictive or if the company has demonstrated that it is using a “substantial” portion of performance-based awards for its top executives. Standard stock options and performance-accelerated awards do not meet the criteria to be considered as performance-based awards. Further, premium-priced options should have a meaningful premium to be considered performance-based awards.
▪	Second, assess the rigor of the company’s performance-based equity program. If the bar set for the performance-based program is too low based on the company’s historical or peer group comparison, generally vote for the proposal. Furthermore, if target performance results in an above target payout, vote for the shareholder proposal due to program’s poor design. If the company does not disclose the performance metric

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of the performance-based equity program, vote for the shareholder proposal regardless of the outcome of the first step to the test.

In general, vote for the shareholder proposal if the company does not meet both of the above two steps.

Pay for Superior Performance

Sustainability Policy Recommendation: Vote case-by-case on shareholder proposals that request the board establish a pay-for-superior performance standard in the company’s executive compensation plan for senior executives. These proposals generally include the following principles:

▪	Set compensation targets for the plan’s annual and long-term incentive pay components at or below the peer group median;
▪	Deliver a majority of the plan’s target long-term compensation through performance-vested, not simply time-vested, equity awards;
▪	Provide the strategic rationale and relative weightings of the financial and non-financial performance metrics or criteria used in the annual and performance-vested long-term incentive components of the plan;
▪	Establish performance targets for each plan financial metric relative to the performance of the company’s peer companies;
▪	Limit payment under the annual and performance-vested long-term incentive components of the plan to when the company’s performance on its selected financial performance metrics exceeds peer group median performance.

Consider the following factors in evaluating this proposal:

▪	What aspects of the company’s annual and long-term equity incentive programs are performance driven?
▪	If the annual and long-term equity incentive programs are performance driven, are the performance criteria and hurdle rates disclosed to shareholders or are they benchmarked against a disclosed peer group?
▪	Can shareholders assess the correlation between pay and performance based on the current disclosure?
▪	What type of industry and stage of business cycle does the company belong to?

Pre-Arranged Trading Plans (10b5-1 Plans)

Sustainability Policy Recommendation: Generally vote for shareholder proposals calling for the addition of certain safeguards in prearranged trading plans (10b5-1 plans) for executives. Safeguards may include:

▪	Adoption, amendment, or termination of a 10b5-1 Plan must be disclosed in a Form 8-K;
▪	Amendment or early termination of a 10b5-1 Plan allowed only under extraordinary circumstances, as determined by the board;
▪	Request that a certain number of days that must elapse between adoption or amendment of a 10b5-1 Plan and initial trading under the plan;
▪	Reports on Form 4 must identify transactions made pursuant to a 10b5-1 Plan;
▪	An executive may not trade in company stock outside the 10b5-1 Plan;
▪	Trades under a 10b5-1 Plan must be handled by a broker who does not handle other securities transactions for the executive.

Prohibit Outside CEOs from Serving on Compensation Committees

Sustainability Policy Recommendation: Generally vote against proposals seeking a policy to prohibit any outside CEO from serving on a company’s compensation committee, unless the company has demonstrated problematic pay practices that raise concerns about the performance and composition of the committee.

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Recoupment of Incentive or Stock Compensation in Specified Circumstances

Sustainability Policy Recommendation: Vote case-by-case on proposals to recoup incentive cash or stock compensation made to senior executives if it is later determined that the figures upon which incentive compensation is earned turn out to have been in error, or if the senior executive has breached company policy or has engaged in misconduct that may be significantly detrimental to the company’s financial position or reputation, or if the senior executive failed to manage or monitor risks that subsequently led to significant financial or reputational harm to the company. Many companies have adopted policies that permit recoupment in cases where an executive’s fraud, misconduct, or negligence significantly contributed to a restatement of financial results that led to the awarding of unearned incentive compensation. However, such policies may be narrow given that not all misconduct or negligence may result in significant financial restatements. Misconduct, negligence or lack of sufficient oversight by senior executives may lead to significant financial loss or reputational damage that may have long-lasting impact.

In considering whether to support such shareholder proposals, the following factors will be taken into consideration:

▪	If the company has adopted a formal recoupment policy;
▪	The rigor of the recoupment policy focusing on how and under what circumstances the company may recoup incentive or stock compensation;
▪	Whether the company has chronic restatement history or material financial problems;
▪	Whether the company’s policy substantially addresses the concerns raised by the proponent;
▪	Disclosure of recoupment of incentive or stock compensation from senior executives or lack thereof; or
▪	Any other relevant factors.

Severance Agreements for Executives/Golden Parachutes

Sustainability Policy Recommendation: Vote case-by-case on shareholder proposals requiring that executive severance (including change-in-control related) arrangements or payments be submitted for shareholder ratification.

Factors that will be considered include, but are not limited to:

▪	The company’s severance or change-in-control agreements in place, and the presence of problematic features (such as excessive severance entitlements, single triggers, excise tax gross-ups, etc.);
▪	Any existing limits on cash severance payouts or policies which require shareholder ratification of severance payments exceeding a certain level;
▪	Any recent severance-related controversies; and
▪	Whether the proposal is overly prescriptive, such as requiring shareholder approval of severance that does not exceed market norms.

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Share Buyback Proposals

Sustainability Policy Recommendation: Generally vote against shareholder proposals prohibiting executives from selling shares of company stock during periods in which the company has announced that it may or will be repurchasing shares of its stock. Vote for the proposal when there is a pattern of abuse by executives exercising options or selling shares during periods of share buybacks.

Vote case-by-case on proposals requesting the company exclude the impact of share buybacks from the calculation of incentive program metrics, considering the following factors:

▪	The frequency and timing of the company’s share buybacks;
▪	The use of per-share metrics in incentive plans;
▪	The effect of recent buybacks on incentive metric results and payouts; and
▪	Whether there is any indication of metric result manipulation.

Supplemental Executive Retirement Plans (SERPs)

Sustainability Policy Recommendation: Generally vote for shareholder proposals requesting to put extraordinary benefits contained in SERP agreements to a shareholder vote unless the company’s executive pension plans do not contain excessive benefits beyond what is offered under employee-wide plans.

Generally vote for shareholder proposals requesting to limit the executive benefits provided under the company’s supplemental executive retirement plan (SERP) by limiting covered compensation to a senior executive’s annual salary or those pay elements covered for the general employee population.

Tax Gross-Up Proposals

Sustainability Policy Recommendation: Generally vote for proposals calling for companies to adopt a policy of not providing tax gross-up payments to executives, except in situations where gross-ups are provided pursuant to a plan, policy, or arrangement applicable to management employees of the company, such as a relocation or expatriate tax equalization policy.

Termination of Employment Prior to Severance Payment/Eliminating Accelerated Vesting of Unvested Equity

Sustainability Policy Recommendation: Vote case-by-case on shareholder proposals seeking a policy requiring termination of employment prior to severance payment and/or eliminating accelerated vesting of unvested equity.

The following factors will be considered:

▪	The company’s current treatment of equity in change-of-control situations (i.e. is it double triggered, does it allow for the assumption of equity by acquiring company, the treatment of performance shares, etc.);
▪	Current employment agreements, including potential poor pay practices such as gross-ups embedded in those agreements.

Generally vote for proposals seeking a policy that prohibits acceleration of the vesting of equity awards to senior executives in the event of a change in control (except for pro rata vesting considering the time elapsed and attainment of any related performance goals between the award date and the change in control).

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6.	Social and Environmental Issues

Global Approach

Socially responsible shareholder resolutions receive a great deal more attention from institutional shareholders today than in the past. While focusing on value enhancement through risk mitigation and exposure to new sustainability-related opportunities, these resolutions also seek standardized reporting on ESG issues, request information regarding an issuer’s adoption of, or adherence to, relevant norms, standards, codes of conduct or universally recognized international initiatives to promote disclosure and transparency. Sustainability Advisory Services generally supports standards-based ESG shareholder proposals that enhance long-term shareholder and stakeholder value while aligning the interests of the company with those of society at large. In particular, the policy will focus on resolutions seeking greater transparency and/or adherence to internationally recognized standards and principles.

Sustainability Policy Recommendation: In determining our vote recommendation on standardized ESG reporting shareholder proposals, we also analyze the following factors:

▪	Whether the proposal itself is well framed and reasonable;
▪	Whether adoption of the proposal would have either a positive or negative impact on the company’s short-term or long-term share value;
▪	The percentage of sales, assets and earnings affected;
▪	Whether the company has already responded in some appropriate manner to the request embodied in a proposal;
▪	Whether the company’s analysis and voting recommendation to shareholders is persuasive;
▪	Whether there are significant controversies, fines, penalties, or litigation associated with the company’s environmental or social practices;
▪	What other companies have done in response to the issue addressed in the proposal;
▪	Whether implementation of the proposal would achieve the objectives sought in the proposal; and
▪	The degree to which the company’s stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing.

Animal Welfare

Animal Welfare Policies

Sustainability Policy Recommendation: Generally vote for proposals seeking a report on a company’s animal welfare standards, or animal welfare-related risks, unless:

▪	The company has already published a set of animal welfare standards and monitors compliance;
▪	The company’s standards are comparable to industry peers; and
▪	There are no recent significant fines, litigation, or controversies related to the company’s and/or its suppliers’ treatment of animals.

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Animal Testing

Sustainability Policy Recommendation: Generally vote against proposals to phase out the use of animals in product testing, unless:

▪	The company is conducting animal testing programs that are unnecessary or not required by regulation;
▪	The company is conducting animal testing when suitable alternatives are commonly accepted and used by industry peers; or
▪	There are recent, significant fines or litigation related to the company’s treatment of animals.

Animal Slaughter

Sustainability Policy Recommendation: Generally vote against proposals requesting the implementation of Controlled Atmosphere Killing (CAK) methods at company and/or supplier operations unless such methods are required by legislation or generally accepted as the industry standard.

Vote case-by-case on proposals requesting a report on the feasibility of implementing CAK methods at company and/or supplier operations considering the availability of existing research conducted by the company or industry groups on this topic and any fines or litigation related to current animal processing procedures at the company.

Consumer Issues

Genetically Modified Ingredients

Sustainability Policy Recommendation: Generally vote against proposals requesting that a company voluntarily label genetically engineered (GE) ingredients in its products. The labeling of products with GE ingredients is best left to the appropriate regulatory authorities.

Vote case-by-case on proposals asking for a report on the feasibility of labeling products containing GE ingredients, taking into account:

▪	The potential impact of such labeling on the company’s business;
▪	The quality of the company’s disclosure on GE product labeling, related voluntary initiatives, and how this disclosure compares with industry peer disclosure; and
▪	Company’s current disclosure on the feasibility of GE product labeling.

Generally vote FOR proposals seeking a report on the social, health, and environmental effects of genetically modified organism (GMOs).

Generally vote against proposals to eliminate GE ingredients from the company’s products, or proposals asking for reports outlining the steps necessary to eliminate GE ingredients from the company’s products. Such decisions are more appropriately made by management with consideration of current regulations.

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Reports on Potentially Controversial Business/Financial Practices

Sustainability Policy Recommendation: Vote case-by-case on requests for reports on a company’s potentially controversial business or financial practices or products, taking into account:

▪	Whether the company has adequately disclosed mechanisms in place to prevent abuses;
▪	Whether the company has adequately disclosed the financial risks of the products/practices in question;
▪	Whether the company has been subject to violations of related laws or serious controversies; and
▪	Peer companies’ policies/practices in this area.

Consumer Lending

Sustainability Policy Recommendation: Vote case-by-case on requests for reports on the company’s lending guidelines and procedures taking into account:

▪	Whether the company has adequately disclosed mechanisms in place to prevent abusive lending practices;
▪	Whether the company has adequately disclosed the financial risks of the lending products in question;
▪	Whether the company has been subject to violations of lending laws or serious lending controversies; and
▪	Peer companies’ policies to prevent abusive lending practices.

Pharmaceutical Pricing, Access to Medicines, Product Reimportation and Health Pandemics

Sustainability Policy Recommendation: Generally vote against proposals requesting that companies implement specific price restraints on pharmaceutical products unless the company fails to adhere to legislative guidelines or industry norms in its product pricing practices.

Vote case-by-case on proposals requesting that a company report on its product pricing or access to medicine policies, considering:

▪	The potential for reputational, market, and regulatory risk exposure;
▪	Existing disclosure of relevant policies;
▪	Deviation from established industry norms;
▪	Relevant company initiatives to provide research and/or products to disadvantaged consumers;
▪	Whether the proposal focuses on specific products or geographic regions;
▪	The potential burden and scope of the requested report; and
▪	Recent significant controversies, litigation, or fines at the company.

Generally vote for proposals requesting that a company report on the financial and legal impact of its prescription drug reimportation policies unless such information is already publicly disclosed.

Generally vote against proposals requesting that companies adopt specific policies to encourage or constrain prescription drug reimportation. Such matters are more appropriately the province of legislative activity and may place the company at a competitive disadvantage relative to its peers.

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Health Pandemics

Sustainability Policy Recommendation: Vote case-by-case on requests for reports outlining the impact of health pandemics (such as COVID-19, HIV/AIDS, malaria, tuberculosis, and avian flu) on the company’s operations and how the company is responding to the situation, taking into account:

▪	The scope of the company’s operations in the affected/relevant area(s);
▪	The company’s existing healthcare policies, including benefits and healthcare access; and
▪	Company donations to relevant healthcare providers.

Vote against proposals asking companies to establish, implement, and report on a standard of response to health pandemics (such as COVID-19, HIV/AIDS, malaria, tuberculosis, and avian flu), unless the company has significant operations in the affected markets and has failed to adopt policies and/or procedures to address these issues comparable to those of industry peers.

Product Safety and Toxic/Hazardous Materials

Sustainability Policy Recommendation: Generally vote for proposals requesting that a company report on its policies, initiatives/procedures, and oversight mechanisms related to toxic/hazardous materials or product safety in its supply chain.

Generally vote for resolutions requesting that companies develop a feasibility assessment to phase-out of certain toxic/hazardous materials, or evaluate and disclose the potential financial and legal risks associated with utilizing certain materials.

Generally vote against resolutions requiring that a company reformulate its products.

Tobacco-Related Proposals

Sustainability Policy Recommendation: Vote case-by-case on resolutions regarding the advertisement of tobacco products, considering:

▪	Recent related fines, controversies, or significant litigation;
▪	Whether the company complies with relevant laws and regulations on the marketing of tobacco;
▪	Whether the company’s advertising restrictions deviate from those of industry peers;
▪	Whether the company entered into the Master Settlement Agreement, which restricts marketing of tobacco to youth; and
▪	Whether restrictions on marketing to youth extend to foreign countries.

Vote case-by-case on proposals regarding second-hand smoke, considering;

▪	Whether the company complies with all laws and regulations;
▪	The degree that voluntary restrictions beyond those mandated by law might hurt the company’s competitiveness; and
▪	The risk of any health-related liabilities.

Generally vote against resolutions to cease production of tobacco-related products, to avoid selling products to tobacco companies, to spin-off tobacco-related businesses, or prohibit investment in tobacco equities. Such business decisions are better left to company management or portfolio managers.

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Generally vote against proposals regarding tobacco product warnings. Such decisions are better left to public health authorities.

Climate Change

Climate Change/Greenhouse Gas (GHG) Emissions

Climate change has emerged as the most significant environmental threat to the planet to date. Scientists agree that gases released by chemical reactions including the burning of fossil fuels contribute to a “greenhouse effect” that traps the planet’s heat. Environmentalists claim that the greenhouse gases produced by the industrial age have caused recent weather crises such as heat waves, rainstorms, melting glaciers, rising sea levels and receding coastlines. With notable exceptions, business leaders have described the rise and fall of global temperatures as naturally occurring phenomena and depicted corporate impact on climate change as minimal. Shareholder proposals asking a company to issue a report to shareholders, “at reasonable cost and omitting proprietary information,” on greenhouse gas emissions ask that the report include descriptions of efforts within companies to reduce emissions, their financial exposure and potential liability from operations that contribute to global warming, their direct or indirect efforts to promote the view that global warming is not a threat and their goals in reducing these emissions from their operations. Proponents argue that there is scientific proof that the burning of fossil fuels causes global warming, that future legislation may make companies financially liable for their contributions to global warming, and that a report on the company’s role in global warming can be assembled at reasonable cost.

Sustainability Policy Recommendation:

▪	Vote for shareholder proposals seeking information on the financial, physical, or regulatory risks it faces related to climate change- on its operations and investments, or on how the company identifies, measures, and manage such risks.
▪	Vote for shareholder proposals calling for the reduction of GHG emissions.
▪	Vote for shareholder proposals seeking reports on responses to regulatory and public pressures surrounding climate change, and for disclosure of research that aided in setting company policies around climate change.
▪	Vote for shareholder proposals requesting a report/disclosure of goals on GHG emissions from company operations and/or products.
▪	Vote for shareholder proposals that request the company to disclose a report on reducing methane emissions and to assess the reliability of the company’s methane emission disclosures.

Environmental Justice

Companies have faced proposals addressing environmental justice concerns, focused on vulnerable stakeholders – particularly communities of color and low-income communities – who are disproportionately impacted by environmental pollution. These heightened risks can be exacerbated by climate change.

Sustainability Policy Recommendation: Generally vote for shareholder proposals requesting disclosure of an environmental justice report, as well as a third-party environmental justice assessment.

Financed Emissions

Sustainability Policy Recommendation: For financial institutions and companies that provide financial services, generally vote for shareholder proposals that request the company to increase disclosure of its financed emissions. Generally vote case-by-case on shareholder proposals that request a company to adopt a policy to reduce its financed emissions. Financed emissions (scope 3, category 15) are emissions associated with a company’s

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investments, not already covered under scopes 1 and 2 – including but not limited to equity investments, debt investments, and project finance. Information that will be considered where available includes the following:

▪	The completeness, feasibility, and rigor of the company’s financed emissions disclosure;
▪	Whether the company’s decarbonization targets and climate transition plan are in alignment with the Paris Agreement, the International Energy Agency’s (IEA) Net Zero Emissions by 2050 Scenario, and other internationally recognized frameworks;
▪	Whether the company’s methodology is in alignment with the Greenhouse Gas Protocol (GHG Protocol), the Partnership for Carbon Accounting Financials (PCAF), and other generally accepted calculation and reporting methodologies; and
▪	Whether the proposal’s request is unduly burdensome (scope or timeframe) or overly prescriptive.

Just Transition

Companies have faced proposals requesting disclosure on the just transition – addressing stakeholder concerns within a company’s value chain with regards to the effects of climate change and the energy transition. Relevant stakeholder groups can include employees, suppliers (and workers in supply chains), communities impacted by operations, and other vulnerable groups potentially affected by a company’s climate change strategy. Just transition disclosure should adequately assess, consult on, and address impacts on affected stakeholders regarding climate change risks.

Sustainability Policy Recommendation: Generally vote for shareholder proposals requesting just transition and labor protection disclosure, in alignment with the International Labour Organization, the World Benchmarking Alliance, and other generally accepted guidelines and indicators.

Natural Capital

Natural capital disclosure has moved into the mainstream of climate change reporting. The Taskforce on Nature-related Financial Disclosures (TNFD) and the Kunming-Montreal Global Biodiversity Framework have mobilized widespread recognition of the fact that Paris Agreement-aligned targets can only be achieved by integrating natural capital-related concerns. As such, there has been increased market uptake around natural capital disclosures and commitments, particularly around TNFD-aligned reporting, as well as alignment with other internationally accepted reporting frameworks.

Sustainability Policy Recommendation: Generally vote for shareholder proposals requesting disclosure of TNFD-aligned reporting, including but not limited to a biodiversity impact and dependency assessment. Information that will be considered where available includes the following:

▪	The completeness, feasibility, and rigor of the company’s natural capital-related disclosure;
▪	Whether the company’s natural capital disclosure adequately incorporate governance, strategy, risk and impact management, and metrics and targets;
▪	Whether the company’s targets and climate transition plan are in alignment with TNFD, the Global Biodiversity Framework, the Paris Agreement, and other internationally recognized frameworks; and
▪	Whether the proposal’s request is unduly burdensome (scope or timeframe) or overly prescriptive.

Natural capital-related shareholder proposals also encompass a broad range of industries. Various market-led initiatives have identified key sectors for investor-issuer engagement, including but not limited to: chemicals, consumer goods, food and agriculture, forestry, mining, oil and gas, packaging, and pharmaceuticals. Some proposals also address indigenous peoples’ rights, which is also a key consideration for natural capital frameworks.

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Sustainability Policy Recommendation: Generally vote for shareholder proposals requesting companies to increase disclosure and/or to adopt sustainable sourcing policies with regards to natural capital-related risks, dependencies, and impacts.

Say on Climate (SoC) Management Proposals

Sustainability Policy Recommendation: Vote case-by-case on management proposals that request shareholders to approve the company’s climate transition action plan23, taking into account the completeness and rigor of the plan. Information that will be considered where available includes the following:

▪	The extent to which the company’s climate related disclosures are in line with TCFD recommendations and meet other market standards;
▪	Disclosure of its operational and supply chain GHG emissions (Scopes 1, 2, and 3);
▪	The completeness, feasibility and rigor of company’s short-, medium-, and long-term targets for reducing operational and supply chain GHG emissions in line with Paris Agreement goals (Scopes 1, 2, and 3 if relevant);
▪	Whether the company has sought and received third-party approval that its targets are science-based;
▪	Whether the company has made a commitment to be “net zero” for operational and supply chain emissions (Scopes 1, 2, and 3) by 2050;
▪	Whether the company discloses a commitment to report on the implementation of its plan in subsequent years;
▪	Whether the company’s climate data has received third-party assurance;
▪	Disclosure of how the company’s lobbying activities and its capital expenditures align with company strategy;
▪	Whether there are specific industry decarbonization challenges; and
▪	The company’s related commitment, disclosure, and performance compared to its industry peers.

Say on Climate (SoC) Shareholder Proposals

Sustainability Policy Recommendation: Generally vote for shareholder proposals that request the company to disclose a report providing its GHG emissions levels and reduction targets and/or its upcoming/approved climate transition action plan and provide shareholders the opportunity to express approval or disapproval of its GHG emissions reduction plan, taking into account information such as the following:

▪	The completeness, feasibility and rigor of the company’s climate-related disclosure;
▪	The company’s actual GHG emissions performance;
▪	The company's alignment with relevant internationally recognized frameworks such as the Paris Agreement and IEA's Net Zero Emissions by 2050 Scenario;
▪	Whether the company has been the subject of recent, significant violations, fines, litigation, or controversy related to its GHG emissions; and
▪	Whether the proposal’s request is unduly burdensome (scope or timeframe) or overly prescriptive.

Energy Efficiency

Sustainability Policy Recommendation: Generally vote for proposals requesting that a company report on its energy efficiency policies.

23 Variations of this request also include climate transition related ambitions, or commitment to reporting on the implementation of a climate plan.

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Renewable Energy

Sustainability Policy Recommendation: Generally vote for requests for reports on the feasibility of developing renewable energy resources.

Generally vote for proposals requesting that the company invest in renewable energy resources.

Diversity

Board Diversity

Sustainability Policy Recommendation: Generally vote for requests for reports on a company’s efforts to diversify the board, unless:

▪	The gender and racial minority representation of the company’s board is reasonably inclusive in relation to companies of similar size and business; and
▪	The board already reports on its nominating procedures and gender and racial minority initiatives on the board and within the company.

Generally vote for shareholder proposals that ask the company to take reasonable steps to increase the levels of underrepresented gender identities and racial minorities on the board.

Equality of Opportunity

Sustainability Policy Recommendation: Generally vote for proposals requesting a company disclose its diversity policies or initiatives, or proposals requesting disclosure of a company’s comprehensive workforce diversity data, including requests for EEO-1 data.

Generally vote for proposals seeking information on the diversity efforts of suppliers and service providers.

Gender Identity, Sexual Orientation, and Domestic Partner Benefits

Sustainability Policy Recommendation: Generally vote for proposals seeking to amend a company’s EEO statement or diversity policies to prohibit discrimination based on sexual orientation and/or gender identity, unless the change would be unduly burdensome.

Generally vote for proposals to extend company benefits to domestic partners.

Gender, Race/Ethnicity Pay Gap

Sustainability Policy Recommendation: Vote case-by-case on requests for reports on a company’s pay data by gender or race/ethnicity or a report on a company’s policies and goals to reduce any gender or race/ethnicity pay gaps, taking into account:

▪	The company’s current policies and disclosure related to both its diversity and inclusion policies and practices and its compensation philosophy and fair and equitable compensation practices;
▪	Whether the company has been the subject of recent controversy, litigation, or regulatory actions related to gender, race, or ethnicity pay gap issues;
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▪	The company’s disclosure regarding gender, race, or ethnicity pay gap policies or initiatives compared to its industry peers; and
▪	Local laws regarding categorization of race and/or ethnicity and definitions of ethnic and/or racial minorities.

Racial Equity and/or Civil Rights Audits

Sustainability Policy Recommendation: Generally vote for proposals requesting that a company conduct an independent racial equity and/or civil rights audit, considering company disclosures, policies, actions, and engagements.

Environment and Sustainability

Facility and Workplace Safety

Sustainability Policy Recommendation: Vote case-by-case on resolutions requesting that a company report on safety and/or security risks associated with its operations and/or facilities, considering:

▪	The company’s compliance with applicable regulations and guidelines;
▪	The company’s current level of disclosure regarding its security and safety policies, procedures, and compliance monitoring; and
▪	The existence of recent, significant violations, fines, or controversy regarding the safety and security of the company’s operations and/or facilities.

Hydraulic Fracturing

Sustainability Policy Recommendation: Generally vote for proposals requesting greater disclosure of a company’s (natural gas) hydraulic fracturing operations, including measures the company has taken to manage and mitigate the potential community and environmental impacts of those operations.

Operations in Protected Areas

Sustainability Policy Recommendation: Generally vote for requests for reports on potential environmental damage as a result of company operations in protected regions, unless:

▪	Operations in the specified regions are not permitted by current laws or regulations;
▪	The company does not currently have operations or plans to develop operations in these protected regions; or
▪	The company’s disclosure of its operations and environmental policies in these regions is comparable to industry peers.

Recycling

Sustainability Policy Recommendation: Vote FOR proposals to adopt a comprehensive recycling strategy, taking into account:

▪	The nature of the company’s business;
▪	The current level of disclosure of the company’s existing related programs;
▪	The timetable and methods of program implementation prescribed by the proposal;
▪	The company’s ability to address the issues raised in the proposal; and
▪	How the company’s recycling programs compare to similar programs of its industry peers.
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Sustainability Reporting

Shareholders may request general environmental disclosures or reports on a specific location/operation, often requesting that the company detail the environmental risks and potential liabilities of a specific project. Increasingly, companies have begun reporting on environmental and sustainability issues using the Global Reporting Initiative (GRI) standards. The GRI was established in 1997 with the mission of developing globally applicable guidelines for reporting on economic, environmental, and social performance. The GRI was developed by Ceres (formerly known as the Coalition for Environmentally Responsible Economies, CERES) in partnership with the United Nations Environment Programme (UNEP).

Ceres was formed in the wake of the March 1989 Exxon Valdez oil spill, when a consortium of investors, environmental groups, and religious organizations drafted what were originally named the Valdez Principles. Later to be renamed the CERES Principles, and now branded as the Ceres Roadmap to 2030, corporate signatories to the Ceres Roadmap to 2030 pledge to publicly report on environmental issues, including protection of the biosphere, sustainable use of natural resources, reduction and disposal of wastes, energy conservation, and employee and community risk reduction in a standardized form.

The Equator Principles are the financial industry’s benchmark for determining, assessing and managing social and environmental risk in project financing. The Principles were first launched in June 2003 and were ultimately adopted by over forty financial institutions during a three year implementation period. The principles were subsequently revised in July 2006 to take into account the new performance standards approved by the World Bank Group’s International Finance Corporation (IFC). The third iteration of the Principles was launched in June 2013 and it amplified the banks’ commitments to social responsibility, including human rights, climate change, and transparency. Financial institutions adopt these principles to ensure that the projects they venture in are developed in a socially responsible manner and reflect sound environmental management practices.

Sustainability Policy Recommendation:

▪	Vote for shareholder proposals seeking greater disclosure on the company’s environmental and social practices, and/or associated risks and liabilities.
▪	Vote for shareholder proposals asking companies to report in accordance with the Global Reporting Initiative (GRI).
▪	Vote for shareholder proposals seeking the preparation of sustainability reports.
▪	Vote for shareholder proposals to study or implement the CERES Roadmap 2030.
▪	Vote for shareholder proposals to study or implement the Equator Principles.

Water Issues

Sustainability Policy Recommendation: Generally vote for on proposals requesting a company to report on, or to adopt a new policy on, water-related risks and concerns, taking into account:

▪	The company’s current disclosure of relevant policies, initiatives, oversight mechanisms, and water usage metrics;
▪	Whether or not the company’s existing water-related policies and practices are consistent with relevant internationally recognized standards and national/local regulations;
▪	The potential financial impact or risk to the company associated with water-related concerns or issues; and
▪	Recent, significant company controversies, fines, or litigation regarding water use by the company and its suppliers.
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Equator Principles

The Equator Principles are the financial industry’s benchmark for determining, assessing and managing social and environmental risk in project financing. First launched in June 2003, the Principles were ultimately adopted by over forty financial institutions over a three-year implementation period. Since its adoption, the Principles have undergone a number of revisions, expanding the use of performance standards and signatory banks’ banks’ commitments to social responsibility, including human rights, climate change, and transparency. The fourth iteration of the Principles was launched in November 2019, incorporating amendments and new commitment to human rights, climate change, Indigenous Peoples and biodiversity related topics. Financial institutions adopt these principles to ensure that the projects they finance are developed in a socially responsible manner and reflect sound environmental management practices. As of 2024, 131 financial institutions globally are Signatories to the Equator Principles.24

Sustainability Policy Recommendation: Vote for shareholder proposals to study or implement the Equator Principles.

General Corporate Issues

Charitable Contributions

Sustainability Policy Recommendation: Vote against proposals restricting a company from making charitable contributions. Charitable contributions are generally useful for assisting worthwhile causes and for creating goodwill in the community. In the absence of bad faith, self-dealing, or gross negligence, management should determine which, and if, contributions are in the best interests of the company.

Data Security, Privacy, and Internet Issues

Sustainability Policy Recommendation: Vote case-by-case on proposals requesting the disclosure or implementation of data security, privacy, or information access and management policies and procedures, considering:

▪	The level of disclosure of company policies and procedures relating to data security, privacy, freedom of speech, information access and management, and Internet censorship;
▪	Engagement in dialogue with governments or relevant groups with respect to data security, privacy, or the free flow of information on the Internet;
▪	The scope of business involvement and of investment in countries whose governments censor or monitor the Internet and other telecommunications;
▪	Applicable market-specific laws or regulations that may be imposed on the company; and
▪	Controversies, fines, or litigation related to data security, privacy, freedom of speech, or Internet censorship.

Environmental, Social, and Governance (ESG) Compensation-Related Proposals

Sustainability Policy Recommendation: Generally vote for proposals to link, or report on linking, executive compensation to environmental and social criteria (such as corporate downsizings, customer or employee satisfaction, community involvement, human rights, environmental performance, or predatory lending).

24 https://equator-principles.com/signatories-epfis-reporting/

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Tax Transparency

Sustainability Policy Recommendation: Generally vote for shareholder proposals that request the company to disclose on tax transparency and country-by-country reporting (CbCR), in alignment with internationally-accepted frameworks, such as the Global Reporting Initiative Tax Standard (GRI 207: Tax 2019) and the Organisation for Economic Co-operation and Development’s (OECD) BEPS Action 13 (Base Erosion and Profit Shifting).

Human Rights, Labor Issues, and International Operations

Investors, international human rights groups, and labor advocacy groups have long been making attempts to safeguard domestic and international workers' rights. In instances where companies operate in low- and middle-income countries (LMIC), for example, these advocates have asked that the companies adopt global corporate human rights standards that guarantee sustainable wages and safe working conditions for workers in their supply chains. Companies that contract out portions of their manufacturing operations to suppliers have been asked to ensure that the products they receive from those contractors have not been made using forced labor, child labor, or other forms of modern slavery. These companies are asked to adopt formal vendor standards that, among other things, include monitoring or auditing mechanisms. Globalization, relocation of production overseas, and widespread use of subcontractors and vendors, often make it difficult to obtain a complete picture of a company’s labor practices in global markets. Many Investors believe that companies would benefit from adopting a human rights policy based on the Universal Declaration of Human Rights and the International Labor Organization’s Core Labor Standards. Efforts that seek greater disclosure on a company’s labor practices and that seek to establish minimum standards for a company’s operations will be supported. In addition, requests for independent monitoring of domestic and international operations will be supported.

The Sustainability Policy generally supports proposals that call for the adoption and/or enforcement of principles or codes relating to countries in which there are systematic violations of human rights; such as the use of slave, child, or prison labor; a government that is illegitimate; or there is a call by human rights advocates, pro-democracy organizations, or legitimately-elected representatives for economic sanctions. The use of child labor or forced labor is unethical and can damage corporate reputations. Poor labor practices can lead to litigation against the company, which can be costly and time consuming.

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Human Rights Proposals

Sustainability Policy Recommendation:

▪	Generally vote for proposals requesting a report on company or company supplier labor and/or human rights standards and policies.
▪	Vote for shareholder proposals to implement human rights standards and workplace codes of conduct.
▪	Vote for shareholder proposals calling for the implementation and reporting on ILO codes of conduct, SA 8000 Standards, or human rights due diligence standards.
▪	Vote for shareholder proposals that call for the adoption and/or enforcement of principles or codes relating to countries in which there are systematic violations of human rights.
▪	Vote for shareholder proposals that call for independent monitoring programs in conjunction with local and respected religious and human rights groups to monitor supplier and licensee compliance with codes.
▪	Vote for shareholder proposals that seek publication of a “Code of Conduct” to the company’s domestic and international suppliers and licensees, requiring they satisfy all applicable standards and laws protecting employees’ wages, benefits, working conditions, freedom of association, and other rights.
▪	Vote for shareholder proposals seeking reports on, or the adoption of, vendor standards including: reporting on incentives to encourage suppliers to raise standards rather than terminate contracts and providing public disclosure of contract supplier reviews on a regular basis.
▪	Vote for shareholder proposals to adopt labor standards for foreign and domestic suppliers to ensure that the company will not do business with any suppliers that manufacture products for sale using forced labor, child labor, or that fail to comply with applicable laws protecting employee’s wages and working conditions.
▪	Vote for proposals requesting that a company conduct an assessment of the human rights risks in its operations or in its supply chain, or report on its human rights risk assessment process.

Mandatory Arbitration

Sustainability Policy Recommendation: Vote case-by-case on requests for a report on a company’s use of mandatory arbitration on employment-related claims, taking into account:

▪	The company’s current policies and practices related to the use of mandatory arbitration agreements on workplace claims;
▪	Whether the company has been the subject of recent controversy, litigation, or regulatory actions related to the use of mandatory arbitration agreements on workplace claims; and
▪	The company’s disclosure of its policies and practices related to the use of mandatory arbitration agreements compared to its peers.

MacBride Principles

These resolutions have called for the adoption of the MacBride Principles for operations located in Northern Ireland. They request companies operating abroad to support the equal employment opportunity policies that apply in facilities they operate domestically. The principles were established to address the sectarian hiring problems between Protestants and Catholics in Northern Ireland. It is well documented that Northern Ireland’s Catholic community faced much higher unemployment figures than the Protestant community. In response to this problem, the U.K. government instituted the New Fair Employment Act of 1989 (and subsequent amendments) to address the sectarian hiring problems.

Many companies believe that the Act adequately addresses the problems and that further action, including adoption of the MacBride Principles, only duplicates the efforts already underway. In evaluating a proposal to adopt the MacBride Principles, shareholders must decide whether the principles will cause companies to divest, and therefore worsen the unemployment problem, or whether the principles will promote equal hiring practices.

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Proponents believe that the Fair Employment Act does not sufficiently address the sectarian hiring problems. They argue that the MacBride Principles serve to stabilize the situation and promote further investment.

Sustainability Policy Recommendation: Support the MacBride Principles for operations in Northern Ireland that request companies to abide by equal employment opportunity policies.

Community Social and Environmental Impact Assessments

Sustainability Policy Recommendation: Generally vote for requests for reports outlining policies and/or the potential (community) social and/or environmental impact of company operations considering:

▪	Alignment of current disclosure of applicable company policies, metrics, risk assessment report(s) and risk management procedures with any relevant, broadly accepted reporting frameworks;
▪	The of regulatory non-compliance, litigation, remediation, or reputational loss that may be associated with failure to manage the company’s operations in question, including the management of relevant community and stakeholder impact relations;
▪	The nature, purpose, and scope of the company’s operations in the specific region(s);
▪	The degree to which company policies and procedures are consistent with industry norms; and
▪	The scope of the resolution.

Operations in High-Risk Markets

Sustainability Policy Recommendation: Vote case-by-case on requests for a report on a company’s potential financial and reputational risks associated with operations in “high-risk” markets, such as a terrorism-sponsoring state or politically/socially unstable region, taking into account:

▪	The nature, purpose, and scope of the operations and business involved that could be affected by social or political disruption;
▪	Current disclosure of applicable risk assessment(s) and risk management procedures;
▪	Compliance with U.S. sanctions and laws;
▪	Consideration of other international policies, standards, and laws; and
▪	Whether the company has been recently involved in recent, significant controversies, fines or litigation related to its operations in “high-risk” markets.

Outsourcing/Offshoring

Sustainability Policy Recommendation: Vote case-by-case on proposals calling for companies to report on the risks associated with outsourcing/plant closures, considering:

▪	Controversies surrounding operations in the relevant market(s);
▪	The value of the requested report to shareholders;
▪	The company’s current level of disclosure of relevant information on outsourcing and plant closure procedures; and
▪	The company’s existing human rights standards relative to industry peers.
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Sexual Harassment

Sustainability Policy Recommendation: Vote case-by-case on requests for a report on company actions taken to strengthen policies and oversight to prevent workplace sexual harassment, or a report on risks posed by a company’s failure to prevent workplace sexual harassment, taking into account:

▪	The company’s current policies, practices, oversight mechanisms related to preventing workplace sexual harassment;
▪	Whether the company has been the subject of recent controversy, litigation, or regulatory actions related to workplace sexual harassment issues; and
▪	The company’s disclosure regarding workplace sexual harassment policies or initiatives compared to its industry peers.

Weapons and Military Sales

Sustainability Policy Recommendation: Vote against reports on foreign military sales or offsets. Such disclosures may involve sensitive and confidential information. Moreover, companies must comply with government controls and reporting on foreign military sales.

Generally vote against proposals asking a company to cease production or report on the risks associated with the use of depleted uranium munitions or nuclear weapons components and delivery systems, including disengaging from current and proposed contracts. Such contracts are monitored by government agencies, serve multiple military and non-military uses, and withdrawal from these contracts could have a negative impact on the company’s business.

Political Activities

Lobbying

Sustainability Policy Recommendation: Vote case-by-case on proposals requesting information on a company’s lobbying (including direct, indirect, and grassroots lobbying) activities, policies, or procedures, considering:

▪	The company’s current disclosure of relevant lobbying policies, and management and board oversight;
▪	The company’s disclosure regarding trade associations or other groups that it supports, or is a member of, that engage in lobbying activities; and
▪	Recent significant controversies, fines, or litigation regarding the company’s lobbying-related activities.

Political Contributions

Sustainability Policy Recommendation: Generally vote for proposals requesting greater disclosure of a company’s political contributions and trade association spending policies and activities, considering:

▪	The company’s policies, and management and board oversight related to its direct political contributions and payments to trade associations or other groups that may be used for political purposes;
▪	The company’s disclosure regarding its support of, and participation in, trade associations or other groups that may make political contributions; and
▪	Recent significant controversies, fines, or litigation related to the company’s political contributions or political activities.
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Vote against proposals barring a company from making political contributions. Businesses are affected by legislation at the federal, state, and local level; barring political contributions can put the company at a competitive disadvantage.

Vote against proposals to publish in newspapers and other media a company’s political contributions. Such publications could present significant cost to the company without providing commensurate value to shareholders.

Political Ties

Sustainability Policy Recommendation: Generally vote against proposals asking a company to affirm political nonpartisanship in the workplace, so long as:

▪	There are no recent, significant controversies, fines, or litigation regarding the company’s political contributions or trade association spending; and
▪	The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and prohibit coercion.

Vote against proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

Political Expenditures and Lobbying Congruency

Sustainability Policy Recommendation: Generally vote for proposals requesting greater disclosure of a company’s alignment of political contributions, lobbying, and electioneering spending with a company’s publicly stated values and policies, unless the terms of the proposal are unduly restrictive. Additionally, Sustainability Advisory Services will consider whether:

▪	The company’s policies, management, board oversight, governance processes, and level of disclosure related to direct political contributions, lobbying activities, and payments to trade associations, political action committees, or other groups that may be used for political purposes;
▪	The company’s disclosure regarding: the reasons for its support of candidates for public offices; the reasons for support of and participation in trade associations or other groups that may make political contributions; and other political activities;
▪	Any incongruencies identified between a company’s direct and indirect political expenditures and its publicly stated values and priorities;
▪	Recent significant controversies related to the company’s direct and indirect lobbying, political contributions, or political activities.
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7.	Mutual Fund Proxies

Election of Directors

Sustainability Policy Recommendation: Vote case-by-case on the election of directors and trustees, following the same guidelines for uncontested directors for public company shareholder meetings. However, mutual fund boards do not usually have compensation committees, so do not withhold for the lack of this committee.

Closed End Funds- Unilateral Opt-In to Control Share Acquisition Statutes

Sustainability Policy Recommendation: For closed-end management investment companies (CEFs), vote against or withhold from nominating/governance committee members (or other directors on a case-by-case basis) at CEFs that have not provided a compelling rationale for opting-in to a Control Share Acquisition statute, nor submitted a by-law amendment to a shareholder vote.

Converting Closed-end Fund to Open-end Fund

Sustainability Policy Recommendation: Vote case-by-case on conversion proposals, considering the following factors:

▪	Past performance as a closed-end fund;
▪	Market in which the fund invests;
▪	Measures taken by the board to address the discount; and
▪	Past shareholder activism, board activity, and votes on related proposals.

Proxy Contests

Sustainability Policy Recommendation: Vote case-by-case on proxy contests, considering the following factors:

▪	Past performance relative to its peers;
▪	Market in which fund invests;
▪	Measures taken by the board to address the issues;
▪	Past shareholder activism, board activity, and votes on related proposals;
▪	Strategy of the incumbents versus the dissidents;
▪	Independence of directors;
▪	Experience and skills of director candidates;
▪	Governance profile of the company;
▪	Evidence of management entrenchment.

Investment Advisory Agreements

Sustainability Policy Recommendation: Vote case-by-case on investment advisory agreements, considering the following factors:

▪	Proposed and current fee schedules;
▪	Fund category/investment objective;
▪	Performance benchmarks;
▪	Share price performance as compared with peers;
▪	Resulting fees relative to peers;
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▪	Assignments (where the advisor undergoes a change of control).

Approving New Classes or Series of Shares

Sustainability Policy Recommendation: Vote for the establishment of new classes or series of shares.

Preferred Stock Proposals

Sustainability Policy Recommendation: Vote case-by-case on the authorization for or increase in preferred shares, considering the following factors:

▪	Stated specific financing purpose;
▪	Possible dilution for common shares;
▪	Whether the shares can be used for antitakeover purposes.

1940 Act Policies

Sustainability Policy Recommendation: Vote case-by-case on policies under the Investment Advisor Act of 1940, considering the following factors:

▪	Potential competitiveness;
▪	Regulatory developments;
▪	Current and potential returns; and
▪	Current and potential risk.

Generally vote for these amendments as long as the proposed changes do not fundamentally alter the investment focus of the fund and do comply with the current SEC interpretation.

Changing a Fundamental Restriction to a Nonfundamental Restriction

Sustainability Policy Recommendation: Vote case-by-case on proposals to change a fundamental restriction to a non-fundamental restriction, considering the following factors:

▪	The fund’s target investments;
▪	The reasons given by the fund for the change; and
▪	The projected impact of the change on the portfolio.

Change Fundamental Investment Objective to Nonfundamental

Sustainability Policy Recommendation: Vote against proposals to change a fund’s fundamental investment objective to non-fundamental.

Name Change Proposals

Sustainability Policy Recommendation: Vote case-by-case on name change proposals, considering the following factors:

▪	Political/economic changes in the target market;
▪	Consolidation in the target market; and
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▪	Current asset composition.

Change in Fund’s Subclassification

Sustainability Policy Recommendation: Vote case-by-case on changes in a fund’s sub-classification, considering the following factors:

▪	Potential competitiveness;
▪	Current and potential returns;
▪	Risk of concentration;
▪	Consolidation in target industry.

Business Development Companies—Authorization to Sell Shares of Common Stock at a Price below Net Asset Value

Sustainability Policy Recommendation: Vote for proposals authorizing the board to issue shares below Net Asset Value (NAV) if:

▪	The proposal to allow share issuances below NAV has an expiration date no more than one year from the date shareholders approve the underlying proposal, as required under the Investment Company Act of 1940;
▪	The sale is deemed to be in the best interests of shareholders by (1) a majority of the company’s independent directors and (2) a majority of the company’s directors who have no financial interest in the issuance; and
▪	The company has demonstrated responsible past use of share issuances by either:
▪	Outperforming peers in its 8-digit GICS group as measured by one- and three-year median TSRs; or
▪	Providing disclosure that its past share issuances were priced at levels that resulted in only small or moderate discounts to NAV and economic dilution to existing non-participating shareholders.

Disposition of Assets/Termination/Liquidation

Sustainability Policy Recommendation: Vote case-by-case on proposals to dispose of assets, to terminate or liquidate, considering the following factors:

▪	Strategies employed to salvage the company;
▪	The fund’s past performance;
▪	The terms of the liquidation.

Changes to the Charter Document

Sustainability Policy Recommendation: Vote case-by-case on changes to the charter document, considering the following factors:

▪	The degree of change implied by the proposal;
▪	The efficiencies that could result;
▪	The state of incorporation;
▪	Regulatory standards and implications.

Vote against any of the following changes:

▪	Removal of shareholder approval requirement to reorganize or terminate the trust or any of its series;
▪	Removal of shareholder approval requirement for amendments to the new declaration of trust;
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▪	Removal of shareholder approval requirement to amend the fund’s management contract, allowing the contract to be modified by the investment manager and the trust management, as permitted by the 1940 Act;
▪	Allow the trustees to impose other fees in addition to sales charges on investment in a fund, such as deferred sales charges and redemption fees that may be imposed upon redemption of a fund’s shares;
▪	Removal of shareholder approval requirement to engage in and terminate subadvisory arrangements;
▪	Removal of shareholder approval requirement to change the domicile of the fund.

Changing the Domicile of a Fund

Sustainability Policy Recommendation: Vote case-by-case on re-incorporations, considering the following factors:

▪	Regulations of both states;
▪	Required fundamental policies of both states;
▪	The increased flexibility available.

Authorizing the Board to Hire and Terminate Subadvisers Without Shareholder Approval

Sustainability Policy Recommendation: Vote against proposals authorizing the board to hire or terminate subadvisers without shareholder approval if the investment adviser currently employs only one subadviser.

Distribution Agreements

Sustainability Policy Recommendation: Vote case-by-case on distribution agreement proposals, considering the following factors:

▪	Fees charged to comparably sized funds with similar objectives;
▪	The proposed distributor’s reputation and past performance;
▪	The competitiveness of the fund in the industry;
▪	The terms of the agreement.

Master-Feeder Structure

Sustainability Policy Recommendation: Vote for the establishment of a master-feeder structure.

Mergers

Sustainability Policy Recommendation: Vote case-by-case on merger proposals, considering the following factors:

▪	Resulting fee structure;
▪	Performance of both funds;
▪	Continuity of management personnel;
▪	Changes in corporate governance and their impact on shareholder rights.
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Shareholder Proposals for Mutual Funds

Establish Director Ownership Requirement

Sustainability Policy Recommendation: Generally vote against shareholder proposals that mandate a specific minimum amount of stock that directors must own in order to qualify as a director or to remain on the board.

Reimburse Shareholder for Expenses Incurred

Sustainability Policy Recommendation: Vote case-by-case on shareholder proposals to reimburse proxy solicitation expenses. When supporting the dissidents, vote for the reimbursement of the proxy solicitation expenses.

Terminate the Investment Advisor

Sustainability Policy Recommendation: Vote case-by-case on proposals to terminate the investment advisor, considering the following factors:

▪	Performance of the fund’s Net Asset Value (NAV);
▪	The fund’s history of shareholder relations;
▪	The performance of other funds under the advisor’s management.
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8.	Foreign Private Issuers Listed on U.S. Exchanges

Sustainability Policy Recommendation: Vote against (or withhold from) non-independent director nominees at companies which fail to meet the following criteria: a majority-independent board, and the presence of an audit, a compensation, and a nomination committee, each of which is entirely composed of independent directors.

Where the design and disclosure levels of equity compensation plans are comparable to those seen at U.S. companies, U.S. compensation policy will be used to evaluate the compensation plan proposals. Otherwise, they, and all other voting items, will be evaluated using the relevant regional or market approach under the Sustainability proxy voting guidelines.

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Founded in 1985, Institutional Shareholder Services group of companies (ISS) empowers investors and companies to build for long-term and sustainable growth by providing high-quality data, analytics and insight. ISS, which is majority owned by Deutsche Bourse Group, along with Genstar Capital and ISS management, is a leading provider of corporate governance and responsible investment solutions, market intelligence, fund services, and events and editorial content for institutional investors and corporations, globally. ISS’ 2,600 employees operate worldwide across 29 global locations in 15 countries. Its approximately 3,400 clients include many of the world’s leading institutional investors who rely on ISS’ objective and impartial offerings, as well as public companies focused on ESG and governance risk mitigation as a shareholder value enhancing measure. Clients rely on ISS’ expertise to help them make informed investment decisions. This document and all of the information contained in it, including without limitation all text, data, graphs, and charts (collectively, the “Information”) is the property of Institutional Shareholder Services Inc. (ISS), its subsidiaries, or, in some cases third party suppliers.

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PART C

Other Information

ITEM 28. EXHIBITS

(a)	(1)		Amended and Restated Agreement and Declaration of Trust dated October 13, 2017. (2)

	(2)		Amended Schedule A dated June 15, 2022 to the Amended and Restated Agreement and Declaration of Trust. (8)

	(3)		Amended Schedule A dated December 13, 2023 to the Amended and Restated Agreement and Declaration of Trust. (12)

(b)			By-Laws dated March 10, 2016. (1)

(c)			Not applicable.

(d)	(1)	(i)	Master Investment Advisory Contract, dated June 24, 2016, between HSBC Funds and HSBC Global Asset Management (USA) Inc. (1)

	(1)	(ii)	Investment Advisory Contract Supplement, dated June 24, 2016, regarding HSBC U.S. Treasury Money Market Fund. (1)

	(1)	(iii)	Investment Advisory Contract Supplement, dated June 24, 2016, regarding HSBC U.S. Government Money Market Fund. (1)

	(1)	(iv)	Investment Advisory Contract Supplement, dated June 24, 2016, regarding HSBC Radiant U.S. Smaller Companies Portfolio. (1)

	(2)		Sub-Advisory Agreement, effective June 28, 2022, between HSBC Global Asset Management (USA) Inc. and Radiant Global Investors LLC regarding HSBC Radiant U.S. Smaller Companies Portfolio. (8)

(e)	(1)		Form of Selling Agreement. (1)

	(2)		Form of Dealer Agreement. (1)

	(3)		Distribution Agreement, dated May 31, 2017, between HSBC Funds and Foreside Distribution Services, L.P. (2)

	(4)		First Amendment to the Distribution Agreement, dated June 7, 2018, between HSBC Funds and Foreside Distribution Services, L.P. (3)

	(5)		Third Amendment to the Distribution Agreement, dated March 24, 2021, between HSBC Funds and Foreside Distribution Services, L.P. (5)

	(6)		Novation to the Distribution Agreement, dated September 30, 2021, between HSBC Funds and Foreside Distribution Services, L.P. (6)

(f)			Not applicable.
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(g)		Master Services Agreement, effective November 7, 2022, between State Street Bank and Trust Company and HSBC Funds. (9)

(h)	(1)	Operational Support Services Agreement, dated December 13, 2023, between HSBC Global Asset Management (USA) Inc. and HSBC Funds on behalf of HSBC U.S. Government Money Market Fund, and HSBC U.S. Treasury Money Market Fund. (12)

	(2)	Expense Limitation Agreement effective February 28, 2025, between HSBC Global Asset Management (USA) Inc. and HSBC Funds.(13)

	(3)	Amended and Restated Administration Services Agreement, effective November 7, 2022, between HSBC Global Asset Management (USA) Inc. and HSBC Funds. (9)

	(4)	Transfer Agency and Service Agreement, effective November 7, 2022, between State Street Bank and Trust Company and HSBC Funds. (9)

	(5)	Amended and Restated Fund PFO/Treasurer, CCO, Secretary and AMLO Agreement, effective April 1, 2024, between Foreside Fund Officer Services, LLC and HSBC Funds. (13)

(i)		Opinion and Consent of Counsel. (13)

(j)	(1)	Power of Attorney. (10)

	(2)	Power of Attorney. (12)

	(3)	Consent of Independent Registered Public Accounting Firm. (14)

(k)		Not applicable.

(l)		Not applicable.

(m)	(1)	Master Distribution Plan relating to Class A Shares, dated March 27, 2024 (Money Market Funds). (13)

	(2)	Master Distribution Plan relating to Class A Shares, dated March 27, 2024 (Non-Money Market Funds). (13)

(n)		Multiple Class Plan, dated March 27, 2024. (13)

(p)	(1)	Code of Ethics for HSBC Funds. (3)

	(2)	Code of Ethics for HSBC Global Asset Management (USA) Inc. (13)

	(3)	Code of Ethics for Radiant Global Investors LLC. (13)

	(4)	Code of Ethics for Foreside Fund Officer Services, LLC (13)

*     *     *     *     *     *     *     *     *     *     *     *

(1)	Incorporated herein by reference from post-effective amendment No. 214 to the Registration Statement as filed with the SEC on June 27, 2016.
(2)	Incorporated herein by reference from post-effective amendment No. 227 to the Registration Statement as filed with the SEC on February 28, 2018.
(3)	Incorporated herein by reference from post-effective amendment No. 230 to the Registration Statement as filed with the SEC on January 31, 2019.
2

(4)	Incorporated herein by reference from post-effective amendment No. 243 to the Registration Statement as filed with the SEC on December 20, 2019.
(5)	Incorporated herein by reference from post-effective amendment No. 284 to the Registration Statement as filed with the SEC on August 13, 2021.
(6)	Incorporated herein by reference from post-effective amendment No. 285 to the Registration Statement as filed with the SEC on February 28, 2022.
(7)	Incorporated herein by reference from post-effective amendment No. 286 to the Registration Statement as filed with the SEC on April 29, 2022.
(8)	Incorporated herein by reference from post-effective amendment No. 287 to the Registration Statement as filed with the SEC on June 28, 2022.
(9)	Incorporated herein by reference from post-effective amendment No. 291 to the Registration Statement as filed with the SEC on November 30, 2022.
(10)	Incorporated herein by reference from post-effective amendment No. 292 to the Registration Statement as filed with the SEC on December 29, 2022.
(11)	Incorporated herein by reference from post-effective amendment No. 293 to the Registration Statement as filed with the SEC on January 26, 2023.
(12)	Incorporated herein by reference from post-effective amendment No. 296 to the Registration Statement as filed with the SEC on February 28, 2024.
(13)	Incorporated herein by reference from post-effective amendment No. 297 to the Registration Statement as filed with the SEC on February 28, 2025.
(14)	Filed herewith.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not applicable.

ITEM 30. INDEMNIFICATION

Article VII, Section 7.5 of the Registrant's Amended and Restated Agreement and Declaration of Trust provides for the indemnification of the trustees, officers, employees, agents and other controlling persons of the Registrant. The Amended and Restated Agreement and Declaration of Trust is incorporated by reference as Exhibit (a)(1).

Section 17(h) of the Investment Company Act of 1940 provides that no instrument pursuant to which Registrant is organized or administered shall contain any provision which protects or purports to protect any trustee or officer of Registrant against any liability to Registrant or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

Pursuant to the Distribution Agreement, Foreside Distribution Services, L.P. agrees to indemnify the Registrant, its officers, trustees, employees, and any person who controls the Trust (within the meaning of Section 15 of the Securities Act of 1933) against certain liabilities. A copy of the Registrant's Distribution Agreement is incorporated by reference as Exhibit (e)(3).

The Registrant may be party to other agreements that include indemnification, or substantially similar, provisions for the benefit of the Registrant's trustees, officers, employees and any person who controls the Trust.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Registrant's organizational instruments or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, is unenforceable.

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ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS

HSBC Global Asset Management (USA) Inc., 452 Fifth Avenue, New York, New York 10018, serves as investment adviser (“Adviser”) and is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. Information as to the directors and officers of the Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-69413) filed under the Investment Advisers Act of 1940, as amended, and is incorporated by reference thereto.

Information as to the directors and officers of Radiant Global Investors LLC (“Radiant”) together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Radiant in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-123268) filed under the Investment Advisers Act of 1940, as amended, and is incorporated by reference thereto.

ITEM 32. PRINCIPAL UNDERWRITER

(a) Foreside Distribution Services, L.P. (the “Distributor”) serves as principal underwriter for the following investment companies registered under the Investment Company Act of 1940, as amended:

1.	HSBC Funds

(b) The following are the Officers of the Distributor, the Registrant’s underwriter. The Distributor’s main business address is Three Canal Plaza, Suite 100, Portland, Maine 04101.

Name	Address	Position with Underwriter	Position with Registrant

Teresa Cowan	111 E. Kilbourn Ave, Suite 2200, Milwaukee, WI 53202	President	None

Chris Lanza	Three Canal Plaza, Suite 100, Portland, ME 04101	Vice President	None

Kate Macchia	Three Canal Plaza, Suite 100, Portland, ME 04101	Vice President	None

Jennifer A. Brunner	111 E. Kilbourn Ave, Suite 2200, Milwaukee, WI 53202	Vice President and Chief Compliance Officer	None

Kelly B. Whetstone	Three Canal Plaza, Suite 100, Portland, ME 04101	Secretary	None

Susan L. LaFond	111 E. Kilbourn Ave, Suite 2200, Milwaukee, WI 53202	Treasurer	None

Weston Sommers	Three Canal Plaza, Suite 100, Portland, ME 04101	Financial and Operations Principal and Chief Financial Officer	None

(c) Not applicable.

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ITEM 33. LOCATION OF ACCOUNTS AND RECORDS

The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of: HSBC Global Asset Management (USA) Inc., 452 Fifth Avenue, New York, New York 10018; Radiant Global Investors LLC, 21 Orinda Way, Suite C-546, Orinda, CA 94563; SS&C Global Investor and Distribution Solutions, Inc., 2000 Crown Colony Drive, Quincy, MA 02169; State Street Bank and Trust Company, One Congress St., Boston, MA 02114; Foreside Fund Officer Services, LLC, Three Canal Plaza, Suite 100, Portland, ME 04101.

ITEM 34. MANAGEMENT SERVICES

Not applicable.

ITEM 35. UNDERTAKINGS

None.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, HSBC Funds has duly caused this amendment to its registration statement on Form N-1A (File No. 811-04782) to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and State of New York on the 28th day of February, 2025.

HSBC FUNDS

By:	/s/ Stefano R. Michelagnoli
Stefano R. Michelagnoli*
President
*/s/ Brenden Carroll
Brenden Carroll

* Brenden Carroll, as attorney-in-fact, on behalf of Stefano R. Michelagnoli pursuant to a power of attorney incorporated herein by reference to Exhibit (j)(1) in post-effective amendment No. 292 to the Registration Statement as filed with the SEC on December 29, 2022.

CERTIFICATE

The undersigned Secretary for HSBC Funds (the “Trust”) hereby certifies that the Board of Trustees of the Trust duly adopted the following resolution at a meeting of the Board held on December 14, 2022.

RESOLVED, that the Trustees and officers of the Trust who may be required to execute any amendments to the Trust’s Registration Statements be, and each hereby is, authorized to execute a power of attorney appointing Brenden Carroll, Devon Roberson and Elise Kletz, jointly and severally, their attorneys-in-fact, each with power of substitution, for said Trustees and officers in any and all capacities to sign the Registration Statements under the Securities Act of 1933 and the 1940 Act of the Trust and any and all amendments to such Registration Statements, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, the Trustees and officers hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or may have caused to be done by virtue hereof.

Dated: February 28, 2025

/s/ Charles Booth

Charles Booth,

Secretary

EXHIBITS

(j)(3)	Consent of Independent Registered Public Accounting Firm.